                                                                    EXHIBIT 10.8


                        HEALTHCHOICES SOUTHEAST AGREEMENT
                            EFFECTIVE OCTOBER 1, 2001

                                TABLE OF CONTENTS

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
SECTION I:  INCORPORATION OF DOCUMENTS..............................................................................1

         A.       Operative Documents...............................................................................1

SECTION II:  DEFINITIONS............................................................................................1

AGREEMENT AND RFP ACRONYMS:........................................................................................21

SECTION III:  RELATIONSHIP OF PARTIES..............................................................................24

         A.       Basic Relationship...............................................................................24
         B.       Nature of Contract...............................................................................24

SECTION IV:  APPLICABLE LAWS AND REGULATIONS.......................................................................24

         A.       Certification and Licensing......................................................................24
         B.       Specific to MA Program...........................................................................25
         C.       General Laws and Regulations.....................................................................25
         D.       Limitation on the Department's Obligations.......................................................26

SECTION V:  PROGRAM REQUIREMENTS...................................................................................26

         A.       In-Plan Services.................................................................................26
                  1.    Amount, Duration and Scope.................................................................26
                  2.    Program Exceptions.........................................................................27
                  3.    Expanded Benefits..........................................................................27
                  4.    Referrals..................................................................................28
                  5.    Self Referral/Direct Access................................................................28
                  6.    Behavioral Health Services.................................................................29
                  7.    Pharmacy Services..........................................................................29
                  8.    EPSDT Services.............................................................................33
                  9.    Emergency Room (ER) Services...............................................................33
                  10.    Post-Stabilization Services...............................................................34
                  11.    Examinations to Determine Abuse or Neglect................................................34
                  12.    Hospice Services..........................................................................35
                  13.    Organ Transplants.........................................................................35
                  14.    Transportation............................................................................35
                  15.    Waiver Services/State Plan Amendments.....................................................36
                  16.    Nursing Facility Services.................................................................37
         B.       Prior Authorization of Services..................................................................38
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
                  1.    General Prior Authorization Requirements...................................................38
                  2.    Prior Authorization for Outpatient Prescription Drugs......................................39
         C.       Continuity of Care...............................................................................41
         D.       Coordination of Care.............................................................................41
                  1.    Nursing Facility Care......................................................................41
                  2.    Special Services...........................................................................42
                  3.    Out-of-Plan Services.......................................................................42
                  4.    Coordination of Care/Letters of Agreement..................................................43
                  5.    PH-MCO and BH-MCO Coordination.............................................................44
         E.       Contractor Responsibility for Reportable Conditions..............................................45
         F.       Member Enrollment and Disenrollment..............................................................45
                  1.    General....................................................................................45
                  2.    Contractor Outreach Materials..............................................................46
                  3.    Contractor Outreach Activities.............................................................47
                  4.    Alternative Language Requirement...........................................................50
                  5.    Contractor Enrollment Procedures...........................................................50
                  6.    Enrollment of Newborns.....................................................................51
                  7.    Transitioning Members Between PH-MCOs......................................................51
                  8.    Change in Status...........................................................................51
                  9.    Monthly Membership.........................................................................52
                  10.    Enrollment and Disenrollment Updates......................................................52
                  11.    Services for New Members..................................................................53
                  12.    New Member Orientation....................................................................54
                  13.    Eligibility Verification System (EVS).....................................................54
                  14.    Contractor Identification Cards...........................................................55
                  15.    Member Handbook...........................................................................55
                  16.    Provider Directories......................................................................56
                  17.    Member Disenrollment......................................................................57
         G.       Member Services..................................................................................57
                  1.    General....................................................................................57
                  2.    Contractor Internal Member Dedicated Hotline...............................................57
                  3.    Education and Outreach Health Education Advisory Committee.................................58
                  4.    Informational Materials....................................................................59
                  5.    Member Encounter Listings..................................................................60
         H.       Additional Addressee.............................................................................61
         I.       Member Complaint, Grievance and DPW Fair Hearing Process.........................................61
                  1.    Member Complaint, Grievance and DPW Fair Hearing Process...................................61
                  2.    DPW Fair Hearing Process for Members.......................................................62
         J.       Clinical Sentinel................................................................................63
         K.       Provider Dispute Resolution System...............................................................63
         L.       Certification of Authority.......................................................................64
         M.       Executive Management.............................................................................64
         N.       Other Administrative Components..................................................................66
         O.       Administration...................................................................................67
                  1.    Responsibility to Employ MA Consumers......................................................68
                  2.    Recipient Restriction Program..............................................................68
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                                                                              ii

                  3.    Contracts and Subcontracts.................................................................68
                  4.    Lobbying Disclosure........................................................................69
                  5.    Records Retention..........................................................................69
                  6.    Fraud and Abuse............................................................................70
                  7.    Information Systems and Encounter Data.....................................................72
                  8.    Department Access and Availability.........................................................74
         P.       Special Needs Unit (SNU).........................................................................74
                  1.    Establishment of Special Needs Unit........................................................74
                  2.    Special Needs Coordinator..................................................................76
                  3.    Responsibilities of Special Needs Unit Staff...............................................76
         Q.       Assignment of PCPs...............................................................................76
         R.       Provider Services................................................................................78
                  1.    Provider Manual............................................................................79
                  2.    Provider Education.........................................................................79
         S.       Provider Network/Services Access.................................................................80
                  1.    Network Composition........................................................................80
                  2.    Provider Agreements........................................................................85
                  3.    Cultural Competence........................................................................88
                  4.    Primary Care Practitioner (PCP) Responsibilities...........................................88
                  5.    Specialists as PCPs........................................................................89
                  6.    Any Willing Pharmacy.......................................................................90
                  7.    Hospital Related Party.....................................................................90
                  8.    Mainstreaming..............................................................................90
                  9.    Network Changes............................................................................91
                  10.    Other Provider Enrollment Standards.......................................................92
                  11.    Twenty-Four Hour Coverage.................................................................93
                  12.    Appointment Standards.....................................................................93
                  13.    Policies and Procedures for Appointment Standards.........................................96
                  14.    Compliance With Access Standards..........................................................96
         T.       QM and UM Program Requirements...................................................................97
                  1.    Overview...................................................................................97
                  2.    General....................................................................................97
                  3.    Additional Utilization Management Program Requirements.....................................98
                  4.    Healthplan Employer Data Information Set (HEDIS)...........................................99
                  5.    External Quality Review (EQR)..............................................................99
                  6.    QM/UM Program Reporting Requirements......................................................100
                  7.    Collaboration Between Contractor QM and UM Departments and Special Needs Units............101
                  8.    Delegated Quality Management and Utilization Management Functions.........................101
                  9.    Consumer Involvement in the Quality Management and Utilization Management Programs........101
                  10.    Confidentiality..........................................................................101
                  11.    Department Oversight.....................................................................102

SECTION VI:  PROGRAM OUTCOMES AND DELIVERABLES....................................................................102
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                                                                             iii


SECTION VII:  FINANCIAL REQUIREMENTS..............................................................................103

         A.       Financial Standards.............................................................................103
                  1.    Risk Protection Reinsurance for High Cost Cases...........................................103
                  2.    Equity Requirements and Insolvency Protection.............................................104
                  3.    Secondary Liability.......................................................................105
                  4.    Limitation of Liability...................................................................106
                  5.    Medical Cost Accruals.....................................................................106
                  6.    Claims Processing and MIS.................................................................106
                  7.    DSH/GME Payment for Disproportionate Share Hospitals (DSH)/ Graduate Medical
                        Education (GME)...........................................................................107
                  8.    Member Liability..........................................................................107
         B.       Commonwealth Capitation Payments................................................................107
                  1.    Payments For In-Plan Services.............................................................107
                  2.    Maternity Care Payment....................................................................110
                  3.    Program Changes...........................................................................111
         C.       HIV/AIDS Risk Pool..............................................................................111
         D.       Claims Processing Standards, Monthly Report and Penalties.......................................111
                  1.    Timeliness Standards......................................................................111
                  2.    Sanctions.................................................................................113
                  3.    Physician Incentive Arrangements..........................................................115
                  4.    Retroactive Eligibility Period............................................................117
                  5.    In-Network Services.......................................................................117
                  6.    Payments for Out-of-Network Providers.....................................................117
                  7.    Payments to FQHCs and Rural Health Centers (RHCs).........................................118
                  8.    Liability During an Active Grievance or Appeal............................................118
                  9.    Financial Responsibility for Dual Eligibles...............................................118
                  10.    Third Party Liability (TPL)..............................................................119
                  11.    Health Insurance Premium Payment (HIPP) Program..........................................122
                  12.    Requests for Additional Data.............................................................122
                  13.    Accessibility to TPL Data................................................................123
                  14.    Damage Liability.........................................................................123
                  15.    Estate Recovery..........................................................................123
                  16.    Audits...................................................................................123
                  17.    Restitution..............................................................................123

SECTION VIII:  REPORTING REQUIREMENTS.............................................................................124

         A.       General.........................................................................................124
         B.       Systems Reports.................................................................................124
                  1.    Encounter Data and Subcapitation Data Reports.............................................124
                  2.    Federalizing GA Data Reporting............................................................127
                  3.    Third Party Resource Identification.......................................................127
         C.       Operations Reports..............................................................................128
                  1.    Continuous Quality Improvement............................................................128
                  2.    Federal Waiver Reporting Requirements.....................................................128
                  3.    Complaint, Grievance and DPW Fair Hearing Data............................................128
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                                                                              iv


                  4.    EPSDT Reports.............................................................................129
                  5.    Healthy Beginnings Plus Reporting.........................................................129
                  6.    Member Hotline Activities Report..........................................................130
                  7.    Fraud and Abuse...........................................................................130
                  8.    Provider Network..........................................................................130
                  9.    Provider Dispute Resolution System........................................................130
                  10.    Reports Submission Schedule..............................................................130
                  11.    HEDIS including CAHPS....................................................................131
                  12.    SERB.....................................................................................131
         D.       Financial Reports...............................................................................131
         E.       Equity..........................................................................................131
         F.       Claims Processing Reports.......................................................................132
         G.       Presentation of Findings........................................................................132
         H.       Reference Information...........................................................................132
         I.       Sanctions.......................................................................................133
         J.       Non-Duplication of Financial Penalties..........................................................134

SECTION IX:  REPRESENTATIONS AND WARRANTIES OF THE CONTRACTOR.....................................................134

         A.       Accuracy of Proposal............................................................................135
         B.       Disclosure of Interests.........................................................................135
         C.       Disclosure of Change in Circumstances...........................................................135
         D.       SERB Commitment.................................................................................136

SECTION X:  DURATION OF AGREEMENT AND RENEWAL.....................................................................136

         A.       Initial Term....................................................................................136
         B.       Renewal.........................................................................................137

SECTION XI:  TERMINATION AND DEFAULT..............................................................................137

         A.       Termination by the Department...................................................................137
                  1.    Termination for Convenience Upon Notice...................................................137
                  2.    Termination for Cause.....................................................................137
                  3.    Termination Due to Unavailability of Funds/Approvals......................................138
         B.       Termination by the Contractor...................................................................138
         C.       Responsibilities of the Contractor Upon Termination.............................................139
                  1.    Continuing Obligations....................................................................139
                  2.    Notice to Members.........................................................................139
                  3.    Submission of Invoices....................................................................139
                  4.    Failure to Perform........................................................................139
         D.       Transition at Expiration and/or Termination of Agreement........................................140

SECTION XII:  RECORDS.............................................................................................141

         A.       Financial Records Retention.....................................................................141
         B.       Operational Data Reports........................................................................142
         C.       Medical Records Retention.......................................................................142
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                                                                               v

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
         D.       REVIEW OF RECORDS...............................................................................142

SECTION XIII:  SUBCONTRACTUAL RELATIONSHIPS.......................................................................143

         A.       Compliance with Program Standards...............................................................143
         B.       Consistency with Policy Statements..............................................................144

SECTION XIV:  CONFIDENTIALITY.....................................................................................144


SECTION XV:  INDEMNIFICATION AND INSURANCE........................................................................145

         A.       Indemnification.................................................................................146
         B.       Insurance.......................................................................................146

SECTION XVI:  DISPUTES............................................................................................146


SECTION XVII:  FORCE MAJEURE......................................................................................147


SECTION XVIII:  GENERAL...........................................................................................148

         A.       Suspension From Other Programs..................................................................148
         B.       Rights of the Department and the Contractor.....................................................148
         C.       Waiver..........................................................................................148
         D.       Invalid Provisions..............................................................................148
         E.       Governing Law...................................................................................148
         F.       Expansion of the Zone...........................................................................149
         G.       Notice..........................................................................................149
         H.       Counterparts....................................................................................149
         I.       Headings........................................................................................150
         J.       Assignment......................................................................................150
         K.       No Third Party Beneficiaries....................................................................150
         L.       News Releases...................................................................................150
         M.       Entire Agreement: Modification..................................................................150

                                   APPENDICES

1--------HealthChoices RFP
2--------Proposal
3--------Capitated Rates
4--------Contractor Information
5--------Contractor SERB Committment


                               AGREEMENT EXHIBITS

A--------General Guidelines for Managed Care Regulatory Review
B--------HCFA Waiver Approval Letter
C--------HealthChoices Proposers' Library
D--------Standard Contract Terms and Conditions for Services
E--------DPW Addendum to Standard Contract Terms and Conditions
F--------Family Planning Services Procedures
G--------Drug Formulary Guidelines
H--------Prior Authorization Guidelines for Participating Managed Care
         Organizations
I--------Drug Utilization Review Guidelines
J--------EPSDT Guidelines
K--------Emergency Room Services
L--------Medical Assistance Transportation Program
M--------Reserved -- See M(1)
M(1)-----Quality Management and Utilization Management Program Requirements M(2)-----External Quality Review
M(3)-----Quality Management/Utilization Management Deliverables
M(4)-----Health Plan Employer Data Information Set (HEDIS)
N--------Denial Notices
O--------Description of Special Services
P--------Out-of-Plan Services
Q--------Sample Model Agreement
R--------Coordination with BH-MCOs
S--------Written Agreements Between PH-MCO and Service Providers
T--------PH/BH Provider Agreements
U--------Behavioral Health Services
V--------Requirements Covering Medications Prescribed by PH-MCOs
W--------PH-MCO Guidelines for Outreach Materials
X--------HealthChoices PH-MCO Guidelines for Advertising, Sponsorships, and
         Outreach
Y--------Managed Care Enrollment/Disenrollment Dating Rules
Z--------Automatic Assignment
AA-------Category/Program Status Coverage Chart
BB-------HealthChoices PH-MCO Recipient Coverage Document
CC-------Data Support for PH-MCOs
DD-------HealthChoices PH-MCO Member Handbook
EE-------Automated Provider Directory File Layout

FF-------PCP, Dentists, Specialists, and Providers of Ancillary Services
         Directories
GG-------Complaints, Grievances, and Fair Hearing Process
HH-------Contractor's Responsibility to Employ MA Consumers
II-------Required Contract Terms for Providers and Administrative Subcontractors JJ-------Lobbying Certification and Disclosure of Lobbying Activities KK-------Standardized Referral Process To The Department
LL-------Guidelines for Sanctions Regarding Fraud and Abuse
MM-------Management Information System and System Performance Review Standards NN-------Special Needs Unit
OO-------Coordination of Care Entities
PP-------Provider Manuals
QQ-------Federally Qualified Health Centers and Rural Health Clinics
RR------- Reserved
SS-------Reserved
TT-------Reserved -- See M(2)
UU-------Reserved -- See M(3)
VV-------HIV/AIDS Risk Pool
WW-------HealthChoices Audit Clause
XX-------Encounter and Subcapitation Data Penalty Occurrences
YY-------MCO Obstetrical Reporting Form
ZZ-------Reserved -- See M(4)
AAA------Managed Care Contract Monitoring Manual - Internal Operations

Copies of Appendices and Agreement Exhibits are available by request from the Commonwealth of Pennsylvania Department of Public Welfare

SECTION I: INCORPORATION OF DOCUMENTS

        A.      OPERATIVE DOCUMENTS

                The RFP, a copy of which is attached hereto as Appendix 1, and the Proposal, a copy of which is attached hereto as Appendix 2, are incorporated herein and are made a part of this Agreement. With regard to the governance of such documents, it is agreed that:

                1. In the event that any of the terms of this Agreement conflict with, are inconsistent with, or are in addition to the terms of the RFP, the terms of this Agreement shall govern;

                2. In the event that any of the terms of this Agreement conflict with, are inconsistent with, or are in addition to the terms of the Proposal, the terms of this Agreement shall govern;

                3. In the event that any of the terms of the RFP conflict with, are inconsistent with, or are in addition to the terms of the Proposal, the terms of the RFP shall govern.

SECTION II: DEFINITIONS

        ABUSE -- Any Provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the MA Program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards or contractual obligations (including the terms of the RFP, Agreement, and the requirements of state or federal regulations) for health care in a managed care setting. The abuse can be committed by the Contractor, subcontractor, Provider, State employee, or a Member, among others. Abuse also includes enrollee practices that result in unnecessary cost to the MA Program, the Contractor, a subcontractor, or Provider.

        ACCESS CARD -- Medical Assistance Identification (MAID) card. The individual card issued to enrolled consumers in the MA Program.

        ACCESS PROGRAM -- A system used by school districts, intermediate units, state-owned schools or approved private schools to bill Medicaid for services for special education students who are enrolled in the MA Program.

        ADJUDICATED CLAIM -- A Claim that has been processed to payment or denial.

        AFFILIATE -- Any individual, corporation, partnership, joint venture, trust, unincorporated organization or association, or other similar organization (hereinafter "Person"), controlling, controlled by or under common control with the Contractor or its parent(s), whether such common control be direct or indirect. Without limitation, all officers, or persons, holding five percent (5%) or more of the outstanding ownership interests of Contractor or its parent(s), directors or subsidiaries of Contractor or parent(s) shall be presumed to be affiliates for purposes of the RFP and Agreement. For purposes of this definition, "control" means the possession, directly or indirectly, of the power (whether or not exercised) to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, other ownership interests, or by contract or otherwise including but not limited to the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

        ALTERNATE PAYMENT NAME -- The person to whom benefits are issued on behalf of an MA Consumer.

        AMENDED CLAIM -- A Provider request to adjust the payment of a previously adjudicated Claim. A Provider appeal is not an amended Claim.

        AREA AGENCY ON AGING (AAA) -- The single local agency designated by the Pennsylvania Department of Aging within each planning and service area to administer the delivery of a comprehensive and coordinated plan of social and other services and activities.

        BEHAVIORAL HEALTH MANAGED CARE ORGANIZATION (BH-MCO) -- An entity, operated by county government or licensed by the Commonwealth as a risk-bearing Health Maintenance Organization (HMO) or Preferred Provider Organization (PPO), which manages the purchase and provision of behavioral health services under a contract with the Department.

        BEHAVIORAL HEALTH REHABILITATION SERVICES FOR CHILDREN AND ADOLESCENTS (FORMERLY EPSDT "WRAPAROUND") -- Individualized, therapeutic mental health, substance abuse or behavioral interventions/services developed and recommended by an interagency team and prescribed by a physician or licensed psychologist.

        BEHAVIORAL HEALTH (BH) SERVICES -- Mental health and/or drug and alcohol services which are provided by the BH-MCO.

        BUSINESS DAYS -- A business day includes Monday through Friday except for those days recognized as federal holidays and/or Pennsylvania State holidays.

        CAPITATION -- A fee the Department pays periodically to a Contractor for each MA Consumer enrolled under a contract for the provision of medical services, whether or not the MA Consumer receives the services during the period covered by the fee.

        CASE MANAGEMENT SERVICES -- Services which will assist individuals in gaining access to necessary medical, social, educational and other services.

        CASE PAYMENT NAME -- The person in whose name benefits are issued.

        CERTIFICATE OF AUTHORITY -- A document issued jointly by the Departments of Health and Insurance authorizing a corporation to establish, maintain and operate an HMO in Pennsylvania.

        CERTIFIED NURSE MIDWIFE -- An individual licensed under the laws within the scope of Chapter 6 of Professions & Occupations, 63 P.S. 171-176.

        CERTIFIED REGISTERED NURSE PRACTITIONER (CRNP) -- A registered nurse licensed in the Commonwealth of Pennsylvania who is certified by the boards in a particular clinical specialty area and who, while functioning in the expanded role as a professional nurse, performs acts of medical diagnosis or prescription of medical therapeutic or corrective measures in collaboration with and under the direction of a physician licensed to practice medicine in Pennsylvania.

        CHILDREN IN SUBSTITUTE CARE -- Children who have been adjudicated dependent or delinquent and who are in the legal custody of a public agency and/or under the jurisdiction of the juvenile court and are living outside their homes, in any of the following settings: shelter homes, foster homes, group homes, supervised independent living, and Residential Treatment Facilities for Children (RTFs).

        CLAIM -- A bill from a provider of a medical service or product that is assigned a unique identifier (i.e. Claim reference number). A Claim does not include an encounter form for which no payment is made or only a nominal payment is made.

        CLEAN CLAIM -- A Claim that can be processed without obtaining additional information from the provider of the service or from a third party. A Clean Claim includes a Claim with errors originating in the Contractor's Claims system. Claims under investigation for fraud or abuse or under review to determine if they are Medically Necessary are not Clean Claims.

        CLIENT INFORMATION SYSTEM (CIS) -- The Department's database of MA Consumers. The data base contains demographic and eligibility information for all MA Consumers.

        COMPLAINT -- A dispute or objection regarding a participating health care provider or the coverage, operations, or management policies of a managed care plan, which has not been resolved by the managed care plan and has been filed with the plan or with the Department of Health or the Insurance Department of the Commonwealth. The term does not include a Grievance.

        CONCURRENT REVIEW -- A review conducted by the Contractor during a course of treatment to determine whether the prescribed services should continue in amount, duration and scope or whether a modification is necessary.

        CONTRACTOR -- A successful proposer or its successor approved by the Department.

        COUNTY ASSISTANCE OFFICE (CAO) -- The county offices of the Department that administer all benefit programs, including MA, on the local level. Department staff in these offices perform necessary functions such as determining and maintaining MA Consumer eligibility.

        CULTURAL COMPETENCY -- The ability of individuals, as reflected in personal and organizational responsiveness, to understand the social, linguistic, moral, intellectual and behavioral characteristics of a community or population, and translate this understanding systematically to enhance the effectiveness of healthcare delivery to diverse populations.

        DAILY MEMBERSHIP FILE - An electronic file generated by the Department using CIS on a daily basis, exclusive of weekends and Pennsylvania state holidays, that is transmitted to the Contractor. The Daily Membership File contains information on changes made to MA Consumer records on CIS, and may include retroactive, current or prospective MA eligibility, and PH-MCO coverage information.

        DELIVERABLES -- Those documents, records and reports required to be furnished to the Department for review and/or approval pursuant to the terms of the RFP and this Agreement.

        DENIAL OF SERVICES -- Any determination made by the Contractor in response to a Provider's request for approval to provide MA covered services of a specific duration and scope which: disapproves the request completely; approves provision of the requested service(s), but for a lesser scope or duration than requested by the provider; or disapproves provision of the requested service(s), but approves provision of an alternative service(s). An approval of a requested service which includes a requirement for a concurrent review by the Contractor during the authorized period does not constitute a denial of service.

        DENIED CLAIM -- An Adjudicated Claim that does not result in a payment to a Provider.

        DEPARTMENT -- The Department of Public Welfare (DPW) of the Commonwealth of Pennsylvania.

        DEPRIVATION QUALIFYING CODE -- The code specifying the condition which determines an MA Consumer to be eligible in nonfinancial criteria.

        DEVELOPMENTAL DISABILITY -- A severe, chronic disability of an individual that is:

                - Attributable to a mental or physical impairment or combination of mental or physical impairments.

                -       Manifested before the individual attains age twenty-two
                        (22).

                -       Likely to continue indefinitely.

                - Manifested in substantial functional limitations in three or more of the following areas of life activity:
                -       Self care;
                -       Receptive and expressive language;
                -       Learning;
                -       Mobility;
                -       Capacity for independent living; and
                -       Economic self-sufficiency.

                - Reflective of the individual's need for special, interdisciplinary or generic services, supports, or other assistance that is of lifelong or extended duration, except in the cases of infants, toddlers, or preschool children who have substantial developmental delay or specific congenital or acquired conditions with a high probability of resulting in developmental disabilities if services are not provided.

        DISEASE MANAGEMENT -- An integrated treatment approach that includes the collaboration and coordination of patient care delivery systems and that focuses on measurably improving clinical outcomes for a particular medical condition through the use of appropriate clinical resources such as preventive care, treatment guidelines, patient counseling, education and outpatient care; and that includes evaluation of the appropriateness of the scope, setting and level of care in relation to clinical outcomes and cost of a particular condition.

        DPW FAIR HEARING -- A hearing conducted by the Department of Public Welfare, Bureau of Hearings and Appeals or its subcontractor, based on a PH-MCO Member's filing of an appeal from a termination, suspension or a reduction in MA eligibility or MA covered services.

        DRUG EFFICACY STUDY IMPLEMENTATION (DESI) -- Drug products that have been classified as less-than-effective by the Food and Drug Administration (FDA).

        DUAL ELIGIBLES -- An individual who is eligible to receive services through both Medicare and the MA Program (Medicaid).

        EARLY INTERVENTION PROGRAM --The provision of specialized services through family-centered intervention for a child, birth to age three
        (3), who has been determined to have a developmental delay of twenty-five percent (25%) of the child's chronological age or has documented test performance of 1.5 standard deviation below the mean in standardized tests in one or more areas: cognitive development; physical development, including vision and hearing; language and speech development; psycho-social development; or self-help skills or has a diagnosed condition which may result in developmental delay.

        ELIGIBILITY PERIOD -- A period of time during which a consumer is eligible to receive MA benefits. An eligibility period is indicated by the eligibility start and end dates on CIS. A blank eligibility end date signifies an open-ended eligibility period.

        ELIGIBILITY VERIFICATION SYSTEM (EVS) -- An automated system available to Providers and other specified organizations for on-line verification of MA eligibility, prepaid capitation, PH-MCO or BH-MCO enrollment, third party resources, and the applicable benefit package under the MA Fee-for-Service (FFS) Program.

        EMERGENCY MEDICAL CONDITION -- A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in: (a) placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, (b) serious impairment to bodily functions, or (c) serious dysfunction of any bodily organ or part.

        EMERGENCY MEMBER ISSUE -- A problem of a PH-MCO Member (including problems related to whether an individual is a Member), the resolution of which should occur immediately or before the beginning of the next business day in order to prevent a denial or significant delay in care to the Member that could precipitate a Medical Emergency Condition or need for urgent care.

        EMERGENCY SERVICES -- Covered inpatient and outpatient services that:
        (a) are furnished by a Provider that is qualified to furnish such service under Title XIX of the Social Security Act and (b) are needed to evaluate or stabilize an Emergency Medical Condition.

        ENCOUNTER DATA -- Any health care service provided to a PH-MCO Member. Encounters whether reimbursed through capitation, fee-for-service, or another method of compensation must result in the creation and submission of an encounter record to the Department. The information provided on these records represents the encounter data provided by the MCO.

        ENROLLEE -- A person eligible to receive services under the MA Program in the Commonwealth of Pennsylvania and who is mandated to be enrolled in the HealthChoices Program.

        ENROLLMENT -- The process by which a Member's coverage by a PH-MCO is initiated.

        ENROLLMENT SPECIALIST -- The individual responsible to assist MA Consumers with selecting a PH-MCO and PCP as well as providing information regarding physical and behavioral health services and service providers under the HealthChoices Program.

        EPSDT -- Early and Periodic Screening, Diagnosis and Treatment. Items and services which must be made available to persons under the age of twenty-one (21) upon a determination of medical necessity and required by federal law at 42 U.S.C. Section 1396d(r).

        EXPANDED SERVICES -- Any Medically Necessary service,covered under Title XIX of the Social Security Act, 42 U.S.C.A. 1396 et seq., but not included in the State's Medicaid Plan, which is provided to an enrollee.

        EXPEDITED GRIEVANCE -- A process for reviewing and resolving Grievances within forty-eight (48) hours.

        EXPERIMENTAL TREATMENT -- A course of treatment, procedure, device or other medical intervention that is not yet recognized by the professional medical community as an effective, safe and proven treatment for the condition for which it is being used.

        EXTERNAL QUALITY REVIEW (EQR) -- A requirement under Section 1902(a)(30)(C) of Title XIX of the Social Security Act, 42 U.S.C.A. 1396a(a)(30)(C) for states to obtain an independent, external review body to perform an annual review of the quality of services furnished under state contracts with managed care organizations, including the evaluation of quality outcomes, timeliness and access to services.

        FAMILY PLANNING SERVICES -- Services which enable individuals voluntarily to determine family size, to space children and to prevent or reduce the incidence of unplanned pregnancies. They are made available without regard to marital status, age, sex or parenthood.

        FEDERALLY QUALIFIED HEALTH CENTER (FQHC) -- An entity which is receiving a grant as defined under the Social Security Act, 42 U.S.C.A. 1396d(l) or is receiving funding from such a grant under a contract with the recipient of such a grant, and meets the requirements to receive a grant under the above-mentioned sections of the Act.

        FEE-FOR-SERVICE (FFS) -- Payment by the Department to providers on a per-service basis for health care services provided to MA Consumers.

        FORMULARY -- An exclusive list of drug products for which the Contractor will provide coverage to its Members, as approved by the Department.

        FRAUD -- Any type of intentional deception or misrepresentation made by an entity or person with the knowledge that the deception could result in some unauthorized benefit to the entity, him/herself, or some other person in a managed care setting. The fraud can be committed by many entities, including the Contractor, a subcontractor, a Provider, a State employee, or a Member, among others.

        GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) -- A technical term in financial accounting. It encompasses the conventions, rules, and procedures necessary to define accepted accounting practice at a particular time.

        GOVERNMENT LIAISON -- The Department's primary point of contact within the PH-MCO. This individual acts as the day to day manager of contractual and operational issues and works within PH-MCO and with DPW to facilitate compliance, solve problems, and implement corrective action. The Government Liaison negotiates internal plan, policy and operational issues.

        GRIEVANCE -- A request by an enrollee or a health care provider, with written consent of the enrollee, to have the managed care plan or utilization review entity reconsider a decision solely concerning medical necessity and appropriateness of health care services. If the managed care plan is unable to resolve the matter, a Grievance may be filed regarding a decision that: (1) disapproves full or partial payment for requested health care services; (2) approves a provision of a requested health care service for a lesser scope or duration than requested; or (3) disapproves payment for provisions of a requested health care service but approves payment for provision of an alternative health care service. The term does not include a Complaint.

        HEALTH CARE FINANCING ADMINISTRATION (HCFA) -- The federal agency within the Department of Health and Human Services responsible for oversight of MA programs.

        HEALTH CARE PROFESSIONAL -- A physician or other health care provider/practitioner whose professional services are covered and provided for under the professional scope of practice, and are included under the contract for the services of the professional. This term includes, but is not limited to: podiatrist, optometrist, chiropractor, psychologist, dentist, pharmacist, physician assistant, physical or occupational therapist and therapy assistant, speech-language pathologist, audiologist, registered or licensed practical nurse

        (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse-midwife), licensed certified social worker, registered respiratory therapist and certified respiratory therapy technician.

        HEALTH MAINTENANCE ORGANIZATION (HMO) -- A Commonwealth licensed risk-bearing entity which combines delivery and financing of health care and which provides basic health services to enrolled Members for a fixed, prepaid fee.

        HEALTHCHOICES DISENROLLMENT -- Action taken by the Department to remove a Member's name from the monthly Enrollment Report following the Department's receipt of a determination that the Member is no longer eligible for enrollment in HealthChoices.

        HEALTHCHOICES SOUTHEAST (HC-SE) PROGRAM -- The mandatory Medical Assistance managed care program in Bucks, Chester, Delaware, Montgomery and Philadelphia counties.

        HEALTHCHOICES PROPOSERS' LIBRARY -- A collection of reference documents and materials, relevant to the HealthChoices Program, available for use by proposers.

        HEALTHCHOICES PROGRAM -- The name of Pennsylvania's 1915(b) waiver program to provide mandatory managed health care to MA Consumers.

        HIV/AIDS WAIVER PROGRAM -- A home and community based waiver that provides for expanded services to MA Consumers who are diagnosed with Acquired Immunodeficiency Syndrome (AIDS) or symptomatic Human Immunodeficiency Virus (HIV) as a cost-effective alternative to inpatient care.

        HOME AND COMMUNITY WAIVER PROGRAM -- Necessary and cost effective services, not otherwise furnished under the State's Medicaid Plan, or services already furnished under the State's Medicaid Plan but in expanded amount, duration, or scope which are furnished to an individual in his/her home or community in order to prevent institutionalization. Such services must be authorized under the provisions of Section 1915(c) of P.L. 74-271, as amended, and codified at 42 U.S.C. 1396n.

        IMMEDIATE NEED -- A situation in which, in the professional judgment of the dispensing registered pharmacist and/or prescriber, the dispensing of the drug at the time when the prescription is presented is necessary to reduce or prevent the occurrence or persistence of a serious adverse health condition.

        INDEPENDENT ENROLLMENT ASSISTANCE PROGRAM (IEAP) -- The program that provides enrollment specialists to assist MA Consumers in selecting the PH-MCO and Primary Care Practitioner (PCP) and obtaining information regarding HealthChoices physical and behavioral health services and service providers.

        IN-PLAN SERVICES -- Services which are the payment responsibility of the Contractor under the HealthChoices Program.

        INQUIRY -- Any Member's request for administrative service, information or to express an opinion.

        INTERAGENCY TEAM FOR ADULTS -- A multi-system planning team consisting of the individual, family member(s), legal guardian, advocate(s), county mental health/mental retardation and/or drug and alcohol case manager(s), PCP, treating specialist(s), residential and/or day service provider(s) and any other participant(s) necessary and appropriate to assess the needs and strengths of the individual, formulate treatment and service goals, approaches and methods, recommend and monitor services and develop discharge plans. Representation on the team is based on expertise necessary to determine and meet each individual's needs and, therefore, is developed on a case-by-case basis.

        INTERAGENCY TEAM FOR INDIVIDUALS UNDER THE AGE OF TWENTY-ONE (21) -- A multi-system planning team comprised of the child, when appropriate, at least one (1) accountable family member, a representative of the County Mental Health and/or Drug and Alcohol Program, the case manager, the prescribing physician or psychologist, and as applicable, the County Children and Youth, Juvenile Probation, Mental Retardation, and Drug and Alcohol agencies, a representative of the school district, BH-MCO, PH-MCO and/or PCP, other agencies that are providing services to the child, and other community resource persons identified by the family. The purpose of the interagency team is to collaboratively assess the needs and strengths of the child and family, formulate the measurable goals for treatment, recommend the services, treatment approaches and methods, intensity and frequency of interventions and develop the discharge goals and plans.

        INTERMEDIATE CARE FACILITY FOR THE MENTALLY RETARDED AND OTHER RELATED CONDITIONS (ICF/MR/ORC) -- An institution (or distinct part of an institution) that 1) is primarily for the diagnosis, treatment or rehabilitation for persons with mental retardation or persons with other related conditions; and 2) provides, in a residential setting, ongoing evaluation, planning, twenty-four (24) hour supervision, coordination and integration of health or rehabilitative services to help each individual function at his/her maximum capacity.

        ISSUING OFFICE -- The Department's Division of Procurement.

        JUVENILE DETENTION CENTER -- A publicly or privately administered, secure residential facility for:

                - Children alleged to have committed delinquent acts who are awaiting a court hearing;

                - Children who have been adjudicated delinquent and are awaiting disposition or awaiting placement; and

                - Children who have been returned from some other form of disposition and are awaiting a new disposition (i.e., court order regarding custody of child, placement of child, or services to be provided to the child upon discharge from the Juvenile Detention Center).

        LOCK-IN -- If a MA Consumer is involved in fraudulent activities or is identified as abusing services provided under the MA Program, they are restricted (locked-in) to a specific Provider(s) to obtain all of his/her services to ensure they receive comprehensiveness of care.

        MA CONSUMER -- A person enrolled to receive services under the MA Program in the Commonwealth of Pennsylvania.

        MANAGED CARE ORGANIZATION (MCO) -- An entity which manages the purchase and provision of physical or behavioral health services under the HealthChoices Program.

        MARKET SHARE -- The percentage of Members enrolled with a particular PH-MCO when compared to the total of Members enrolled in all the PH-MCOs within a zone.

        MEDICAL ASSISTANCE (MA) -- The Medical Assistance Program authorized by Title XIX of the federal Social Security Act, 42 U.S.C.A 1396 et seq., and regulations promulgated thereunder, and 62 P.S. 101 et seq.

        MEDICAL ASSISTANCE TRANSPORTATION PROGRAM (MATP) -- A non-emergency medical transportation service provided to eligible persons who need to make trips to/from a MA reimbursable service for the purpose of receiving treatment, medical evaluation, or purchasing prescription drugs or medical equipment.

        MEDICALLY NECESSARY -- A service or benefit is medically necessary if it is compensable under the MA Program and if it meets any one of the following standards:

                - The service or benefit will, or is reasonably expected to, prevent the onset of an illness, condition or disability.

                - The service or benefit will, or is reasonably expected to, reduce or ameliorate the physical, mental or developmental effects of an illness, condition, injury or disability.

                - The service or benefit will assist the Member to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the Member and those functional capacities that are appropriate for Members of the same age.

        Determination of medical necessity for covered care and services, whether made on a prior authorization, concurrent review, post-utilization, or exception basis, must be in writing.

        The determination is based on medical information provided by the Member, the Member's family/caretaker and the primary care practitioner, as well as any other providers, programs, agencies that have evaluated the Member.

        All such determinations must be made by qualified and trained providers.

        MEMBER -- An individual who is enrolled with a PH-MCO under the HealthChoices Program and for whom the PH-MCO is responsible to provide physical health services under the provisions of the HealthChoices Program.

        MEMBER RECORD -- A record contained on the Daily Membership File or the Monthly Membership File that contains information on MA eligibility, managed care coverage, and the category of assistance, which help establish the covered services for which a MA Consumer is eligible.

        MENTAL RETARDATION -- An impairment in intellectual functioning which is lifelong and originates during the developmental period (birth to twenty-two (22) years). It results in substantial limitations in three or more of the following areas: learning, self-direction; self care; expressive and/or receptive language; mobility; capacity for independent living; and economic self-sufficiency.

        MICHAEL DALLAS WAIVER (MDW) -- A program operating under a federal waiver that provides essential home care services to technology-dependent individuals.

        MIDWIFERY PRACTICE -- Management of the care of essentially healthy women and their healthy neonates (initial twenty-eight [28] day period). This includes intrapartum, postpartum and gynecological care.

        MINORITY BUSINESS ENTERPRISE -- A business concern that is:

                - A sole proprietorship, owned and controlled by a minority;

                - A partnership or joint venture controlled by minorities in which fifty-one percent (51%) of the beneficial ownership interest is held by minorities; or

                - A corporation or other entity controlled by minorities in which fifty-one percent (51%) of the voting interest and fifty-one percent (51%) of the beneficial ownership interest are held by minorities.

        MONTHLY MEMBERSHIP FILE -- An electronic file generated by the Department using CIS that is transmitted to the Contractor. The Monthly Membership File lists retroactive, current and prospective Members, specifying for each Member the corresponding eligibility period, PH-MCO coverage and BH-MCO coverage.

        NETWORK -- All contracted or employed providers in the PH-MCO who are providing covered services to Members.

        NETWORK PROVIDER -- A health care professional who has a written Provider Agreement with a HealthChoices PH-MCO and is credentialed by and who participates in the PH-MCO's Provider Network to serve HealthChoices Members.

        NET WORTH (EQUITY) -- The residual interest in the assets of an entity that remains after deducting its liabilities.

        NURSING FACILITY -- A facility licensed by the DOH as a MA provider type 35 or type 36 or a facility licensed by DOH as such and certified for Medicare participation.

        ONGOING MEDICATION -- A medication that has been previously dispensed to the Member for the treatment of an illness that is chronic in nature or for an illness for which the medication is required for a length of time to complete a course of treatment, until the medication is no longer considered necessary by the physician/prescriber, and that has been used by the Member without a gap in treatment. If the current prescription is for a higher dosage than previously prescribed, the prescription is for an ongoing medication at least to the extent of the previous dosage. When payment is authorized due to the obligation to cover pre-existing services while a grievance of fair hearing is pending, a request to refill that prescription, made after the grievance or fair hearing has been finally concluded in favor of the MCO, is not an ongoing medication.

        OPEN-ENDED -- A period of time that has a start date but no definitive end date.

        OPTIONS -- The long-term care pre-admission assessment program operated by the Department of Aging under contract with the Department of Public Welfare.

        OTHER RELATED CONDITIONS (ORC) -- A physical disability such as cerebral palsy, epilepsy, spina bifida or similar conditions which occur before the age of twenty-two (22), is likely to continue indefinitely and results in three (3) or more substantial functional limitations.

        OTHER RESOURCES -- All other resources include, but are not limited to, recoveries from personal injury Claims, liability insurance, first-party automobile medical insurance, accident-indemnity insurance, and the assigned Claims plan.

        OUT-OF-AREA COVERED SERVICES -- Medical services provided to MA Consumers that meet one (1) or more of the following criteria:

                - An emergency medical condition that occurs while outside the zone;

                - The health of the MA consumer would be endangered if the MA consumer returned to the zone for needed services;

                - The provider is located outside the zone, but is nonetheless a subcontractor regularly providing medical services to MA consumers at the request of the PH-MCO; or

                - The needed medical services are not available in the zone.

        OUT-OF-NETWORK PROVIDER -- A health care professional who has not been credentialed by and does not have a signed Provider Agreement with a HealthChoices PH-MCO.

        OUT-OF-PLAN SERVICES -- Services which are non-plan, non-capitated and are not the responsibility of the Contractor under the HealthChoices Program comprehensive benefit package.

        PHYSICAL HEALTH MANAGED CARE ORGANIZATION (PH-MCO) -- A risk bearing entity, also referred to as the "plan", which has contracted with the Department to manage the purchase and provision of physical health services under the HealthChoices Program.

        PH-MCO COVERAGE PERIOD -- A period of time during which an individual is eligible for MA coverage and a PH-MCO coverage period exists on CIS.

        PH-MCO DISENROLLMENT -- The process by which a Member's ability to receive services from a PH-MCO is terminated.

        PHYSICAL HEALTH (PH) SERVICES -- Medical and other related services which the Contractor is responsible to provide to its Members.

        PHYSICIAN INCENTIVE PLAN -- Any compensation arrangement between an MCO and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid recipients enrolled in the MCO.

        POSNET -- The Pennsylvania Open Systems Network (POSNet) which is a peer-to-peer network based on open systems products and protocols.

        POST-STABILIZATION SERVICES -- Medically necessary non-emergency services furnished to a Member after the Member is stabilized following an Emergency Medical Condition.

        PREFERRED PROVIDER ORGANIZATION (PPO) -- A Commonwealth licensed person, partnership, association or corporation which establishes, operates, maintains or underwrites in whole or in part a preferred provider arrangement as defined in 31 Pa. Code 152.2.

        PRIMARY CARE CASE MANAGEMENT (PCCM) -- A program under which the Department contracts directly with primary care providers who agree to be responsible for the provision and/or coordination of medical services to MA Consumers under their care.

        PRIMARY CARE PRACTITIONER (PCP) -- A specific physician, physician group or a CRNP operating under the scope of his/her licensure who has received an exception from the Department of Health, and who is responsible for supervising, prescribing, and providing primary care services; locating, coordinating and monitoring other medical care and rehabilitative services and maintaining continuity of care on behalf of an MA Consumer.

        PRIOR AUTHORIZATION -- A determination made by a Contractor to approve or deny payment for a Provider's request to provide a service or course of treatment of a specific duration and scope to a Member prior to the Provider's initiating provision of the requested service.

        PRIOR AUTHORIZATION REVIEW PANEL (PARP) -- A panel of representatives from within the Department who have been assigned organizational responsibility for the review, approval and denial of all PH-MCO prior authorization policies and procedures.

        PRIOR AUTHORIZED SERVICES -- In-plan services, the utilization of which the PH-MCO manages in accordance with Department-approved prior authorization policies and procedures.

        PROVIDER -- A person, firm or corporation, enrolled in the Pennsylvania MA Program, which provides services or supplies to MA Consumers.

        PROVIDER AGREEMENT -- Any Department-approved written agreement between the Contractor and a Provider to provide medical or professional services to MA Consumers to fulfill the requirements of this Agreement.

        PROVIDER APPEAL -- A request from a Provider for reversal of a denial by the Contractor, with regard to the three (3) major types of issues that are to be addressed in a provider appeal system as outlined in this Agreement at Section V.K, Provider Dispute Resolution System. The three
        (3) types of Provider appeals issues are:

        -       Provider credentialing denial by the PH-MCO;

        - Claims denied by the PH-MCO for Providers participating in the PH-MCO's Network. This includes payment denied for services already rendered by the Provider to the Member; and

        -       Provider termination by the PH-MCO.

        PROVIDER DISPUTE -- A written communication to a PH-MCO, made by a Provider, expressing dissatisfaction with a PH-MCO decision that directly impacts the Provider. This does not include decisions concerning medical necessity.

        QUALITY MANAGEMENT -- An ongoing, objective and systematic process of monitoring, evaluating and improving the quality, appropriateness and effectiveness of care.

        RECIPIENT - A person eligible to receive physical and/or behavioral health services under the MA Program of the Commonwealth of Pennsylvania.

        RECIPIENT MONTH -- One MA Consumer covered by the HealthChoices Program for one (1) calendar month.

        REJECTED CLAIM -- A non-HealthChoices Claim or a Claim that has erroneously been assigned a unique identifier and is removed from the Claims processing system prior to adjudication.

        RELATED PARTIES -- Any entity that is related to the Contractor or subcontracting PH-MCO by common ownership or control, (see definition of "Affiliate"), and (1) performs some of the Contractor or subcontracting PH-MCO's management functions under contract or delegation; (2) furnishes services to Members under a written agreement; or (3) leases real property or sells materials to the Contractor or subcontracting PH-MCO at a cost of more than $2,500.00 during any year of a HealthChoices physical health contract with the Department.

        RESIDENTIAL TREATMENT FACILITY (RTF) -- A facility licensed by the Department of Public Welfare that provides twenty-four (24) hour out-of-home care, supervision and medically necessary mental health services for individuals under twenty-one (21) years of age with a diagnosed mental illness or severe emotional disorder.

        RETROSPECTIVE REVIEW -- A review conducted by the Contractor to determine whether services were delivered as prescribed and consistent with the Contractor's payment policies and procedures.

        RURAL -- Consists of territory, persons and housing units in areas throughout the Commonwealth which are designated as having less than 2,500 persons.

        SCHOOL-BASED HEALTH CENTER -- A health care site located on school building premises which provides, at a minimum, on-site, age-appropriate primary and preventive health services with parental consent, to children in need of primary health care and which participate in the MA Program and adhere to EPSDT standards and periodicity schedule.

        SCHOOL-BASED HEALTH SERVICES -- An array of Medically Necessary health services performed by licensed professionals that may include, but are not limited to, immunization, well child care and screening examinations in a school-based setting.

        SOCIALLY/ECONOMICALLY RESTRICTED BUSINESS (SERB) -- A business whose economic growth and development has been restricted based on social and economic bias.

        SPECIAL NEEDS -- The circumstances for which a Member will be classified as having a special need will be based on a non-categorical or generic perspective that identifies key attributes of physical, developmental, emotional or behavioral conditions, as determined by DPW and as described in this Agreement at Section V.P, Special Needs Unit (SNU) and Exhibit NN, Special Needs Unit.

        SPEND-DOWN -- A process of establishing eligibility for MA whereby consumers spend their excess net income on certain incurred or paid medical expenses. Eligibility may need to be redetermined monthly.

        START DATE -- The first date on which MA Consumers are eligible for medical services under this Agreement, and on which the Contractors are operationally responsible and financially liable for providing Medically Necessary services to MA Consumers.

        STOP-LOSS PROTECTION -- Coverage designed to limit the amount of financial loss experienced by a health care provider.

        SUBCAPITATION -- A fixed per capita amount that is paid by the PH-MCO to a Network provider for each Member identified as being in their capitation group, whether or not the Member received medical services.

        SUBCONTRACT -- Any contract between the PH-MCO and an individual, business, university, governmental entity, or nonprofit organization to perform part or all of the PH-MCO's responsibilities under this Agreement. Exempt from this definition are salaried employees, utility agreements and Provider Agreements, which are not considered Subcontracts for the purpose of this Agreement and, unless otherwise specified herein, are not subject to the provisions governing Subcontracts.

        SUSTAINED IMPROVEMENT -- Improvement in performance documented through continued measurement of quality indicators after the performance project/study/quality initiative is completed.

        SUBSTANTIAL FINANCIAL RISK -- Financial risk set at greater than twenty-five percent (25%) of potential payments for covered services, regardless of the frequency of assessment (i.e., collection) or distribution of payments. The term "potential payments" means simply the maximum anticipated total payments that the physician or physician group could receive if the use or cost of referral services were significantly low. The cost of referrals, then, must not exceed that twenty-five percent (25%) level, or else the financial arrangement is considered to put the physician or group at substantial financial risk.

        TARGETED CASE MANAGEMENT (TCM) PROGRAM -- A case management program for MA Consumers who are diagnosed with AIDS or symptomatic HIV.

        THIRD PARTY LIABILITY (TPL) -- The financial responsibility for all or part of a Member's healthcare expenses of an individual entity or program (e.g., Medicare) other than the Contractor.

        THIRD PARTY RESOURCE (TPR) -- Any individual, entity or program that is liable to pay all or part of the medical cost of injury, disease or disability of a MA Consumer. Examples of third party resources include: government insurance programs such as Medicare or CHAMPUS (Civilian Health and Medical Program of the Uniformed Services); private health insurance companies, or carriers; liability or casualty insurance; and court-ordered medical support.

        TITLE XVIII (MEDICARE) -- A federally-financed health insurance program administered by the Health Care Financing Administration (HCFA) pursuant to 42 U.S.C.A. 1395 et seq., covering almost all Americans sixty-five
        (65) years of age and older and certain individuals under sixty-five
        (65) who are disabled or have chronic kidney disease.

        TRANSITIONAL CARE HOME -- A tertiary care center which provides medical and personal care services to children upon discharge from the hospital who require intensive medical care for an extended period of time. This transition allows for the caregiver to be trained in the care of the child, so that the child can eventually be placed in the caregiver's home.

        URBAN -- Consists of territory, persons and housing units in places which are designated as 2,500 persons or more. These places must be in close proximity to one another.

        URGENT MEDICAL CONDITION -- Any illness, injury or severe condition which under reasonable standards of medical practice, would be diagnosed and treated within a twenty-four (24) hour period and if left untreated, could rapidly become a crisis or Emergency Medical Condition. The terms also include situations where a person's discharge from a hospital will be delayed until services are approved or a person's ability to avoid hospitalization depends upon prompt approval of services.

        UTILIZATION MANAGEMENT -- An objective and systematic process for planning, organizing, directing and coordinating health care resources to provide Medically Necessary, timely and quality health care services in the most cost-effective manner.

        UTILIZATION REVIEW CRITERIA -- Detailed standards, guidelines, decision algorithms, models, or informational tools that describe the clinical factors to be considered relevant to making determinations of medical necessity including, but not limited to, level of care, place of service, scope of service, and duration of service.

        VENTILATOR DEPENDENT -- A person who requires respiratory support through the use of a mechanical ventilator in order to replace or support normal musculo-skeletal respiratory function to support the adequate exchange of oxygen and carbon dioxide. A Member is considered ventilator dependent if s/he:

        - Demonstrates an inability to maintain adequate respiratory function without the assistance of a mechanical ventilator and therefore the mechanical ventilator is needed for its cyclic mechanical support or replacement of the inspiratory phase of respiration,

        - Requires more than twelve hours per day of continuous support from the mechanical ventilator to sustain life in order to prevent significant abnormalities in the physiologic parameters associated with respiration, and

        - Is maintained on a mechanical ventilatory support via a tracheostomy.

        VOIDED MEMBER RECORD -- A Member Record used by the Department to advise the Contractor that a certain related Member Record previously submitted by the Department to the Contractor should be voided. A Voided Member Record can be recognized by its illogical sequence of PH-MCO membership start and end dates with the end date preceding the Start Date.

        WOMEN'S BUSINESS ENTERPRISE -- A business concern that is:

        -       A sole proprietorship, owned and controlled by a woman;

        - A partnership or joint venture controlled by women in which fifty-one percent (51%) of the beneficial ownership interest is held by women; or

        - A corporation or other entity controlled by women in which fifty-one percent (51%) of the voting interest and fifty-one percent (51%) of the beneficial ownership interest are held by women.

AGREEMENT AND RFP ACRONYMS:

        For the purpose of this Agreement and RFP, the acronyms set forth shall apply.

        AAA -- Area Agency on Aging.
        AIDS -- Acquired Immunodeficiency Syndrome.
        ADA -- Americans with Disabilities Act.
        BBS -- Bulletin Board System.
        BCABD -- Bureau of Contract Administration and Business Development. BH -- Behavioral Health.
        BHA -- Bureau of Hearings and Appeals.
        BH-MCO -- Behavioral Health Managed Care Organization.
        CAHPS -- Consumer Assessment of Health Plans Study.
        CAO -- County Assistance Office.
        CASSP -- Children and Adolescent Support Services Program.
        CDC -- Centers for Disease Control (and Prevention).
        CFO -- Chief Financial Officer.
        CFR -- Code of Federal Regulations.
        CIS -- Client Information System.
        CLIA -- Clinical Laboratory Improvement Amendment.
        CLPPP  -- Childhood Lead Poisoning Prevention Project.
        COB -- Coordination of Benefits.
        CSP -- Community Support Program.
        CRNP -- Certified Registered Nurse Practitioner.
        CRR -- Community Residential Rehabilitation.
        DEA -- Drug Enforcement Agency.
        DESI -- Drug Efficacy Study Implementation.
        DSH -- Disproportionate Share.
        DME -- Durable Medical Equipment.
        DOH -- Department of Health (of the Commonwealth of Pennsylvania). DOI -- Department of Insurance (Pennsylvania Insurance Department). DPW -- Department of Public Welfare.
        DUR -- Drug Utilization Review.
        EMS -- Emergency Medical Services.
        EQR  -- External Quality Review.
        EVS -- Eligibility Verification System.
        EPSDT -- Early and Periodic Screening, Diagnosis and Treatment.
        ER -- Emergency Room.
        ERISA -- Employees Retirement Income Security Act of 1974.
        FDA -- Food and Drug Administration.
        FFS -- Fee-for-Service.
        FQHC -- Federally Qualified Health Center.
        FTE -- Full Time Equivalent.
        FTP -- File Transfer Protocol.
        GA -- General Assistance.
        GAAP -- Generally Accepted Accounting Principles.

        GME -- Graduate Medical Education.
        HBP -- Healthy Beginnings Plus.
        HCFA -- Health Care Financing Administration.
        HEDIS -- Healthplan Employer Data and Information Set.
        HC-SE -- HealthChoices Southeast  (Program).
        HIPAA -- Health Insurance Portability and Accountability Act.
        HIPP -- Health Insurance Premium Payment.
        HIV -- Human Immunodeficiency Virus.
        HMO -- Health Maintenance Organization.
        IBNP -- Incurred But Not Paid.
        ICF/MR -- Intermediate Care Facility for the Mentally Retarded. ICF/ORC -- Intermediate Care Facility/Other Related Conditions.
        IGC -- Initial Grievance Committee.
        IEAP -- Independent Enrollment Assistance Program.
        JCAHO -- Joint Commission for the Accreditation of Healthcare
                 Organizations.
        JDC -- Juvenile Detention Center.
        LAAM -- Levo-Alpha-acetyl-Methadol, now known as Levomethadyl Acetate
                Hydrochloride.
        LTCCAP -- Long Term Care Capitation.
        MA -- Medical Assistance.
        MAAC -- Medical Assistance Advisory Committee.
        MAID -- Medical Assistance Identification Number.
        MATP -- Medical Assistance Transportation Program.
        MBE -- Minority Business Enterprise.
        MCO -- Managed Care Organization.
        MDW -- Michael Dallas Waiver.
        MIS -- Management Information System.
        NCQA -- National Committee for Quality Assurance.
        NPDB -- National Practitioner Data Bank.
        OBRA -- Omnibus Budget Reconciliation Act.
        OCYF -- Office of Children, Youth and Families.
        OIP -- Other Insurance Paid.
        OMAP -- Office of Medical Assistance Programs.
        OMHSAS -- Office of Mental Health and Substance Abuse Services.
        OMR -- Office of Mental Retardation.
        ORC  -- Other Related Conditions.
        OSP -- Office of Social Programs.
        PARP -- Prior Authorization Review Panel.
        PBM -- Pharmacy Benefit Manager.
        PCP -- Primary Care Practitioner.
        PDA -- Pennsylvania Department of Aging.
        PERT -- Program Evaluation and Review Technique.
        PH -- Physical Health.
        PH-MCO -- Physical Health Managed Care Organization.
        PMPM -- Per Member, Per Month.
        QARI -- Quality Assurance Reform Initiative.

        QM -- Quality Management.
        QMC --  Quality Management Committee.
        QM/UMP -- Quality Management and Utilization Management Program. RBUC -- Reported But Unpaid Claim.
        RFP -- Request for Proposal.
        RHC - Rural Health Clinic
        RPAA -- Risk Pool Allocation Amount.
        RTF -- Residential Treatment Facility.
        SAP -- Statutory Accounting Principles.
        SERB -- Socially/Economically Restricted Business.
        SNU -- Special Needs Unit.
        SPR -- Systems Performance Review.
        SSA -- Social Security Act.
        SSI -- Supplemental Security Income.
        STD -- Sexually Transmitted Disease.
        TANF -- Temporary Assistance for Needy Families.
        TCM -- Targeted Case Management.
        TPL -- Third Party Liability.
        TTY -- Text Telephone Typewriter.
        UM -- Utilization Management.
        URCAP -- Utilization Review Criteria Assessment Process.
        U.S. DHHS -- United States Department of Health and Human Services. WBE -- Women's Business Enterprise.
        WIC -- Women's, Infants' and Children (Program).

SECTION III: RELATIONSHIP OF PARTIES

        A.      BASIC RELATIONSHIP

                The relationship between the Department and the Contractor is that of independent contracting parties. The Contractor, its employees, servants, agents, and representatives shall not be considered and shall not hold themselves out as the employees, servants, agents or representatives of the Department or the Commonwealth of Pennsylvania. The Contractor, its employees, servants, agents and representatives do not have the authority to bind the Department or the Commonwealth of Pennsylvania and they shall not make any claim or demand for any right or privilege applicable to an officer or employee of the Department or the Commonwealth of Pennsylvania. In furtherance of the foregoing, the Contractor acknowledges that no workers' compensation or unemployment insurance coverage shall be provided by the Department to the Contractor's employees, servants, agents and representatives. The Contractor shall be responsible for maintaining for its employees, and for requiring of its agents and representatives, malpractice, workers' compensation and unemployment compensation insurance in such amounts as required by law.

                The Contractor acknowledges and agrees that it shall have full responsibility for all taxes and withholdings of all of its employees. In the event that any employee or representative of the Contractor is deemed an employee of the Department by any taxing authority or other governmental agency, the Contractor agrees to indemnify the Department for any taxes, penalties or interest imposed upon the Department by such taxing authority or other governmental agency.

        B.      NATURE OF CONTRACT

                Pursuant to this Agreement, the Contractor shall arrange for the provision of medical and related services to MA Consumers through qualified health care Providers in accordance with the terms and conditions of this Agreement. In administering the HealthChoices Program, the Contractor shall comply fully with the terms and conditions set forth in this Agreement, including but not limited to, the operational and financial standards.

SECTION IV: APPLICABLE LAWS AND REGULATIONS

        A.      CERTIFICATION AND LICENSING

                During the term of this Agreement, the Contractor shall require that each of the health care professionals with which it contracts comply with all certification and licensing laws and regulations applicable to the profession. The Contractor agrees not to employ or enter into a contractual relationship with a Provider or practitioner who is precluded from participation in the MA program.

        B.      SPECIFIC TO MA PROGRAM

                The Contractor agrees to participate in the MA Program and to arrange for the provision of those medical and related services essential to the medical care of those individuals being served, and to comply with all federal and Pennsylvania laws generally and specifically governing participation in the MA Program. The Contractor agrees that all services provided hereunder shall be provided in the manner prescribed by 42 U.S.C.A. 300e(b), and warrants that the organization and operation of the Contractor is in compliance with 42 U.S.C.A. 300e(c). The Contractor agrees to comply with all applicable rules, regulations, and Bulletins promulgated under such laws including, but not limited to, 42 U.S.C.A. 300e, 1396 et seq.; 62 P.S. 101 et. seq.; 42 C.F.R.
                Parts 431 through 481 and 45 C.F.R. Parts 74, 80, and 84, and the Department of Public Welfare regulations as specified in Exhibit A of this Agreement, General Guidelines for Managed Care Regulatory Review, and, the HealthChoices Proposers' Library, Exhibit C of this Agreement for a list of applicable regulations.

        C.      GENERAL LAWS AND REGULATIONS

                The Contractor must comply with Titles VI and VII of the Civil Rights Act of 1964, 42 U.S.C.A. Section 2000d et seq. and 2000e et seq.; Section 504 of the Rehabilitation Act of 1973, 29 U.S.C.A. Section 701 et seq.; the Age Discrimination Act of 1975, 42 U.S.C.A. 6101 et seq.; the Americans with Disabilities Act, 42 U.S.C.A. 12101 et seq.; and the Pennsylvania Human Relations Act of 1955, 71 P.S. 941 et seq.; and Article XXI of the Insurance Company Law of 1921, as amended, 40 P.S. 991.2102 et seq.

                The Contractor must comply with the Commonwealth's Contract Compliance Regulations that are set forth at 16 Pa. Code 49.101 and on file with the Contractor.

                The Contractor must comply with the Standard Contract Terms and Conditions found in Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services.

                The Contractor must comply with all applicable laws, regulations, and policies of the Pennsylvania Department of Health and the Pennsylvania Insurance Department.

                In addition, the Contractor and its subcontractors must respect the conscience rights of individual providers and provider organizations, and comply with the current Pennsylvania laws prohibiting discrimination on the basis of the refusal or willingness to participate in certain abortion and sterilization-related activities as outlined in 43 P.S. 955.2 and 18 Pa. C.S.A. 3213(d).

                Nothing in this Agreement shall be construed to permit or require the Department to pay for any services or items which are not or have ceased to be compensable under the laws, rules and regulations governing the MA Program at the time such services are provided.

                The Contractor shall maintain the highest standards of integrity in the performance of this Agreement and shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth. The requirements regarding Contractor Integrity Provisions, are contained in Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services.

        D.      LIMITATION ON THE DEPARTMENT'S OBLIGATIONS

                The obligations of the Department under this Agreement are limited and subject to the availability of funds appropriated by the General Assembly of the Commonwealth of Pennsylvania, and certified by the Comptroller for Public Health and Human Services.

SECTION V: PROGRAM REQUIREMENTS

        A.      IN-PLAN SERVICES

                The Contractor must ensure that all services provided are Medically Necessary.

                1.      AMOUNT, DURATION AND SCOPE

                        At a minimum, In-Plan Services shall be provided in the amount, duration and scope set forth in the MA FFS Program and be based on the MA Consumer's benefit package, unless otherwise specified by the Department. If new services or eligible consumers are added to the Pennsylvania MA Program, or if covered services or eligible consumers are expanded or eliminated, implementation by the Contractor shall be on the same day as the Department's, unless the Contractor is notified by the Department of an alternative implementation date. When new services are added, the Department shall conduct an actuarial analysis including appropriate input by the Contractor, to determine if there is a need for a rate change and if necessary, adjust the rates to appropriately reflect the addition of the new services.

                        The Department has established benefit packages based on category of assistance, program status code, age, and, for some packages, the existence of Medicare coverage or a deprivation qualifying code. In cases where the Member benefits are determined by the benefit package, the most comprehensive package is to be honored.

                2.      PROGRAM EXCEPTIONS

                        The Contractor is also required to establish a process, reviewed and approved by the Department, whereby a Provider may request coverage for items or services, which while included under the MA Consumer's benefit package, are not currently listed on the MA Program Fee Schedule. These requests are recognized by the Department as a Program Exception and described in 55 Pa. Code 1150.63.

                3.      EXPANDED BENEFITS

                        The Contractor may provide expanded benefits subject to advance written approval by the Department. These must be benefits that are generally considered to have a direct relationship to the maintenance or enhancement of a Member's health status. Examples of potentially approvable benefits include various seminars and educational programs promoting healthy living or illness prevention, memberships in health clubs and/or facilities promoting physical fitness and expanded eyeglass or eye care benefits. These benefits must be generally available to all Members and must be made available at all appropriate Contractor Network Providers. Such benefits cannot be tied to specific Member performance. However, the Department may grant exceptions in areas where it believes that such tie-ins shall produce significant health improvements for Members.

                        In order for information about expanded benefits to be included in any Member information provided by the Contractor, the expanded benefits must apply for a minimum of one full year or until the Member information is revised, whichever is later. Upon sixty (60) days advance notice to the Department, the Contractor may modify or eliminate any expanded benefits, which exceed the benefits provided for under the MA FFS Program. Such benefit(s) as modified or eliminated shall supersede those specified in the Proposal. The Contractor must send written notice to Members and affected Providers at least thirty (30) days prior to the effective date of the change in covered benefits and shall simultaneously amend all written materials describing its covered benefit or Provider Network. A change in covered benefits includes any reduction in benefits or a substantial change to the Provider Network.

                        For information to be included in materials to be used by the Independent Enrollment Assistance Program (IEAP), the expanded benefits must be in effect for the full calendar year for which the IEAP information applies. IEAP information will be updated annually on a calendar year basis.

                4.      REFERRALS

                        The Contractor is required to establish and maintain a referral process to effectively utilize and manage the care of its Members. The Contractor may require a referral for any medical services, which cannot be provided by the PCP except where specifically provided for in this Agreement.

                5.      SELF REFERRAL/DIRECT ACCESS

                        There are some services, which can be accessed without a referral from the PCP. Vision, dental care, obstetrical and gynecological (OB/GYN) services may be self-referred, providing the Member obtains the services from the PH-MCO's Provider Network. Chiropractic services may be accessed in accordance with the process set forth in Medical Assistance Bulletin 99-00-03.

                        Neither the referral process nor the prior authorization process can be employed to manage the utilization of family planning services. The right of the Member to choose a provider for family planning services shall not be restricted. Members may access at a minimum, health education and counseling necessary to make an informed choice about contraceptive methods, pregnancy testing and counseling, breast cancer screening services, basic contraceptive supplies such as oral birth control pills, diaphragms, foams, creams, jellies, condoms (male and female), Norplant, injectibles, intrauterine devices, and other family planning procedures as described in Exhibit F of this Agreement, Family Planning Services Procedures, and the Contractor must pay for the Out-of-Plan Services.

                        Under Section 2111(7) of the Insurance Company Law of 1921, as amended, 40 P.S. 991.72111(7), Members are to be provided direct access to OB/GYN services. The Contractor must have a system in place that does not erect barriers to care for pregnant women and does not involve a time-consuming authorization process or unnecessary travel.

                        Members must be permitted to select a healthcare Provider, including nurse midwives participating in the PH-MCO's Network, to obtain maternity and gynecological care without prior approval from a PCP. This includes selecting a healthcare Provider to provide Medically Necessary follow-up care, an annual well-woman gynecological visit, primary and preventive gynecology care, including a PAP smear and referrals for diagnostic testing related to maternity and gynecological care.

                        In situations where a new (and pregnant) enrollee is already receiving care from an out-of-network OB-GYN specialist at the time of enrollment, the Member may continue to receive services from that specialist throughout the pregnancy and postpartum care related to the delivery.

                6.      BEHAVIORAL HEALTH SERVICES

                        The Contractor is not responsible to provide any services as set forth in the contracts between the Department and the Behavioral Health Managed Care Organizations (BH-MCOs) in effect at the same time as this Agreement.

                7.      PHARMACY SERVICES

                        a.      GENERAL

                                The Contractor must cover, at a minimum, those therapeutic categories currently covered by the Department's FFS Pharmaceutical Services Program.

                                Under no circumstances will the Contractor permit the therapeutic substitution of a prescription drug by a pharmacist without explicit authorization from the licensed prescriber.

                                The Contractor must also comply with the requirements for Prior Authorization for Outpatient Prescription Drugs, Section V. B.2 of this Agreement.

                        b.      FORMULARIES

                                Formulary guidelines and approval criteria are listed in Exhibit G of this Agreement, Drug Formulary Guidelines.

                                The Contractor may use a formulary as long as it meets the clinical needs of the MA population and allows access to all other MA FFS drug products not on the formulary through some exception process such as prior authorization in accordance with Exhibit H of this Agreement, Prior Authorization Guidelines. The Contractor must submit the request for advance written approval by the Department of the exception or prior authorization process related to pharmacy services together with the request for formulary approval. Pharmacy prior authorization policies and procedures must be submitted to the Prior Authorization Review Panel (PARP) for review and approval prior to implementation. Clinical guidelines to prior authorize non-formulary drugs require advance written approval under the Department's Utilization Review Criteria Assessment Process (URCAP) process which can be found in the HealthChoices Proposers' Library. All formularies must conform to the formulary guidelines and approval criteria established by the Department and may not be implemented prior to receiving advance written approval from the Department. For additional clarification on formulary guidelines, see Exhibit G of this Agreement, Drug Formulary Guidelines.

                        c.      COVERAGE EXCLUSIONS

                                In accordance with Section 1927 of the Social Security Act, 42 U.S.C.A. 1396r-8, the Contractor must exclude coverage for any drug marketed by a drug company (or labeler) who does not participate in the MA FFS Medicaid Drug Rebate Program. Therefore, the Contractor is not permitted to provide coverage for any drug product, brand name or generic, legend or non-legend, sold or distributed by a company that did not sign an agreement with the federal government to provide rebates to the Medicaid agency.

                                In addition, the Contractor must allow access to all drug products covered by the MA FFS Program. This includes brand name and generic products, as well as all outpatient legend drugs, sold or distributed by companies that participate in the rebate program for all medically accepted indications, as described in Section 1927(k)(6) of the Social Security Act, 42 U.S.C.A. 1396r-8(k)(6). The Contractor must include coverage for non-legend drugs as required under formulary guidelines and covered by the MA FFS Program. This includes any use which is approved under the Federal Food, Drug, and Cosmetic Act, 21 U.S.C.A. 301 et seq. or, whose use is supported by the American Hospital Formulary Service - Drug Information, American Medical Association Drug Evaluations, United States Pharmacopoeia - Drug Information, and DRUGDEX.

                        d.      DESI DRUGS

                                The Contractor shall not provide coverage for Drug Efficacy Study Implementation (DESI) drugs under any circumstances.

                        e.      PHARMACY REBATE PROGRAM

                                Under the provisions of Section 1927 of the Social Security Act 42 U.S.C.A. 1396r-8, drug companies that wish to have their products covered through the MA Program (both fee-for-service and managed care) must sign an agreement with the federal government to provide rebates to the State. Any drug company that does not sign a rebate agreement may not have their products covered through the MA Program.

                                The Contractor must negotiate with drug
                                companies to collect rebates for pharmaceutical products.

                        f.      DRUG UTILIZATION REVIEW (DUR) PROGRAM

                                The Contractor must have written polices and procedures to adhere to a DUR Program prior approved by the Department. This system must be based on federal law and regulation at Section 1927 of the Social Security Act, 42 U.S.C.A.1396r-8 and 42 C.F.R. 456 and state guidelines adopted from the existing MA FFS DUR Program. DUR state guidelines can be found in
                                Exhibit I of this Agreement, Drug Utilization Review Guidelines.

                                The Contractor must have a procedure to compare pharmacy encounter data use against predetermined therapeutic drug criteria standards consistent with the official compendia and the peer-reviewed medical literature. The official compendia shall consist of the American Hospital Formulary Service Drug Information, the United States Pharmacopoeia - Drug Information, the DRUGDEX

                                Information System, and the American Medical
                                Association Drug Evaluations. These standards must be consistent with medical practices that have been developed by unbiased, independent experts through an open professional consensus process. This procedure must also include an ongoing review for current drug criteria standards. All drug criteria standards must be submitted to the Department for advance written approval before its usage by the Contractor, under the Utilization Review Criteria Assessment Process (URCAP). The URCAP manual may be found in the HealthChoices Proposers' Library.

                                The Contractor must have a process for the communication of counseling for Members based on standards established by state pharmacy law related to patient counseling and to the maintenance of patient profiles.

                                The Contractor must have procedures for
                                retrospective DUR through mechanized drug Claims processing and an information retrieval system in accordance with Exhibit I of this Agreement, Drug Utilization Review Guidelines.

                                In no case shall the Contractor's DUR Program provide any financial or other incentive to a pharmacist for encouraging the physician to change his/her prescription order. A change to a prescription order is only acceptable when warranted by clinical reasons of Member safety and approved efficacy.

                        g.      PHARMACY BENEFIT MANAGER (PBM)

                                The Contractor may use a PBM to process
                                prescription Claims only if the PBM Subcontract has received advance written approval by the Department. The Contractor must indicate the intent to use a PBM, identify the proposed PBM Subcontract and the ownership of the proposed PBM subcontractor. If the PBM is owned wholly or in part by a retail pharmacy Provider, chain drug store or pharmaceutical manufacturer, the Contractor will submit a written description of the assurances and procedures that shall be put in place under the proposed PBM Subcontract, such as an independent audit, to assure confidentiality of proprietary information. These assurances and procedures must be submitted and receive advance written approval by the Department prior to initiating the PBM Subcontract. The Department will allow the continued operation of pre-existing



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

                                PBM subcontracts while the Department is reviewing such pre-existing contracts.

                8.      EPSDT SERVICES

                        The Contractor must comply with the requirements regarding EPSDT services as set forth in Exhibit J of this Agreement, EPSDT Guidelines.

                        The Contractor must also adhere to specific Department regulations at 55 Pa. Code Chapters 3700 and 3800 as they relate to EPSDT examination for individuals under the age of 21 and entering substitute care or a child residential facility placement.

                9.      EMERGENCY ROOM (ER) SERVICES

                        The Contractor agrees to comply with the program standards regarding Emergency Room (ER) Services that are set forth in Exhibit K of this Agreement, Emergency Room Services.

                        The Contractor must comply with the provisions of the Balanced Budget Act of 1997 (BBA) and Sections 2102 and 2116 of the Insurance Company Law of 1921 as amended, 40 P.S. 991.2102 and 991.2116, pertaining to coverage and payment of Medically Necessary Emergency Services. In addition:

                        - Emergency Providers may initiate the necessary intervention to stabilize an Emergency Medical Condition of the patient without seeking or receiving prospective authorization by the Contractor.

                        - The Contractor shall be responsible for all ER services including those categorized as mental health or drug and alcohol. Exception: ER evaluations for voluntary and involuntary commitments pursuant to the Mental Health Procedures Act of 1976, 50 P.S. 7101 et seq. shall be the responsibility of the BH-MCO.

                        Nothing in the above section shall be construed to imply that the Contractor shall not:

                        -       track, trend and profile ER utilization;

                        - retrospectively review and where appropriate, deny payment for inappropriate ER use;

                        - use all appropriate methods to encourage Members to use PCPs rather than ERs for minor acute conditions; or

                        - use a recipient restriction methodology for Members with a history of significant inappropriate ER usage.

                10.     POST-STABILIZATION SERVICES

                        The Contractor must cover Post-Stabilization Services, pursuant to 42 C.F.R. 422.100(b)(iv).

                        The Contractor must cover Post-Stabilization Services without requiring authorization, and regardless of whether the Member obtains the services within or outside the Contractor's Provider Network if any of the following situations exist:

                        a.      The Post-Stabilization Services were
                                pre-approved by the Contractor.

                        b. The Post-Stabilization Services were not pre-approved by the Contractor because the Contractor did not respond to the Provider's request for these Post-Stabilization Services within one (1) hour of the request.

                        c. The Post-Stabilization Services were not pre-approved by the Contractor because the Contractor could not be reached by the Provider to request pre-approval for these
                                Post-Stabilization Services.

                11.     EXAMINATIONS TO DETERMINE ABUSE OR NEGLECT

                        a. The Contractor must ensure that Members who are MA Consumers under evaluation for suspected child abuse or neglect by the County Children and Youth Agency system, and who present for physical examinations for determination of abuse or neglect, shall receive such services. These services must be performed by trained examiners in a timely manner according to the Child Protective Services Law, 23 Pa. C.S.A. 6301 et seq. and Department regulations.

                        b. The Contractor is responsible to ensure that ER staff and physicians know the procedures for reporting suspected abuse and neglect in addition to performing exams for the county. This requirement must be included in all applicable Provider Agreements.



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

                        c. Should the PCP determine that a mental health assessment is needed, s/he must inform the MA consumer or the County Children and Youth Agency representative how to access these mental health services and coordinate access to these services, when necessary.

                12.     HOSPICE SERVICES

                        The Contractor must provide hospice care and use certified hospice providers in accordance with the provisions outlined at 42 C.F.R. 418.1 et seq.

                        MA Consumers who are enrolled in the Department's Hospice Program and were not previously enrolled in the HealthChoices Program will not be enrolled in HealthChoices. However, if a PH-MCO Member is determined eligible for the Department's Hospice Program after being enrolled in the PH-MCO, the Member will remain the responsibility of the PH-MCO and will not be disenrolled from HealthChoices.

                13.     ORGAN TRANSPLANTS

                        The Contractor is responsible to pay for transplants to the extent that the MA FFS Program pays for such transplants. When Medically Necessary, the following transplants shall be the responsibility of the
                        Contractor: Kidney (cadaver and living donor), kidney/pancreas, cornea, heart, heart/lung, single lung, double lung, liver (cadaver and living donor), liver/pancreas, small bowel, pancreas/small bowel, bone marrow, stem cell, pancreas, liver/small bowel transplants, and multivisceral transplants.

                14.     TRANSPORTATION

                        The Contractor is financially responsible for the cost of all Medically Necessary emergency transportation and all Medically Necessary non-emergency ambulance transportation.

                        Regulations set forth at 55 Pa. Code 1245.52(l) outline the conditions required for ambulance transportation to be considered Medically Necessary.

                        Any non-emergency transportation (excluding Medically Necessary non-emergency ambulance) for Members to and from MA compensable services must be arranged through the Medical Assistance Transportation Program (MATP). A complete



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

                        description of MATP responsibilities can be found in Exhibit L of this Agreement, Transportation.

                15.     WAIVER SERVICES/STATE PLAN AMENDMENTS

                        a.      HIV/AIDS WAIVER PROGRAM

                                The Contractor must arrange for and provide services to persons with AIDS or symptomatic HIV the same as those provided under the Department's AIDS Waiver Program. Individuals enrolled in the Department's AIDS Waiver Program who would not otherwise be eligible for MA, are included in HealthChoices. The Contractor shall be responsible for tracking these Members in accordance with federal reporting requirements. A full description of the AIDS Waiver Program can be found in the HealthChoices Proposers' Library.

                        b.      HIV/AIDS TARGETED CASE MANAGEMENT (TCM) PROGRAM

                                The Contractor must ensure the provision of TCM services for persons with AIDS or symptomatic HIV, including access to needed medical and social services using the existing TCM program standards of practice followed by the Department or comparable standards approved by the Department. In addition, individuals within the PH-MCO who provide the TCM services must meet the same qualifications as those under the Department's TCM Program. A full description of the TCM Program including practice standards for case managers, can be found in the HealthChoices Proposers' Library.

                        c.      MICHAEL DALLAS WAIVER (MDW) PROGRAM

                                MA Consumers who are currently receiving home and community based services through the MDW, will be enrolled in the HealthChoices Program but all waiver services will be covered under the MA FFS delivery system. All other non-waiver services will be covered under the HealthChoices PH-MCO.

                                MA Consumers currently receiving home and community based services through the MDW Program and deemed MA eligible solely through the MDW will be exempt from the HealthChoices Program.



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

                        d.      HEALTHY BEGINNINGS PLUS (HBP) PROGRAM

                                The Contractor must provide services that meet or exceed HBP standards in effect as defined in current MA Bulletins. The Contractor must also assure that the coordinated prenatal activities of the HBP Program continue by utilizing enrolled HBP Providers or developing comparable resources. Such comparable programs will be subject to review and approval by the Department based on the likelihood that such programs will be of greater effectiveness in meeting the goals of the HBP Program. The Contractor must provide a full description of its plan to provide prenatal care for pregnant women and infants in fulfillment of the HBP Program objectives for review and advance written approval by the Department. This plan must include comprehensive postpartum care.

                        e.      PENNSYLVANIA DEPARTMENT OF AGING (PDA) WAIVERS

                                The Department reserves the right to expand the scope of services to include MA Consumers in the PDA Waiver in HealthChoices. Please refer to
                                Section VII.B.3 of this Agreement for further information on program changes.

                16.     NURSING FACILITY SERVICES

                        The PH-MCO is responsible for payment for up to thirty
                        (30) days of nursing home care (including hospital reserve or bed hold days) if a Member is admitted to a Nursing Facility. Members are disenrolled from HealthChoices thirty (30) days following the admission date to the Nursing Facility as long as the Member has not been discharged (from the Nursing Facility).

                        A PH-MCO may not deny or otherwise limit Medically Necessary services, such as home health services, on the grounds that the Member needs, but is not receiving, a higher level of care. A PH-MCO may not offer financial or other incentives to obtain or expedite a Member's admission to a Nursing Facility except as short-term nursing care, not to exceed thirty (30) days.

                        The PH-CMO must abide by the decision of the OPTIONS assessment process determination letter related to the need for Nursing Facility services.

                        MA Consumers who are placed into a Nursing Facility from a hospital and who were not previously enrolled in the HealthChoices

                        Program or individuals who enter a Nursing Facility from a hospital and are then determined eligible for MA will not be enrolled in HealthChoices. However, should an individual leave the Nursing Facility to reside in the HealthChoices zone and then be determined eligible for enrollment into HealthChoices, they will then be required to enroll into the HealthChoices Program.

                        Individuals who are residing in Nursing Facilities and are subsequently found eligible for MA will not be enrolled in the HealthChoices Program. Individuals eligible for MA, but not mandated into the HealthChoices Program when they enter Nursing Facilities, or MA Consumers who are placed in Nursing Facilities inside the HealthChoices zone, who previously resided outside the HealthChoices zone, will not be enrolled in the HealthChoices Program.

        B.      PRIOR AUTHORIZATION OF SERVICES

                1.      GENERAL PRIOR AUTHORIZATION REQUIREMENTS

                        The Contractor must provide Emergency Services without regard to prior authorization or the emergency care provider's contractual relationship with the Contractor.

                        If the Contractor wishes to require prior authorization of any services which are not required to be prior authorized under the MA FFS Program, the Contractor must establish and maintain written policies and procedures which must have advance written approval by the Department. In addition, the Contractor must include a list and scope of services for referral and prior authorization, which must be included in the Contractor's Provider manual and Member handbook. Contractors must receive advance written approval of the list and scope of services to be referred or prior authorized by the Department as outlined in Exhibit H of this Agreement, Prior Authorization Guidelines and Exhibit M(1) of this Agreement, Quality Management and Utilization Management Program Requirements. Prior authorization policies and procedures approved under previous HealthChoices contracts will be considered approved under this Agreement.

                        The Contractor shall not implement prior authorization policies without having sought and obtained advance written approval by the Department. Denials issued under unapproved prior authorization policies may be subject to retrospective review and reversal at the Department's sole discretion. The Department may, at its discretion, impose sanctions and/or corrective action plans in the event that the Contractor improperly implements any prior authorization policy or procedure.

                        The Department will make its best efforts to review and provide feedback to the Contractor (e.g., written approval, request for corrective action plan, denial, etc.) within sixty (60) days from the date the Department receives the request for review by the Contractor. For minor updates to existing approved prior authorization plans, the Department will make its best efforts to review updates within forty-five (45) days from the date the Department receives the request for review by the Contractor.

                        The Contractor is required to process each request for prior authorization of a covered service and ensure that the Member is notified, at least verbally, of the decision within two (2) business days of receiving the request. If additional information is needed to review the request, the Contractor must request such information from the appropriate Provider within forty-eight (48) hours of receiving the request for prior authorization of a covered service. If the Contractor requests additional information, the request may be pended for a reasonable time period. However,

                        a. a prior authorization (prospective utilization review) decision must be communicated to the Member within two (2) business days of the receipt of all supporting information reasonably necessary to complete the review.

                        b. the Member must receive written notification of a decision on a request for a covered service or item within twenty-one (21) days of the date the Contractor received the request. If not, the service or item is automatically approved. To satisfy the twenty-one (21) day time period, the Contractor must mail to the Member, the Member's PCP, and the prescribing Provider a notice of partial approval or denial of the request on or before the eighteenth (18th) day from the date the request is received. If the notice is not mailed by the eighteenth (18th) day after the request is received, the request is automatically authorized (i.e., deemed approved).

                        The Contractor may waive the prior authorization requirements for services which are required by the Department to be prior authorized.

                2.      PRIOR AUTHORIZATION FOR OUTPATIENT PRESCRIPTION DRUGS

                        The Contractor may require prior authorization as a condition of coverage or payment for an outpatient prescription drug provided that 1) a decision whether to approve or deny the prescription is made within twenty-four (24) hours, and 2) if a Member's prescription for a medication is not filled when a prescription is presented to the pharmacist, the PH-MCO must allow the pharmacist to dispense either a fifteen
                        (15) day supply if the prescription qualifies as an Ongoing Medication, or a seventy-two (72) hour supply in other instances where this is an Immediate Need for the medication.

                        The Contractor must issue a written denial notice, in the form attached as Exhibit N of this Agreement, Denial Notices, within twenty-four (24) hours from the time that the prescription is presented at the pharmacy. In the event that the Contractor cannot issue a written denial notice within twenty-four (24) hours, the Contractor must have procedures in place so as to permit the Member to receive a supply of the new medication such that the supply will not be exhausted prior to receipt of the notice. For drugs not able to be divided and dispensed into individual doses, the Contractor will make provisions to allow the pharmacist to dispense the smallest amount that will provide at least a seventy-two
                        (72) hour or fifteen (15) day supply, whichever is applicable. The Department will waive the seventy-two
                        (72) hour supply requirement for medications and treatments under concurrent clinical review and treatments that are outside the parameter of use approved by the FDA or accepted standards of care.

                        The Contractor must have procedures in place to assure that if a prescription for an Ongoing Medication is not authorized when presented at the pharmacy, the pharmacist shall dispense a fifteen (15) day supply of the prescription, unless the Contractor or its designated subcontractor issued a proper written notice of benefit reduction or termination at least ten (10) days prior to the end of the period for which the medication was previously authorized and a Grievance or DPW Fair Hearing request has not been filed. If the Member files a Grievance or DPW Fair Hearing request from a denial of an Ongoing Medication, the Contractor must authorize the medication until the Grievance or DPW Fair Hearing request is resolved. When medication is authorized due to the Contractor's obligation to continue services while a Member's Grievance or Fair Hearing is pending, and the final binding decision is in favor of the Contractor, a request for subsequent refill of the prescribed medication does not constitute an ongoing medication.

                        The requirement that the Member be given at least a seventy-two (72) hour supply for a new medication or a fifteen (15) day supply for an Ongoing Medication does not apply when a pharmacist determines that the taking of the prescribed medication, either alone or along with other medication that the Member may be taking, would jeopardize the health or safety of the Member. In such event, the Contractor and/or its subcontractor must require that its participating pharmacist make good faith efforts to contact the prescriber. In such instances, however, the requirement that the Contractor issue a written denial notice within twenty-four (24) hours still applies.

        C.      CONTINUITY OF CARE

                The Contractor must comply with the procedures outlined in MA Bulletin #99-96-01, Continuity of Prior Authorized Services Between FFS and Managed Care Plans and Between Managed Care Plans for Individuals Under Twenty-One (21), to ensure continuity of prior authorized services whenever an individual under the age of twenty-one (21) transfers from one PH-MCO to another, from a PH-MCO to the MA FFS Program, or from the MA FFS Program to a PH-MCO.

                The PH-MCO must comply with Section 2117 of Article XXI of the Insurance Company Law of 1921, as amended, 40 P.S. 991.2117 regarding continuity of care requirements. A bulletin detailing the continuity of care requirements applicable to prior authorized services to adult Members, as well as continuity of treatment for non-prior authorized services for all Members will be issued by the Department in the near future. A draft of this bulletin can be found in the HealthChoices Proposers' Library.

        D.      COORDINATION OF CARE

                The PH-MCO is responsible for coordination of care for individuals enrolled in HealthChoices. The PH-MCO must ensure seamless and continuous coordination of care across a continuum of services for the individual Member with a focus on improving health care outcomes. The continuum of services may include the in-plan comprehensive benefits package, out-of-plan benefits, and non-MA covered services provided by other community resources such as:

                1.      NURSING FACILITY CARE

                        The PH-MCO must ensure the decisions related to placement in Nursing Facilities are coordinated with the Member and, where appropriate, the Member's family.

                2.      SPECIAL SERVICES

                        Through a variety of mechanisms including Quality Management and Utilization Management (QM/UM) and Special Needs Unit (SNU) functions, the PH-MCO is responsible to coordinate special In-Plan Services.

                        Special In-Plan Services include but are not limited to:

                        - ICF/MR/ORC Intermediate Care Facility for the Mentally Retarded/Other Related Conditions

                        -       Residential Treatment Facility (RTF)

                        -       Acute and Extended Acute Psychiatric Facilities

                        - Non-Hospital Residential Detoxification, Rehabilitation, and Half-Way House Facilities for Drug/Alcohol Dependence/ Addiction

                        - Area Agencies on Aging (AAA)/OPTIONS Assessment and Pre-admission Screening Requirements

                        -       Pennsylvania Department of Aging (PDA) Waiver

                        -       Members Admitted to Juvenile Detention Centers
                                (JDCs)

                        -       Children in Substitute Care Transition

                        -       Adoption Assistance Children/Adolescents

                        -       Dual Eligibles (Medicare/Medicaid)

                        The HealthChoices Program requirements covering special services are outlined in Exhibit O of this Agreement, Description of Special Services.

                3.      OUT-OF-PLAN SERVICES

                        The PH-MCO is responsible to interact/coordinate with the entity responsible for the Out-of-Plan Services to promote a seamless continuum of care coordination.

                        Out-of-Plan Services include, but are not limited to:

                        -       Transitional Care Homes

                        -       Medical Foster Care Services

                        -       Early Intervention Services

                        - The Home and Community Based Waiver Program for Nursing Facility Residents with other related conditions (OSP/OBRA Waiver)

                        - The Home and Community Based Waiver Program for Nursing Facility Applicants with other related conditions (OSP/Independence Waiver)

                        - Home and Community Based Waiver for Attendant Care Services (OSP/AC Waiver)

                        - Home and Community Based Waiver for Persons with Mental Retardation

                        Out-of-Plan Services are described in Exhibit P of this Agreement, Out-of-Plan Services.

                4.      COORDINATION OF CARE/LETTERS OF AGREEMENT

                        The Contractor is responsible to coordinate the comprehensive in-plan package of services with entities providing Out-of-Plan Services. To clearly define the roles of the entities involved in the coordination of services, the Contractor must enter into coordination of care letters of agreement with all school districts, County Children and Youth Agencies (CCYAs) and Juvenile Probation Offices (refer to Sample Model Agreement, Exhibit Q of this Agreement), and the BH-MCOs (refer to Exhibit R of this Agreement, Coordination with BH-MCOs). The Department encourages the Contractor to make a good faith effort to enter into coordination of care letters of agreement with other public, governmental, county, and community-based service providers.

                        Should the Contractor be unable to enter into coordination of care letters of agreement as required under this Agreement, the Contractor must submit written justification to the Department. Justification must include all the steps taken by the Contractor to attempt to secure coordination of care letters of agreement, or must demonstrate an existing, ongoing, and cooperative relationship with the entity. The Department will then determine whether or not this requirement will be deemed met.

                        All written coordination documents developed and maintained by the Contractor must have advance written approval by the Department and must be reviewed/revised at least annually by the Contractor. Coordination documents must be available for review by the Department at the time of Readiness Review and upon request thereafter. All written coordination documents entered into between a service Provider and the Contractor must also be approved by the Department. These written coordination documents, including the operational procedures, must be submitted for final review and approval at least thirty (30) days prior to the operational date of the Initial Term of the Contract.

                        Any written coordination documents entered into between the Contractor and service Providers must contain, but are not limited to, the provisions outlined in Exhibit S of this Agreement, Written Agreements Between PH-MCO and Service Providers. Under no circumstances may these coordination documents contain any definition of Medically Necessary other than the definition found in this Agreement.

                5.      PH-MCO AND BH-MCO COORDINATION

                        The HealthChoices PH-MCOs and the BH-MCOs are required to develop and implement written agreements regarding the interaction and coordination of services provided to MA Consumers enrolled in the HealthChoices Program. These agreements must be submitted and approved by the Department. The PH Contractors and BH Contractors in the zone are encouraged to develop uniform coordination agreements to promote consistency in the delivery and administration of services.

                        Program requirements covering PH/BH Provider Agreements are outlined in Exhibit T of this Agreement, PH/BH Provider Agreements. The HealthChoices Program requirements covering behavioral health services requirements are outlined in Exhibit U of this Agreement, Behavioral Health Services.

                        The Contractor agrees to comply with the requirements regarding Coordination with Out-of-Plan Services, which are set forth in Section V.D.3 of this Agreement, including those pertaining to behavioral health.

                        a. The Contractor agrees, and the Department will use its best efforts to require HealthChoices BH-MCOs to agree, to submit to a binding independent arbitration process in the event of a dispute between the Contractor and any such BH-MCOs concerning their respective obligations pursuant to this Agreement and a Behavioral HealthChoices contract. The mutual agreement of the Contractor and a BH-MCO to such an arbitration process must be evidenced by and included in the written agreement between the Contractor and the BH-MCO.

                        b. All pharmacy services, except those otherwise assigned, are the payment responsibility of the Member's PH-MCO. The only exception is that the BH-MCO is responsible for the payment of methadone and Levomethadyl Acetate Hydrochloride
                                (LAAM). All prescribed medications are to be dispensed through the Contractor's Network pharmacies. This includes drugs prescribed by both the PH-MCO and the BH-MCO Providers. The Contractor must follow the PH/BH Pharmacy Services guidelines in Exhibit V of this Agreement, PH-MCO Pharmacy Guidelines. The Department will issue a list of BH-MCO Providers to the Contractor prior to the effective date of this Agreement. Should the Contractor receive a request to dispense medication from a BH Provider not listed on the BH-MCO's Provider file, the Contractor must work through the appropriate BH-MCO to identify the Provider. The Contractor is prohibited from denying prescribed medications solely in cases where the BH-MCO Provider is not clearly identified on the BH-MCO Provider file.

        E.      CONTRACTOR RESPONSIBILITY FOR REPORTABLE CONDITIONS

                The Contractor will work with State Department of Health (DOH) State and District Office Epidemiologists in partnership with the designated county/municipal health department staffs to ensure that reportable conditions are appropriately reported in accordance with Department regulations, in accordance with 28 Pa. Code 27.1 et seq. The Contractor will designate a single contact person to facilitate the implementation of this requirement.

                The Contractor is not responsible for the payment of Environmental Lead Investigations.

        F.      MEMBER ENROLLMENT AND DISENROLLMENT

                1.      GENERAL

                        The Contractor is prohibited from restricting its Members from changing PH-MCOs for any reason. The MA Consumer has the right to initiate a change in PH-MCOs at any time.

                        The Contractor is prohibited from offering or exchanging financial payments, incentives, commissions, etc., to any other PH-MCO (not receiving a contract to operate under the HealthChoices Program or not choosing to continue a contractual relationship with the Department) for the exchange of information on the terminating PH-MCO's membership. This includes offering incentives to a terminating PH-MCO to recommend that its membership join the PH-MCO offering the incentives.

                        The Department will disenroll Members from a PH-MCO when there is a change in residence which places the Member outside the HC zone covered by this Agreement, as indicated on the individual county file maintained by the Department's Office of Income Maintenance.

                        The Department is developing procedures to support enrolling HC Members transferring from one HC zone to another with the same Plan, provided that the Plan operates in both zones.

                2.      CONTRACTOR OUTREACH MATERIALS

                        The Contractor must develop outreach materials such as pamphlets and brochures which can be used by the IEAP contractor to assist MA Consumers in choosing a PH-MCO and PCP. These materials must be developed in the form and context required by the Department. The Department must approve of such materials in writing prior to their use. The Department's review will be conducted within thirty (30) days and approval will not be unreasonably withheld. The Contractor is required to print and provide to the IEAP contractor an adequate supply of previously approved materials within five (5) business days from the request of the IEAP contractor. The Contractor brochure must follow the guidelines outlined in Exhibit W of this Agreement, PH-MCO Guidelines for Outreach Materials.

                        The Contractor is prohibited from distributing directly or through any agent or independent contractor, outreach materials without advance written approval of the Department. In addition, the Contractor must comply with the following guidelines and/or restrictions.

                        a. The Contractor may not seek to influence an individual's enrollment with the PH-MCO in conjunction with the sale of any other insurance.

                        b. The Contractor must comply with the enrollment procedures established by the Department in order to ensure that, before the individual is enrolled with the PH-MCO, the individual is provided accurate oral and written information sufficient to make an informed decision on whether to enroll.

                        c. In accordance with the federal Balanced Budget Act of 1997, Section 1932(d)(2)(E), the Contractor shall not directly or indirectly conduct door-to-door, telephone or other cold-call marketing activities.

                        d. The Contractor must ensure that all outreach plans, procedures and materials are accurate and do not mislead, confuse or defraud either the MA Consumer or the Department.

                3.      CONTRACTOR OUTREACH ACTIVITIES

                        The Contractor must comply with the following principles for all Contractor outreach activities:

                        a. Due to the Department's use of HealthChoices Enrollment Specialists, the Contractor will be prohibited from engaging in any marketing activities associated with enrollment into a PH-MCO in any HealthChoices zone. The Contractor will be prohibited from engaging in any marketing activities associated with enrollment into their PH-MCO program upon notification by the Department prior to commencement of this Agreement, but in no case after the IEAP contractor commences enrollment activities.

                                The Contractor is also prohibited from
                                subcontracting with an outside entity to engage in marketing activities associated with any form of enrollment to eligible or potential MA Consumers. The Contractor must not engage in marketing activities associated with enrollments, which include but are not limited to, the following locations and activities:

                                -       County Assistance Offices (CAOs)

                                -       Providers' offices

                                -       Malls/Commercial or retail
                                        establishments

                                -       Hospitals

                                -       Check cashing establishments

                                -       Door-to-door visitations

                                -       Telemarketing

                                -       Community Centers

                                -       Churches

                                -       Direct Mail

                        b. The Contractor may use but not be limited to commonly accepted media methods to advertise. These include television, radio, billboard, the Internet and printed media. All such advertising is subject to advance written approval by the Department.

                        c. The Contractor may participate in or sponsor health fairs or community events. The Department reserves the right to set limits on contributions and/or payments made to non-profit groups in connection with health fairs or community events. Advance written approval is required for contributions of $2,000.00 or more. The Department will make every reasonable effort to respond to the Contractor's request for advance written approval within ten (10) business days. All contributions are subject to financial audit by the Department.

                        d. Items of little or no intrinsic value (i.e., trinkets with promotional Contractor logos), may be offered at health fairs or other approved community events. Such items must be made available to the general public, not to exceed $3.00 in retail value and must not be connected in any way to Contractor enrollment activity. All such items are subject to advance written approval by the Department.

                        e. The Contractor will be permitted to offer Members health-related benefits in excess of those required by the Department, and are permitted to feature such expanded benefits in approved outreach materials. All such expanded benefits are subject to advance written approval by the

                                Department and must meet the requirements of
                                Section V.A.3 of this Agreement, Expanded
                                Benefits.

                        f. Contractors may not offer Member coupons for products of value.

                        g. Unless approved by the Department, Contractors are not permitted to directly provide products of value unless they are health related and are prescribed by a licensed Provider.

                        h. The PH-MCO will be responsible for bearing the cost of reprinting HealthChoices outreach materials, if a major change involving content is made prior to the IEAP's annual revision of materials. These changes include, but are not limited to, change in product names, program benefits and services.

                        i. The Department reserves the right to review any and all outreach activities and advertising materials and procedures used by the Contractor for the HealthChoices program. In addition to any other sanctions, the Department may impose monetary or restricted enrollment penalties should the Contractor be found to be using marketing materials or engaging in marketing practices. The Department reserves the right to suspend all outreach activities and the completion of applications for new Members. Such suspensions may be imposed for a period of sixty
                                (60) days from notification by the Department to the Contractor citing the violation.

                        j. The Contractor is prohibited from distributing, directly or through any agent or independent Contractor, outreach materials that contain false or misleading information.

                        k. The Contractor must not, under any conditions use the Department's Client Information System
                                (CIS) to identify and market to MA Consumers participating in the MA FFS Program or enrolled in another PH-MCO. The Contractor shall not share or sell MA Consumer lists with other organizations for any purpose.

                        l. The Contractor must submit a plan for advertising, sponsorship, and outreach procedures to the Department for advance written approval in accordance with the guidelines outlined in Exhibit X of this Agreement, HealthChoices PH-

                                MCO Guidelines for Advertising, Sponsorship, and Outreach.

                4.      ALTERNATIVE LANGUAGE REQUIREMENT

                        During the enrollment process, the Department and/or its HealthChoices Enrollment Specialists shall seek to identify program Members who speak a language other than English as their first language. The Department and/or its HealthChoices Enrollment Specialists shall notify the Contractor when it knows of Members who do not speak English as a first language and who have either selected or been assigned to the Contractor.

                        If five percent (5%) or more of MA Consumers in a County Assistance/District Office speak a language other than English as a first language, the Contractor must make available in that language all information that is disseminated to English speaking Members. This information includes, but is not limited to, Member handbooks, hardcopy provider directories, education and outreach materials, written notifications, etc. Materials must include appropriate instructions on how to access or receive assistance with accessing desired materials in an alternate language or format.

                5.      CONTRACTOR ENROLLMENT PROCEDURES

                        The Contractor must have in effect written administrative policies and procedures for newly enrolled Members. The Contractor must also provide written policies and procedures for coordinating enrollment information with the Department's IEAP contractor. The Contractor must receive advance written approval from the Department regarding these policies and procedures. The Contractor's submission of new or revised policies and procedures for review and approval by the Department shall not act to void any pre-existing policies and procedures which have been prior approved by the Department for operation in a HC zone. Unless otherwise required by law, the Contractor may continue to operate under such pre-existing policies and procedures until such time as the Department approves the new or revised version thereof.

                        The Contractor must take necessary administrative steps consistent with the Enrollment/Disenrollment Dating Rules that are determined by and provided by the Department in Exhibit Y of this Agreement, Managed Care Enrollment/Disenrollment Dating Rules.

                        The Contractor must enroll any eligible MA Consumer who selects the Contractor or is assigned in accordance with Exhibit Z of this

                        Agreement, Automatic Assignment, to the Contractor regardless of the MA Consumer's race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual orientation, income status, program membership, Grievance status, MA category status, health status, pre-existing condition, physical or mental handicap or anticipated need for health care. See Exhibit AA of this Agreement, Category/Program Status Coverage Chart.

                6.      ENROLLMENT OF NEWBORNS

                        The Contractor must have written administrative policies and procedures to enroll and provide all necessary services to newborn infants of Members, effective from the time of birth, without delay, in accordance with
                        Section V.F.11 of this Agreement, Services for New Members, and Exhibit BB of this Agreement, PH-MCO Recipient Coverage Document. The Contractor must receive advance written approval from the Department regarding these policies and procedures.

                        The Contractor is not responsible for the payment of newborn metabolic screenings.

                7.      TRANSITIONING MEMBERS BETWEEN PH-MCOS

                        It may be necessary to transition a Member between PH-MCOs. Members with Special Needs should be assisted by the SNU(s) to facilitate a seamless transition. The Contractor must follow the Department's established procedures as outlined in Exhibit BB of this Agreement, PH-MCO Recipient Coverage Document.

                8.      CHANGE IN STATUS

                        The Contractor must report to the Department on a weekly enrollment/disenrollment file the following:

                        -       Pregnancies not on CIS;

                        -       Death Reports;

                        -       Newborns not on CIS; and

                        -       Return mail.

                        The Contractor must report to the appropriate CAO any changes in the status of families or individual Members within ten (10) business days of their becoming known, including changes in family size and residence, and new phone numbers.

                9.      MONTHLY MEMBERSHIP

                        The Department will provide an electronic file, on a monthly basis, that lists program eligibles who are prior, current or future Contractor Members. The Contractor agrees to reconcile this membership list against its internal membership information and notify the Department of any discrepancies found within the data on the file within thirty (30) business days, in order to resolve problems.

                        MA Consumers not included on this file with an indication of prospective coverage will not be the responsibility of the PH-MCO unless a subsequent Daily Membership File indicates otherwise. Those with an indication of future month coverage will not be the responsibility of the PH-MCO if a Daily Membership File received by the PH-MCO prior to the beginning of the future month indicates otherwise.

                10.     ENROLLMENT AND DISENROLLMENT UPDATES

                        a.      DAILY FILE

                                The Department will provide to the Contractor by electronic file transmission, a daily file that lists demographic changes, eligibility changes, enrollment changes and Members enrolled through the automatic assignment process.

                                The Contractor must reconcile this file against its internal membership information and notify the Department within thirty (30) business days in order to resolve problems.

                        b.      WEEKLY ENROLLMENT/DISENROLLMENT RECONCILIATION
                                FILE

                                The Department will provide, every week by electronic file transmission, information on Members voluntarily enrolled or disenrolled. This file also provides dispositions on alerts submitted by the Contractor.

                        c.      DISENROLLMENT EFFECTIVE DATES

                                Member disenrollments will become effective on the date specified by the Department. The Contractor must have written policies and procedures for complying with Department disenrollment orders.

                        d.      DISCHARGE/TRANSITION PLANNING

                                When any Member is disenrolled from the PH-MCO because of:

                                admission to or length of stay in a facility, a waiver program eligibility, or a child's placement in substitute care outside the HealthChoices zone,

                                the Contractor from which the Member disenrolled must remain responsible for participating in discharge/transition planning for up to six (6) months from the initial date of disenrollment. The Contractor will remain the MA Consumer's PH-MCO upon discharge (upon returning to the HealthChoices zone), unless the MA Consumer chooses a different PH-MCO or is determined to no longer be eligible for participation in HealthChoices.

                                If the MA Consumer chooses a different PH-MCO, that PH-MCO must participate in the discharge/transition planning upon notification that the MA Consumer is enrolled.

                11.     SERVICES FOR NEW MEMBERS

                        The Contractor must make available the full scope of benefits to which a Member is entitled from the effective enrollment date provided by the Department. Detailed descriptions of those services can be found in the HealthChoices Proposers' Library in the materials describing the MA FFS Program for those services.

                        The Contractor must ensure that pertinent demographic information about the MA Consumer, i.e., Special Needs data collected through the IEAP or directly indicated to the Contractor by the MA Consumer after enrollment, will be used by the Contractor upon the new Member's effective enrollment date in the PH-MCO. If a Special Need is indicated, the Contractor is required to place a Special Needs indicator on the Member's record and must outreach to that Member to identify their Special Need or circumstance. For any Member with a Special Needs indicator, the Contractor must arrange for a health needs assessment within forty-five (45) days; provide results of the same to the assigned PCP; and track and follow-up outcomes to assure the Member's needs are adequately addressed.

                        The Contractor must comply with access standards as required in Section V.S of this Agreement, Provider Network/Services Access and follow the appointment standards described in Section V.S.12 of this Agreement, Appointment Standards, when an appointment is requested by a Member.

                12.     NEW MEMBER ORIENTATION

                        The Contractor must have written policies and procedures for:

                        - Orienting new Members to their benefits (e.g., prenatal care, dental care, and specialty care),

                        -       Educational and preventative care programs,

                        - The proper use of the PH-MCO identification card and the Department's ACCESS card,

                        -       The role of the PCP,

                        - What to do in an emergency or urgent medical situation,

                        - How to utilize services in other circumstances, and

                        - How to register a Complaint, file a Grievance or request a DPW Fair Hearing.

                        These policies and procedures must receive advance written approval by the Department.

                        The Contractor is prohibited from contacting a potential enrollee who is identified on the daily file with an automatic assignment indicator (either an "A" auto assigned or "M" member assigned) until ten (10) business days before the effective date of the Member enrollment unless it is the Contractor's responsibility under this Agreement.

                13.     ELIGIBILITY VERIFICATION SYSTEM (EVS)

                        The Contractor must provide a file via the Department's Pennsylvania Open Systems Network (POSNet), to the Department's EVS contractor, of PCP assignments for all its Members. The Contractor must provide this file at least weekly or more frequently if requested by the Department. The Contractor must ensure that the PCP assignment information is consistent with all requirements specified by the Department. The file layout and data dictionary for this file are located in the Exhibit CC of this Agreement, Data Support for PH-MCOs.

                14.     CONTRACTOR IDENTIFICATION CARDS

                        The Contractor may issue its own identification card to enrolled Members. However, the Department issues an identification card, called an ACCESS card, to each MA Consumer, which the Member is required to use when accessing services. Providers must use this card to access the Department's EVS and to verify the Member's eligibility. The ACCESS card shall allow the Provider the capacity to access the most current eligibility information without contacting the Contractor directly.

                15.     MEMBER HANDBOOK

                        The Contractor agrees to mail a Member handbook, or other written materials, with information on how to access services, in the appropriate language or alternate format to Members within five (5) business days of being notified of a Member's enrollment. The Contractor must maintain documentation verifying that the Member handbook is reviewed for accuracy at least once a year, and that all necessary modifications have been made and all Members notified.

                        a.      MEMBER HANDBOOK REQUIREMENTS

                                The Contractor must ensure that the Member handbook is written at no higher than a fourth grade level and include, at a minimum, the information outlined in Exhibit DD of this Agreement, HealthChoices PH-MCO Member Handbook.

                        b.      DEPARTMENT APPROVAL

                                The Contractor must submit Member handbook language to the Department for advance written approval prior to distribution to Members. The Contractor must make modifications in the language contained in the Member handbook if ordered by the Department so as to comply with the requirements described in a., Member Handbook Requirements, above.

                        c.      LANGUAGES OTHER THAN ENGLISH

                                The Contractor must follow the Member access standards for Member handbooks outlined in
                                Section V.F.4 of this Agreement, Alternative
                                Language Requirement.

                16.     PROVIDER DIRECTORIES

                        Directories must be available for all types of Providers in the Contractor's Network, including, but not limited to: PCPs, hospitals, specialists, providers of ancillary services, Nursing Facilities, etc. The Contractor must provide the IEAP contractor with an adequate supply of hardcopy provider directories (including updates) on a continual basis. Hardcopy provider directories must be updated annually.

                        The Contractor must provide the IEAP contractor with an updated electronic version of their provider directory on a weekly basis. This will provide information regarding terminations, additions, PCPs and specialists not accepting new assignments, and other information determined by the Department to be necessary. The Contractor must provide the file layout and format specified by the Department. The format shall include, but not be limited to the following:

                        -       Correct Provider Medical Assistance
                                Identification (MAID) number

                        -       All providers in the Contractor's Network

                        -       Wheel chair accessibility of provider sites

                        -       Language indicators

                        A Contractor will not be certified as "ready" without the completion of the electronic provider directory component. See Exhibit EE of this Agreement, Online Provider Directory File Layout.

                        The Contractor must provide its Members with directories for PCPs, dentists, specialists and providers of ancillary services, upon request, which include, at a minimum, the information listed in Exhibit FF of this Agreement, PCP, Dentists, Specialists and Providers of Ancillary Services Directories. The Contractor must submit PCP, specialists, and provider of ancillary services directories to the Department for advance written approval before distribution to its Members. The Contractor must submit provider directories to the Department for review and approval thirty (30) days prior to the program commencement or as determined by the

                        Department. The Contractor also agrees to make modifications to its provider directories if ordered by the Department to do so.

                17.     MEMBER DISENROLLMENT

                        The PH-MCO may not reassign or remove Members involuntarily from Network Providers who are willing and able to serve the Member.

        G.      MEMBER SERVICES

                1.      GENERAL

                        The Contractor's Member services functions shall be operational at least during regular business hours (9:00 a.m. to 5:00 p.m., Monday through Friday) and one (1) evening per week (5:00 p.m. to 8:00 p.m.) or one (1) weekend per month to address non-emergency problems encountered by Members. Arrangements must be made to receive, identify, and timely resolve Emergency Member Issues on a twenty-four (24) hour, seven (7) day-a-week basis. The Contractor's Member services functions shall include, but are not limited to, the following Member services standards:

                        - Explaining the operation of the Contractor and assisting Members in the selection of a PCP.

                        - Assisting Members with making appointments and obtaining services.

                        - Assisting with arranging transportation for Members through the MATP. See Section V.A.14 of this Agreement, Transportation and Exhibit L of this Agreement, Transportation.

                        - Receiving, identifying and resolving Emergency Member Issues.

                        - Under no circumstances will unlicensed members services staff provide health-related advice to Members requesting clinical information. The Contractor must ensure that all such inquires are addressed by clinical personnel acting within the scope of their licensure to practice a health related profession.

                2.      CONTRACTOR INTERNAL MEMBER DEDICATED HOTLINE

                        The Contractor must maintain and staff a twenty-four
                        (24) hour, seven (7) day-a-week toll-free dedicated hotline to respond to Members' inquiries, Complaints and problems raised regarding services. The Contractor's internal Member hotline staff are required to ask the caller whether or not they are satisfied with the response given to their call. All calls must be documented and if the caller is not satisfied, the Contractor must ensure that the call is referred to the appropriate individual within the PH-MCO for follow-up and/or resolution. This referral must take place within forty-eight (48) hours of the call. The Contractor must provide the Department with the capability to monitor the Contractor's Member services and internal Member dedicated hotline from both the Department's headquarters and at each of the Contractor's offices. The Department shall only monitor calls from MA Program recipients and shall cease all monitoring activity as soon as it becomes apparent that the caller is not a MA Program recipient. The Contractor is not permitted to utilize electronic call answering methods, as a substitute for staff persons, to perform this service. The Contractor must ensure that its dedicated hotline meets the following Member services performance standards:

                        - Provide for a dedicated phone line for its Members.

                        - Provide for necessary translation assistance including provisions for Members who have hearing impairments.

                        -       Be staffed by individuals trained in:

                                -  cultural competence;
                                -  addressing the needs of special populations;
                                -  the availability of the functions of the SNU;
                                - the services which the Contractor is required to make available to children; and
                                - the availability of social services within the community.

                        - Be staffed with representatives familiar with accessing medical transportation.

                        - Be staffed with adequate service representatives to accommodate a delay in answering no greater than five (5) rings and three (3) minutes hold time.

                        -       Provide for TTY and/or Pennsylvania
                                Telecommunication Relay Service availability.

                3.      EDUCATION AND OUTREACH HEALTH EDUCATION ADVISORY
                        COMMITTEE

                        The Contractor must develop and implement effective Member education and outreach programs which may include health education programs focusing on the leading causes of hospitalization and emergency room use and health initiatives which target Members with Special Needs including but not limited to: HIV/AIDS, mental retardation/developmental disabilities, eligibility
                        (Medicare/ Medicaid), etc.

                        The Contractor must establish and maintain a Health Education Advisory Committee that includes MA Consumers and Providers of the community to advise on the health education needs of managed care Members. Representation on this Committee shall include, but not be limited to, women, minorities, persons with Special Needs and at least one (1) person with expertise on the medical needs of children with Special Needs.

                        The Contractor must provide for and document coordination of health education materials, activities and programs with public health entities, particularly as they relate to public health priorities and population-based interventions. The Contractor must also work with the Department to ensure that its Health Education Advisory Committees are provided with an effective means to consult with each other and, when appropriate, coordinate efforts and resources for the benefit of the entire HealthChoices population in the zone or populations with Special Needs. Provider representation includes physical health, behavioral health, and dental health providers on the Contractor's Health Education Advisory Committees.

                        The Contractor must provide the Department with a written description of all planned health education activities and targeted implementation dates on an annual basis.

                4.      INFORMATIONAL MATERIALS

                        All information given to Members and potential Members must be easily understood and must comply with all requirements outlined in the RFP and Agreement and the provisions of Section 2136 of the Insurance Company Law of 1921, as amended, 40 P.S. 991.2136. Informational material distributed to HealthChoices Members, including but not limited to provider directories and Member handbooks, shall be available, upon request, in Braille, large print, and audio tape and must be provided in the format requested by the person with a visual impairment. The information contained in the provider directories may cover only those zip codes or other geographic locations that the person with a visual impairment requests. The Contractor must pay particular attention for the provision of the following items:

                        - Identity, location, qualifications and availability of health care providers within the organization.

                        -       Members' rights and responsibilities.

                        - Complaint, Grievances, and DPW Fair Hearing procedures.

                        - Instructions for Members to access or receive assistance in accessing materials in an alternate language or format. Instructions should include both phone and TTY numbers.

                        - Information on services covered directly or through referral and prior authorization.

                        - Information regarding how an individual who is deaf can access interpreter services for medical appointments.

                        The Contractor must obtain advance written approval from the Department of all Member newsletters. In addition, the Contractor must send Member newsletters to each Member household.

                        The Contractor must obtain advance written approval from the Department to use Member related HealthChoices information, on their electronic web sites and bulletin boards.

                5.      MEMBER ENCOUNTER LISTINGS

                        The Contractor must include, in its PCP Provider Agreements, language which requires PCPs to contact new Members identified in the quarterly encounter lists who have not had an encounter during the first six (6) months of enrollment, or who have not complied with the scheduling requirements outlined in the RFP and this Agreement. The Contractor must require the PCP to contact Members identified in the quarterly encounter lists as not complying with EPSDT periodicity and immunization schedules for children. The PCP must be required to identify to the Contractor any such Members who have not come into compliance with the EPSDT periodicity and immunization schedules within one (1) month of such notification to the site by the Contractor. The PCP must also be required to document the reasons for non-compliance, where possible, and to document its efforts to bring the Member's care into compliance with the standards.

                        The Contractor must distribute quarterly lists to each PCP in its Provider Networks which identify new Members and Members who



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

                        have not had an encounter during the previous six (6) months or within the time frames set forth in Section V.F.11 of this Agreement, Services for New Members, or Members who have not complied with EPSDT periodicity and immunization schedules for children. PCPs shall be required to contact these Members to arrange appointments. The Contractor is responsible for contacting such Members, documenting the reasons for noncompliance and documenting its efforts for bringing the Member's care into compliance.

        H.      ADDITIONAL ADDRESSEE

                The Contractor must have administrative mechanisms for sending copies of information, notices and other written materials to a third party upon the request and signed consent of the Member. The Contractor must develop plans to process such individual requests and for obtaining the necessary releases signed by the Member to ensure that the Member's rights regarding confidentiality are maintained.

        I.      MEMBER COMPLAINT, GRIEVANCE AND DPW FAIR HEARING PROCESS

                1.      MEMBER COMPLAINT, GRIEVANCE AND DPW FAIR HEARING PROCESS

                        The Contractor must develop, implement, and maintain a Complaint and Grievance process that provides for settlement of Members' Complaints and Grievances and the processing of requests for DPW Fair Hearings as outlined in Exhibit GG of this Agreement, Complaints, Grievances, and DPW Fair Hearing Process. The Contractor must have written policies and procedures approved by the Department, for resolving Member Complaints and for processing Grievances and DPW Fair Hearing requests, that meet the requirements established by the Department and the provisions of Article XXI of the Insurance Company Law of 1921, as amended by the Act of June 17, 1998, (P.L. 464, No. 68), 40 P.S. 991.2101 (991.2361)
                        known as Act 68 and corresponding Act 68 regulations and 42 C.F.R. 431.200 et seq. of the Federal Regulations. The Contractor must also comply with 55 Pa. Code 275 et seq. regarding DPW Fair Hearing Requests.

                        The Contractor's submission of new or revised policies and procedures for review and approval by the Department shall not act to void any pre-existing policies and procedures which have been prior approved by the Department for operation in a HC zone. Unless otherwise required by law, the Contractor may continue to operate under such pre-existing policies and procedures until such time as the Department approves the new or revised version thereof.

                        The Contractor must require each of its subcontractors to comply with the Member Complaint, Grievance, and DPW Fair Hearing Process. This includes reporting requirements established by the Contractor, which have received advance written approval by the Department. The Contractor must provide to the Department for approval, its written procedures governing the resolution of Complaints and Grievances and the processing of DPW Fair Hearing requests.

                        The standard notice required and outlined in Exhibit N of this Agreement, Denial Notices, must be used in the Contractor's Complaint, Grievance and DPW Fair Hearing process and must be in accessible formats for individuals with vision impairments. In addition, the notice must be available for persons who do not speak English.

                        For children in substitute care, notices must be sent to the County Children and Youth Agency with legal custody of a child or to the court authorized juvenile probation office with primary supervision of a juvenile provided the PH-MCO knows that the child is in substitute care and the address of the custodian of the child.

                        The Contractor must abide by the final decision of the Departments of Health or Insurance (as applicable) when a Member has filed an external appeal of a second level complaint decision. When a Member files an external appeal of a second level Grievance decision, the Contractor must abide by the decision of the Department of Health certified utilization review entity (URE), which was assigned to conduct the independent external review, unless appealed to the court of competent jurisdiction. The Contractor must abide by the final decision of the Department of Public Welfare's Bureau of Hearings and Appeals for those cases when an MA Consumer has requested a DPW Fair Hearing, unless requesting reconsideration by the Secretary of the Department of Public Welfare or appealing to the court of competent jurisdiction.

                2.      DPW FAIR HEARING PROCESS FOR MEMBERS

                        During all phases of the PH-MCO Grievance process, and in some instances involving Complaints, the Member has the right to request a Fair Hearing with the Department. The Contractor must comply with the DPW Fair Hearing Process requirements defined in Exhibit



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

                        GG of this Agreement, Complaints, Grievances and DPW Fair Hearing Process.

                        A request for a DPW Fair Hearing does not prevent a Member from also utilizing the plan's Grievance process.

        J.      CLINICAL SENTINEL

                The Contractor agrees to cooperate with the functions of the Department's Clinical Sentinel Hotline which is designed to address clinically related systems issues encountered by MA Consumers and their advocates or Providers. The Clinical Sentinel Hotline facilitates resolution according to Contractor policies and procedures and does not impose additional obligations on the Contractor.

        K.      PROVIDER DISPUTE RESOLUTION SYSTEM

                The Contractor shall develop, implement, and maintain a Provider Dispute Resolution Process, which provides for informal settlement of Providers' disputes at the lowest level and a formal process for appeal. The resolution of all issues regarding the interpretation of Department approved Provider PH-MCO contracts shall be handled between the two entities and shall not involve the Department. The Department's Bureau of Hearings and Appeals or its designee is not an appropriate forum for Provider disputes with the PH-MCO.

                Prior to implementation, the PH-MCO shall submit to the Department, their policies and procedures relating to the resolution of Provider disputes/appeals for approval. Any changes made to the Provider disputes/appeals policies and procedures shall be submitted to the Department for approval prior to implementation of the changes.

                The PH-MCO's policies and procedures shall include at a minimum:

                - Informal and formal processes for settlement of Provider disputes;

                - Acceptance and usage of the Department's definition/delineation of disputes;

                - Submission and resolution of timeframes for disputes/appeals;

                -       Processes to ensure equitability for all Providers;

                - Mechanisms and time-frames for reporting Provider appeal decisions to PH-MCO administration, QM Provider Relations and the Department; and



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                -       Establishment of a PH-MCO Committee to process provider
                        formal disputes/appeals which shall include:
                        - At least one-fourth (1/4th) of the membership of the Committee shall be composed of providers/peers;
                        - Committee members who have the authority, training, and expertise to address and resolve provider dispute/appeal issues;
                        - Access to data necessary to assist committee members in making decisions; and
                        - Documentation of meetings and decisions of the Committee.

                The Contractor's submission of new or revised policies and procedures for review and approval by the Department shall not act to void any pre-existing policies and procedures which have been prior approved by the Department for operation in a HC zone. Unless otherwise required by law, the Contractor may continue to operate under such pre-existing policies and procedures until such time as the Department approves the new or revised version thereof.

                In addition to the Provider Dispute Resolution System covering contractual issues between the Provider and the managed care plan, Article XXI of the Insurance Company Law of 1921, as amended,40 P.S. 991.2101 et seq. and the regulations promulgated by the Pennsylvania Insurance Department, 31 Pa. Code Chapters 154 and 301, afford Providers the opportunity to file Clean Claim disputes with the Insurance Department.

        L.      CERTIFICATION OF AUTHORITY

                The Contractor will be required to maintain operating authority in all HealthChoices counties in the zone throughout the term of this Agreement. The Contractor must provide to the Department a copy of Certificates of Authority verifying the counties in which it is licensed to operate, upon request.

        M.      EXECUTIVE MANAGEMENT

                The Contractor must provide the following management personnel:

                - Designated administrator/program manager empowered to make day-to-day decisions about the administration of the program.

                - Member services supervisor/manager and adequate qualified member service staff to interact by phone or in person with MA Consumers.

                - Qualified medical personnel to oversee QA, UM, Special Needs, Maternal Health/EPSDT functions.



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

                - Personnel with access to the MIS system and the ability to produce ad hoc reports to assist in the administration of the program.

                The Contractor must document minority participation in executive level decision making positions within its corporate structure. In addition, the Contractor's staffing should represent the cultural and ethnic diversity of the Program and comply with all requirements of Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services. Cultural competency may be reflected by the Contractor's pursuit to:

                -       Identify and value differences;

                - Acknowledge the interactive dynamics of cultural differences;

                - Continually expand cultural knowledge and resources with regard to the populations served;

                - Recruit minority staff in proportion to the populations served;

                - Collaborate with the community regarding service provisions and delivery; and

                - Commit to cross-cultural training of staff and the development of policies to provide relevant, effective programs for the diversity of people served.

                The Contractor must have in place sufficient administrative staff and organizational components to comply with the requirements of this Agreement. The Contractor must include in its organizational structure, the components outlined below. The functions must be staffed by qualified persons in numbers appropriate to the PH-MCO's size of enrollment. The Department has the right to make the final determination regarding whether or not the Contractor is in compliance.

                The Contractor may combine functions or split the responsibility for a function across multiple departments, unless otherwise indicated, as long as it can demonstrate that the duties of the function are being carried out. Similarly, the Contractor may contract with a third party to perform one (1) or more of these functions, subject to the subcontractor conditions described in
                Section XIII of this Agreement, Subcontractual Relationships. The Contractor is required to keep the Department informed at all times of the management individual(s) whose duties include each of the responsibilities outlined in this section.

                The Contractor must include in its Executive Management structure:



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                -       A full-time Administrator with authority over the entire
                        operation of the PH-MCO.

                - A full-time HealthChoices Program Manager to oversee the operation of the Agreement, if different than the Administrator of the PH-MCO.

                - A full-time Medical Director who is a current Pennsylvania-licensed physician. The Medical Director must be actively involved in all major clinical program components of the PH-MCO and directly accountable within the organization for management of the QM Department, UM Department, and Special Needs Unit. The Medical Director and his/her staff/consultant physicians shall devote sufficient time to the PH-MCO to ensure timely medical decisions, including after-hours consultation, as needed.

                - A full-time Chief Financial Officer (CFO) to oversee the budget and accounting systems implemented by the PH-MCO. The CFO must ensure the timeliness and accurateness of all financial reports.

                - A full-time Information Systems (IS) Coordinator, who would be the single point of contact for all information systems issues with the Department. The IS Coordinator must have a good working knowledge of the PH-MCO's entire program and operation, as well as the technical expertise to answer questions related to the operation of the information system.

                - Clerical and support staff to ensure appropriate functioning of the PH-MCO's operation.

        N.      OTHER ADMINISTRATIVE COMPONENTS

                The Contractor must address each of the administrative functions listed below. These functions may be combined or split as long as the Contractor can demonstrate that the duties of these functions will conform to the work statement described herein.

                - A QM Coordinator who is a Pennsylvania-licensed physician, registered nurse or physician's assistant with past experience or education in quality management systems. The Department may consider other advanced degrees relevant to quality management in lieu of professional licensure.

                - A UM Coordinator who is a Pennsylvania-licensed physician, registered nurse or physician's assistant with past experience or education in utilization management systems. The Department may



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

                        consider other advanced degrees relevant to utilization management in lieu of professional licensure.

                -       A full-time SNU Coordinator who is a
                        Pennsylvania-licensed or certified medical professional, social worker, teacher or psychologist with a minimum of three (3) years past experience in dealing with Specials Needs populations similar to those served by Medicaid and in implementing the principles of case management.

                - A full-time Government Liaison who will serve as the Department's primary point of contact with the PH-MCO for the day-to-day management of contractual and operational issues.

                - A Maternal Health/EPSDT Coordinator who is a Pennsylvania-licensed physician, registered nurse or physician's assistant; or has a Master's degree in Health Services, Public Health, or Health Care Administration to coordinate maternity and prenatal care services.

                - A Member Services Manager who will oversee staff to coordinate communications with Members and act as Member advocates. There must be sufficient Member Services staff to enable Members to receive prompt resolution to their complaints, problems or inquiries.

                - A Provider Services Manager who will oversee staff to coordinate communications between the Contractor and its Providers. There shall be sufficient Provider Services staff to enable Providers to receive prompt resolution to their complaints, problems or inquiries.

                - A Grievance Coordinator whose qualifications demonstrate the ability to manage and facilitate Member Grievances.

                - A Member Advocate or Ombudsman whose qualifications demonstrate the ability to exercise independent judgment to assist Members in navigating the Grievance and DPW Fair Hearing process.

                - A Claims Administrator who will oversee staff to ensure the timely and accurate processing of Claims, encounter forms and other information necessary for meeting contract requirements and the efficient management of the PH-MCO.

                The Contractor must ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position.

        O.      ADMINISTRATION



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                The Contractor agrees to comply with the program standards regarding PH-MCO Administration, which are set forth in this Agreement and in Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services and in Exhibit E of this Agreement, DPW Addendum to Standard Contract Terms and Conditions.

                The Contractor must have an administrative office within the zone from which the HealthChoices Program is operated. However, exceptions to this requirement will be considered on an individual basis if the Contractor has administrative offices elsewhere in Pennsylvania and the Contractor is in compliance with all standards set forth by the Departments of Health and Insurance.

                The Contractor must submit for approval by the Department its organizational structure listing the function of each executive as well as administrative staff members. Staff positions outlined in this Agreement must be maintained in accordance with the Department's requirements.

                1.      RESPONSIBILITY TO EMPLOY MA CONSUMERS

                        The Contractor must provide a plan approved by the CAO Employment Unit Coordinator for the recruitment and hiring of MA Consumers as described in Exhibit HH of this Agreement, Contractor Responsibility to Employ MA Consumers.

                2.      RECIPIENT RESTRICTION PROGRAM

                        The Contractor agrees to maintain a recipient restriction program to interface with the Department's recipient restriction program and provide for appropriate professional resources to identify and monitor Member fraud and Member abuse and perform the necessary administrative activities to maintain accurate records and comply with state and federal requirements.

                        A centralized recipient restriction process is in place for the MA FFS Program and the managed care programs and is managed by the Department. The Department maintains a lock-in database that is accessible to all PH-MCOs. The Contractor will cooperate with the Department in all procedures necessary to restrict Members who are misutilizing medical services or pharmacy benefits and to provide the appropriate resources to enforce and monitor the restrictions.

                3.      CONTRACTS AND SUBCONTRACTS



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                        In fulfilling its obligations hereunder, the Contractor
                        has the right to utilize the services of persons or entities by means of subcontractual relationships. The Contractor acknowledges and agrees that the execution of Subcontracts does not diminish or alter the Contractor's responsibilities under this Agreement.

                        The Contractor must make all Subcontracts available to the Department within five (5) days of a request by the Department. Contracts and Subcontracts entered into by the Contractor do not terminate the Contractor's obligations under this Agreement. All contracts and Subcontracts must be in writing and must include, at a minimum, the provisions contained in Exhibit II of this Agreement, Required Contract Terms for Subcontractors.

                        Subcontracts which must be submitted to the Department for advance written approval are:

                        Any subcontract between the Contractor and any individual, firm, corporation or any other entity to perform part or all of the selected Contractor's responsibilities under this Agreement. This provision includes, but is not limited to, contracts for vision services, dental services, Claims processing, member services, pharmacy services and lobbying activities. This provision does not include, for example, purchase orders.

                        Any transaction with a related party, regardless of its stated purpose, including, but not limited to, loans, advances and/or lease arrangements. The Contractor must inform the Department that the subcontractor is a related party at the time approval is requested.

                4.      LOBBYING DISCLOSURE

                        The Contractor agrees to the terms and conditions for lobbying disclosure defined in Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services.

                        The Contractor will be required to complete and return a "Lobbying Certification Form" and a "Disclosure of Lobbying Activities Form" found in Exhibit JJ of this Agreement, Lobbying Certification and Disclosure of Lobbying Activities Forms.

                5.      RECORDS RETENTION

                        The Contractor agrees to comply with the program standards regarding records retention, which are set forth in Exhibit D, Standard Terms and Conditions of Services of this Agreement.



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

                        Upon thirty (30) days notice from the Department, the Contractor must provide copies of all records to the Department at the Contractor's site, if requested, so long as the Department requests access to those records during the retention period prescribed by this Agreement. This thirty (30) days notice does not apply to records requested by the state or federal government for purposes of fiscal audits or fraud and/or abuse. The retention requirements in this section do not apply to DPW-generated Remittance Advices.

                6.      FRAUD AND ABUSE

                        The Contractor shall be required to establish written policies and procedures for the detection and prevention of fraud and abuse in its program. Such written policies and procedures must be reviewed and approved by the Department.

                        Within the Contractor's written policies and procedures, the Contractor shall identify the corporate officer responsible for the proactive detection, prevention and elimination of fraud or abuse in its program. The designated corporate officer must have direct access to the CEO and be granted independent authority to refer instances of suspected fraud and abuse directly to the Department.

                        The Contractor and its employees shall cooperate fully with centralized oversight agencies responsible for fraud and abuse detection and prosecution activities. Such agencies include, but are not limited to, the Department's Bureau of Program Integrity, the Governor's Office of the Budget, the Office of the Attorney General's Medicaid Fraud Control Section, the Pennsylvania State Inspector General, the HCFA Office of Inspector General, and the United States Justice Department Such cooperation may include participation in periodic fraud and abuse training sessions and joint reviews of subcontracted Providers or Members.

                        The Contractor must also ensure that the Department's toll-free fraud and abuse hotline and accompanying explanatory statement (which will be established in the near future) is distributed to its Members and Providers through its Member and Provider handbooks. Notwithstanding this requirement, the Contractor will not be required to re-print handbooks for the sole purpose of revising them to include fraud and abuse hotline information. The Contractor must, however, include such information in any new version of these documents to be distributed to Members and Providers.



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

                        The Contractor, including the designated corporate officer, shall have an affirmative responsibility to refer suspected fraud or abuse to relevant oversight agencies. Contractors who do not report such information are subject to sanctions, penalties, or other actions. A standardized referral process is outlined in Exhibit KK of this Agreement, Standardized Referrals, to expedite information for appropriate disposition. The requirements of the standardized referral process are incorporated by reference into this Agreement.

                        The Department shall provide the Contractor with immediate notice via electronic transmission or access to Medicheck listings or upon request if a provider with whom the Contractor has entered into an agreement is subsequently suspended or terminated from participation in the Medicaid or Medicare Programs. Such notification will not include the basis for the departmental action, due to confidentiality issues. Upon notification from the Department that a provider with whom the Contractor has entered into an agreement is suspended or terminated from participation in the Medicaid or Medicare Programs, the Contractor shall immediately act to terminate the provider from participation. Terminations for loss of licensure and criminal convictions must coincide with the MA effective date of the action.

                        The Contractor must immediately notify the Department, in writing, if a provider or subcontractor with whom the Contractor has entered into an agreement is subsequently suspended, terminated or voluntarily withdraws from participation in the program as a result of suspected or confirmed fraud or abuse. The Contractor must also immediately notify the Department, in writing, if it terminates or suspends an employee as a result of suspected or confirmed fraud or abuse. The Contractor shall inform the Department, in writing, of the specific underlying conduct that lead to the suspension, termination, or voluntary withdrawal. Provider agreements shall carry notification of the prohibition and sanctions for submission of false Claims and statements. Contractors who fail to report such information are subject to sanctions, penalties, or other actions. The Department's enforcement guidelines are outlined in Exhibit LL of this Agreeement, Guidelines for Sanctions Regarding Fraud and Abuse in the HealthChoices Program.

                        The Department reserves the right to impose sanctions, penalties, or take other actions when it identifies fraud and abuse within a Contractor's program.



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                        The Contractor agrees to ensure that all of the health
                        care providers and others with whom it subcontracts agree to comply with the program standards regarding Fraud and Abuse.

                7.      INFORMATION SYSTEMS AND ENCOUNTER DATA

                        The Contractor must have a comprehensive, automated and integrated health management information system (MIS) that is capable of meeting the requirements listed below and throughout this Agreement.

                        a. The Contractor must ensure that its data system is linked throughout all of its internal departments. In addition, the Contractor must have an authorization system that links with Claims processing.

                        b. The membership management system must have the capability to receive, update and maintain the Contractor's membership files consistent with information provided by the Department. The Contractor must have the capability to provide daily updates of membership information to subcontractors or Providers with responsibility for processing Claims or authorizing services based on membership information.

                        c. The Contractor's Claims processing system must have the capability to process Claims consistent with timeliness and accuracy requirements identified in this Agreement. Claims history must be maintained with sufficient detail to meet all Department reporting and encounter requirements.

                        d. The Contractor's provider management system must have the capability to receive, store, analyze, and report on provider specific data sufficient to meet the Provider credentialing, auditing, quality improvement, and profiling requirements of this Agreement.

                        e. The Contractor's Provider file must be maintained with detailed information on each Provider sufficient to meet the Department's reporting and encounter data requirements.

                        f.      The Contractor must have sufficient
                                telecommunication capabilities, including electronic mail, to meet the requirements of this Agreement.



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                        g.      The Contractor must have the capability to
                                electronically transfer data files with the Department and the IEAP contractor.

                        h.      The encounter data system must be
                                bi-directionally linked to the other operational systems listed in this Agreement, in order to ensure that data captured in encounter records accurately matches data in Member, provider and Claims files, and in order to enable encounter data to be utilized for Member profiling, provider profiling, Claims validation, and fraud and abuse monitoring activities.

                        i. The Contractor's MIS must be compatible with the Department's POSNet system. The Contractor must comply with the policies and procedures governing the operation of the Department's POSNet system, as defined in the POSNet Interface Specifications and Data Exchange Guidelines, which can be found in the HealthChoices Proposers' Library. In addition, the Contractor must comply with changes made to the POSNet Interface Specifications and the Data Exchange Guidelines of the Department. The Contractor must make changes to their MIS system, in order to remain compatible with the Department's data system. Whenever possible, the Department will provide advance notice of at least sixty (60) days prior to the implementation of changes. For more complex changes, every effort will be made to provide additional notice.

                        j. The Contractor must have a Claims processing system and MIS sufficient to support the Provider payment and data reporting requirements specified in this Agreement. See Exhibit MM of this Agreement, Management Information System and System Performance Review Standards, for MIS and Systems Performance Review (SPR) standards. The Contractor must be prepared to document its ability to expand Claims processing or MIS capacity should either or both be exceeded through the enrollment of program Members.

                        k. The Contractor will designate appropriate staff to participate in DPW directed development and implementation activities. The Contractor will make all necessary systems changes to migrate to the new EPSDT reporting system consistent with timeframes to be established by the Department to the extent possible, to be consistent with federal reporting/claims formats and to avoid duplication of data collection.



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

                        l. Subcontractors must meet the same MIS requirements as the Contractor and the Contractor will be held responsible for MIS errors or noncompliance resulting from the action of a subcontractor.

                        m. The Contractor's MIS shall be subject to review and approval during the Department's HealthChoices Readiness Review process as referenced in Section VI of this Agreement, Program Outcomes and Deliverables.

                8.      DEPARTMENT ACCESS AND AVAILABILITY

                        The Contractor is responsible for providing Department staff with access to appropriate on-site private office space and equipment including, but not limited to, the following:

                        -       Two (2) desks and two (2) chairs;
                        - Two (2) telephones, one (1) of which has speaker phone capabilities;
                        - One (1) personal computer and printer with on-line access to the Contractor's MIS;
                        -       FAX machine; and
                        -       Bookcase.

                        The Contractor must ensure Department access to administrative policies and procedures, including, but not limited to;

                        -       Personnel policies and procedures

                        -       Procurement policies and procedures

                        -       Public relations policies and procedures

                        -       Operations policies and procedures

                        - Policies and procedures developed to ensure compliance with requirements under this Agreement.

        P.      SPECIAL NEEDS UNIT (SNU)

                1.      ESTABLISHMENT OF SPECIAL NEEDS UNIT

                        a. The Contractor must develop, train, and maintain a "special" dedicated unit within its organizational structure to deal with issues relating to Members with Special Needs ("Special


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

                                Needs Unit" [SNU]). The purpose of the SNU is to ensure that each Member with Special Needs receives access to PCPs, dentists, and specialists trained and skilled in the Special Needs of the Member; information about and access to a specialist, as appropriate; information about and access to all covered services appropriate to the Member's condition or circumstance, including pharmaceuticals and Durable Medical Equipment (DME); access to sign language interpreter services and access to needed community services. The Contractor must show evidence they can execute agreements with individuals who have expertise in the treatment of Special Needs to provide consultation to the SNU staff, as needed.

                        b. The Contractor agrees to comply with the Department's requirements and determination of whether a Member shall be classified as having a Special Need, which determination will be based on criteria set forth in Exhibit NN of this Agreement, Special Needs Unit.

                        c. It is the responsibility of the SNU to arrange for and ensure coordination between the PH-MCO and other health, education, and human service systems for Members with Special Needs. See Exhibit OO of this Agreement, Coordination of Care Entities, for an example but not an all-inclusive list. The Contractor is responsible to coordinate the comprehensive in-plan package of services with entities providing Out-of-Plan Services.

                        d. The Contractor must assure that outpatient case management for services for Members under age twenty-one (21) are not provided through any individual employed by the Contractor or through a subcontractor of the Contractor if the individual's responsibilities include outpatient utilization review or otherwise include reviews of requests for authorization of outpatient benefits. In addition, if the Contractor provides case management services to Members under the age of twenty-one (21) through the SNU, the Contractor must assure that the SNU assists individuals in gaining access to necessary medical, social, education, and other services in accordance with Medical Assistance Bulletin #1239-94-01 Medical Assistance Case Management Services for Recipients Under the Age of 21.



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

                        e. The Contractor must comply with SNU reporting requirements as specified by the Department and described in Exhibit NN of this Agreement, Special Needs Unit.

                2.      SPECIAL NEEDS COORDINATOR

                        The Contractor must employ a full-time SNU Coordinator whose qualifications include, among other things; experience with Special Needs populations similar to those served by Medicaid. The SNU Coordinator must report directly and be accountable to the Contractor's Medical Director and be responsible for the management and supervision of the SNU and SNU staff. The Contractor agrees to notify the Department within thirty (30) days of a change in the SNU Coordinator. See also Section V.M of this Agreement, Executive Management.

                3.      RESPONSIBILITIES OF SPECIAL NEEDS UNIT STAFF

                        a. The Contractor agrees that the staff members which it employs within the SNU must assist MA Consumers in accessing services and benefits and act as liaisons with various government offices, providers, public entities, and county entities which shall include, but shall not be limited to the list of Providers in Exhibit OO of this Agreement, Coordination of Care Entities.

                        b. The staff members of this unit must work in close collaboration with the SNU operated by the Department and the IEAP contractor's SNU.

                        c. The Contractor must demonstrate to the Department that its SNU staff is qualified to perform the functions outlined in Exhibit NN of this Agreement, Special Needs Unit.

        Q.      ASSIGNMENT OF PCPS

                The Contractor must have written policies and procedures for Members, parents, guardians, or others acting as loco parens for Special Needs populations, who require assistance in the selection of a PCP. The Contractor must receive advance written approval by the Department regarding these policies and procedures. The Contractor's submission of new or revised policies and procedures for review and approval by the Department shall not act to void any pre-existing policies and procedures which have been prior approved by the Department for operation in a HC zone. Unless otherwise required by law, the Contractor may continue to



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                operate under such pre-existing policies and procedures until such time as the Department approves the new or revised version thereof.

                The Contractor must ensure that the process includes at a minimum the following features:

                - The Contractor must ensure that a Member's selection of a PCP through the IEAP contractor is honored upon commencement of PH-MCO coverage. If the Contractor is not able to honor the selection, the Contractor is required to follow the guidelines described further under this provision.

                - Should the Contractor permit selection of a PCP group and the Member has selected a PCP group in the PH-MCO's Network through the Enrollment Specialist, the PH-MCO must ensure that upon commencement of the PH-MCO coverage, the Member's selection is honored. In addition, the PH-MCO will have three (3) months to outreach to this Member to make an individual PCP selection within the PCP group. If the Member does not make a selection within the three (3) month period, the PH-MCO must ensure that the Member is assigned to a PCP within that PCP group the Member initially selected. The PH-MCO must then notify the Member by telephone or in writing of his/her PCP's name, location and office telephone number. In addition, at no time is the Contractor permitted to assign a PCP group to a Member if the Member has not selected a PCP or a PCP group at the time of enrollment.

                - If the Member has not selected a PCP through the Enrollment Specialist, the PH-MCO must make contact with the Member within seven (7) business days of his or her enrollment and provide information on options for selecting a PCP, unless the PH-MCO has information that the Member should be immediately contacted due to a medical condition requiring immediate care. To the extent practical, the PH-MCO must offer freedom of choice to Members in making a PCP selection.

                - If a Member does not select a PCP within fourteen (14) business days of enrollment, the PH-MCO must make an automatic assignment. The Contractor must consider such factors (to the extent they are known), as current Provider relationships, need of children to be followed by a pediatrician, special medical needs, physical disabilities of the Member, language needs, area of residence and access to transportation. The PH-MCO must then notify the Member by telephone or in writing of his/her PCP's name, location and office telephone number. The PH-MCO must make every effort to determine PCP choice and confirm this with the Member prior to the


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                        commencement of the PH-MCO coverage in accordance with
                        Section V.F of this Agreement, Member Enrollment and Disenrollment, so that new Members do not go without a PCP for a period of time after enrollment begins.

                - The Contractor must take into consideration, language and cultural compatibility between the Member and the PCP.

                - If a Member requests a change in his or her PCP selection following the initial visit, the Contractor must promptly grant the request and process the change timely.

                - The Contractor must have written policies and procedures for allowing Members to select or be assigned to a new PCP whenever requested by the Member, when a PCP is terminated from the Contractor's Network or when a PCP change is ordered as part of the resolution to a Grievance or Complaint proceeding. The policies and procedures must receive advance written approval by the Department.

                - In cases where a PCP has been terminated, the Contractor must immediately inform Members assigned to that PCP in order to allow them to select another PCP prior to the PCP's termination effective date. In cases where an MA Consumer fails to select a new PCP, re-assignment must take place prior to the PCP's termination effective date.

                - The Contractor must consider that a Member with Special Needs can request a specialist as a PCP. Denial of such requests are appealable.

                Should the Contractor choose to implement a process for the assignment of a primary dentist, the Contractor must submit the process for advance written approval from the Department prior to its implementation.

        R.      PROVIDER SERVICES

                Provider services functions shall be required to be operated at least during regular business hours (9:00 a.m. to 5:00 p.m., Monday through Friday). Provider services functions include, but are not limited to, the following:

                - Assisting Providers with questions concerning Member eligibility status.

                - Assisting Providers with Contractor prior authorization and referral procedures.



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                -       Assisting Providers with Claims payment procedures and
                        handling Provider complaints.

                - Facilitating transfer of Member medical records among medical Providers, as necessary.

                - Providing to PCPs a monthly list of Members who are under their care, including identification of new and deleted Members. An explanation guide detailing use of the list must also be provided to PCPs.

                - Developing a process to respond to Provider inquiries regarding current enrollment.

                -       Coordinating the administration of Out-of-Plan Services.

                1.      PROVIDER MANUAL

                        The Contractor must keep its Network Providers up-to-date with the latest policy and procedures changes as they affect the MA Program. The key to maintaining this level of communication is the publication of a Provider manual. Copies of the Provider manual shall be distributed in a manner that makes them easily accessible to all participating practitioners. The Contractor may specifically delegate this responsibility to large providers in its Provider Agreement. The Provider manual must be updated annually. The Department may grant an exception to this annual requirement upon written request from the PH-MCO provided there are no major changes to the manual. For a complete description of the Provider manual contents and information requirements, refer to Exhibit PP of this Agreement, Provider Manuals.

                2.      PROVIDER EDUCATION

                        The Contractor must demonstrate that its Provider Network is knowledgeable and experienced in treating Members with Special Needs. The Contractor must submit a plan to the Department that outlines its plans to educate and train Providers. This training plan can be done in conjunction with the SNU training requirements as outlined in Section V.P of this Agreement, Special Needs Unit, and must also include Special Needs MA Consumers, advocates and family members in developing the design and implementation of the training plan.

                        The Contractor must submit its plan for measuring training outcomes including the tracking of training schedules and Provider attendance to the Department for approval at least annually.



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                        At a minimum, the Provider training must be conducted
                        for PCPs and dentists as appropriate, and include the following areas:

                        a. EPSDT training for any Providers who serve Members under age twenty-one (21).

                        b. Identification and appropriate referral for mental health, drug and alcohol and substance abuse services.

                        c. Sensitivity training on diverse and Special Needs populations such as persons who are deaf and hard of hearing.

                        d.      Cultural competence.

                        e. Treating Special Needs populations, including the right to treatment for individuals with disabilities.

                        f. Administrative processes that include, but are not limited to: coordination of benefits, dual eligibles, and encounter reporting.

                        The Contractor may submit an alternate Provider training and education plan should the Contractor wish to combine its activities with other Contractors operating in the HealthChoices zone or wish to develop and implement new and innovative methods for Provider training and education. However, this alternative plan must have advance written approval by the Department. Should the Department approve an alternative plan, the Contractor must have the ability to track and report on the components included in the Contractor's alternative Provider training and education plan.

        S.      PROVIDER NETWORK/SERVICES ACCESS

                The Contractor must establish and maintain adequate Provider Networks to serve all of the eligible HealthChoices populations in the zone. Provider Networks must include, but not be limited to: hospitals, children's tertiary care hospitals, specialty clinics, trauma centers, facilities for high-risk deliveries and neonates, specialists, dentists, orthodontists, physicians, pharmacies, emergency transportation services, long-term care facilities, rehab facilities, home health agencies and DME suppliers in sufficient numbers to make available all services in a timely manner.

                1.      NETWORK COMPOSITION



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                        The Contractor must ensure that its Provider Network is
                        adequate to provide its Members in the HealthChoices zone with access to quality Member care through participating professionals, in a timely manner, and without the need to travel excessive distances. Upon request from the Department, the Contractor must supply geographic access maps detailing the number, location and specialties of their Provider Network to the Department in order to verify accessibility of Providers within their Network. The Department may require additional numbers of specialists and ancillary providers should it be determined that geographic access is not adequate.

                        The Contractor must make all reasonable efforts to honor a Member's choice of Providers who are credentialed in the Network. Additional requirements for establishing and maintaining an acceptable Provider Network are as follows:

                        a. The Contractor must ensure the provision of services to persons who have special health needs or who face access barriers to health care. If the Contractor does not have at least two (2) specialists or sub-specialists qualified to meet the particular needs of the individuals, then the Contractor must allow Members to pick an Out-of-Network Provider if not satisfied with the Network Provider. The Contractor must develop a system to determine prior authorization for Out-of-Plan Services, including provisions for informing the MA Consumer of how to request this authorization for Out-of-Plan Services. For children with special health needs, the Contractor must offer at least two (2) pediatric specialists or pediatric sub-specialists.

                        b. The Contractor must ensure and must demonstrate its ability to:

                                i. Make available to every Member a choice of at least two (2) appropriate PCPs whose offices are located within a travel time no greater than thirty (30) minutes (urban) and sixty (60) minutes (rural). This travel time is measured via public transportation, where available. Members may, at their discretion, select PCPs located further from their homes.

                                ii.     Ensure an adequate number of
                                        pediatricians to permit all Members who
                                        want a pediatrician as a PCP to have a
                                        choice of two (2) for their child(ren)
                                        within the travel time limits (30
                                        minutes urban, 60 minutes rural).



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                                iii.    Demonstrate its attempts to contract in
                                        good faith with a sufficient number of
                                        Certified Registered Nurse Practitioners
                                        (CRNP) to ensure access to CRNP
                                        services. While the Contractor may
                                        contract with a primary care practice in which the majority of primary care services are performed by CRNP's, the number of CRNPs in such practices may not exceed 10 percent of the total number of PCPs in the Contractor's Network.

                                iv. Limit its PCP Network to appropriately qualified Providers. The PH-MCO's PCP Network must meet the following:

                                        -  Seventy-five to one hundred percent
                                           (75-100%) of the Network consists of
                                           PCPs who have completed an approved
                                           primary care residency in family
                                           medicine, osteopathic general
                                           medicine, internal medicine or
                                           pediatrics; and

                                        -  No more than twenty-five percent
                                           (25%) of the Network consists of PCPs
                                           without appropriate residencies but
                                           who have, within the past seven (7)
                                           years, five (5) years of
                                           post-training clinical practice
                                           experience in family medicine,
                                           osteopathic general medicine,
                                           internal medicine or pediatrics.
                                           Post-training experience is defined
                                           as having practiced at least as a 0.5
                                           full-time equivalent in the practice
                                           areas described; and

                                        -  No more than ten percent (10%) of the
                                           Network consists of PCPs who were
                                           previously trained as specialist
                                           physicians and changed their areas of
                                           practice to primary care, and who
                                           have completed Department-approved
                                           primary care retraining programs.

                        c. The Contractor must ensure a choice of at least two (2) pharmacies (excluding mail-order entities) within the travel time limits (30 minutes urban, 60 minutes rural).

                        d. The Contractor must ensure a choice of at least two (2) hospitals within the Provider Network, at least one (1) of which must be within the travel limits (30 minutes urban, 60 minutes rural).



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                        e.      The Contractor must ensure a choice of at least
                                two (2) home health agencies within the
                                HealthChoices zone.

                        f. The Contractor must ensure a choice of at least two (2) DME suppliers within the HealthChoices zone.

                        g. The Contractor must ensure a choice of at least two (2) rehabilitation facilities within the Provider Network, at least one (1) of which must be located within the HealthChoices zone.

                        h. The Contractor must ensure a choice of at least two (2) nursing facilities within the Provider Network.

                        i. The Contractor must ensure a choice of at least two (2) general practice dentists within the Provider Network. For Members needing anesthesia for dental care, the Contractor must ensure a choice of at least two (2) dentists within the Provider Network with privileges or certificates to perform specialized dental procedures under general anesthesia.

                        j. The Contractor must ensure access to Certified Nurse Midwives (CNMs) and CRNPs.

                        k. The Contractor must demonstrate its ability to offer its Members freedom of choice in selecting a PCP. At a minimum, the Contractor must have or provide one (1) full-time equivalent (FTE) PCP who serves no more than one thousand (1,000) MA Consumers (cumulative across all HealthChoices PH-MCO plans in the zone) and PCP sites which serve no more than five thousand (5,000) MA Consumers (cumulative across all HealthChoices PH-MCO plans in the zone). The Department will develop a system to notify the Contractor of a Provider reaching maximum panel limits. The number of Members assigned to a PCP may be decreased by the Contractor if necessary to maintain the appointment availability standards.

                        l. The Contractor and the Department will work together to avoid the PCP having a caseload or medical practice composed predominantly of HC Members. In addition, the Contractor must organize its PCP sites so as to ensure continuity of care to Members and must identify a specific PCP within the site for each Member. The Contractor may apply to the Department for a waiver of these requirements



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                                on a site-specific basis. The Department may
                                waive these requirements for good cause
                                demonstrated by the Contractor.

                        m. The Contractor must demonstrate its ability to provide adequate access to physician specialists for PCP referrals, and must employ or contract with adult and pediatric specialists in sufficient numbers to ensure that specialty services are made available in a timely, geographically, and physically accessible manner, particularly for those Members in Special Needs populations. The Contractor must ensure Members a choice of at least two (2) appropriate specialists.

                        n. The Contractor must contract with a sufficient number of Federally Qualified Health Centers (FQHCs) and Rural Health Clinics (RHCs) to ensure access to FQHC and RHC services, provided FQHC and RHC services are available, within a travel time of thirty (30) minutes (urban) and sixty (60) minutes (rural). If the Contractor's primary care Network includes FQHCs and RHCs, these sites may be designated as PCP sites. A listing of FQHCs and RHCs for HealthChoices is included in Exhibit QQ of this Agreement, HealthChoices Federally Qualified Health Centers and Rural Health Clinics. If a Contractor cannot contract with a sufficient number of FQHCs and RHCs, the Contractor must demonstrate in writing it has attempted to reasonably contract in good faith.

                        o. The Contractor must comply with the provisions of Act 112 of 1996 (H.B. 1415, P.N. 3853, signed
                                July 11, 1996),the Balanced Budget
                                Reconciliation Act of 1997 and Act 68 of 1998, the Quality Health Care Accountability and Protection Provisions, 40 P.S. 991.2101 et seq. pertaining to coverage and payment of Medically Necessary Emergency Services. The definition of such services is set forth herein at Section II.

                        p. The Contractor must inspect the office of any PCP or dentist who seeks to participate in the Contractor's Provider Network (excluding offices located in hospitals) to determine whether the office is architecturally accessible to persons with mobility impairments. Architectural accessibility means compliance with ADA accessibility guidelines with reference to parking (if any), path of travel to an entrance, and the entrance to both the building and the office of the provider, if different from the building entrance. If the office or facility is



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                                not accessible under the terms of this
                                paragraph, the PCP or dentist may participate in the Contractor's Provider Network provided that the PCP or dentist: 1) requests and is determined by the Contractor to qualify for an exemption from this paragraph, consistent with the requirements of the ADA, or 2) agrees in writing to remove the barrier to make the office or facility accessible to persons with mobility impairments within six (6) months after the Contractor identified the barrier.

                        q. The PH-MCO must ensure that all laboratory testing sites providing services have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number in accordance with CLIA 1988. Those laboratories with certificates of waiver will provide only the eight (8) types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests. The PCP must provide all required demographics to the laboratory when submitting a specimen for analysis.

                2.      PROVIDER AGREEMENTS

                        The Contractor is required to have written Provider Agreements with a sufficient number of Providers to ensure Member access to all Medically Necessary services covered by the HealthChoices Program.

                        The Contractor's Provider Agreements must include the following provisions:

                        a. A requirement that the Contractor will not exclude or terminate a Provider from participation in the Contractor's Provider Network due to the fact that the Provider has a practice that includes a substantial number of patients with expensive medical conditions.

                        b. A requirement that the Contractor will not exclude a Provider from the Contractor's Provider Network because the Provider advocated on behalf of a Member for Medically Necessary and appropriate health care consistent with the degree of learning and skill ordinarily possessed by a reputable health care Provider practicing according to the applicable legal standard of care.



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                        c.      A provision that prohibits the Provider from
                                denying services to an MA Consumer during the MA FFS eligibility window prior to the effective date of the PH-MCO enrollment.

                        d. Notification of the prohibition and sanctions for submission of false Claims and statements.

                        e. The definition of Medically Necessary as defined in Section II of this Agreement, Definitions.

                        f. A requirement that the Contractor cannot prohibit or restrict a health care professional from discussing Medically Necessary and appropriate care with or on behalf of an enrollee, including information regarding the nature of treatment; risks of treatment; alternative treatments; or the availability of alternative therapies, consultation or tests.

                        g. A requirement that the Contractor cannot terminate a contract or employment with a health care Provider for filing a Grievance on a Member's behalf.

                        h. A clause which specifies that the agreement will not be construed as requiring the Contractor to provide, reimburse for, or provide coverage of, a counseling or referral service if the Provider objects to the provision of such services on moral or religious grounds.

                        i. A requirement securing cooperation with the QM/UM Program standards outlined in Exhibit M(1) of this Agreement, Quality Management and Utilization Management Program Requirements.

                        j. A requirement for cooperation for the submission of encounter data for all services provided within the timeframes required in Section VIII of this Agreement, Reporting Requirements, no matter whether reimbursement for these services is made by the Contractor either directly or indirectly through capitation.

                        k. A continuation of benefits provision which states that the Provider agrees that in the event of the Contractor's insolvency or other cessation of operations, the Provider must continue to provide benefits to the Contractor's Members through the period for which the premium has been paid, including Members in an inpatient setting.



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                        l.      A requirement that the PCPs who serve Members
                                under the age of twenty-one (21) are responsible for conducting all EPSDT screens for individuals on their panel under the age of twenty-one (21). Should the PCP be unable to conduct the necessary EPSDT screens, the PCP is responsible for arranging to have the necessary EPSDT screens conducted by another Network Provider and ensure that all relevant medical information, including the results of the EPSDT screens, are incorporated into the Member's PCP medical record. For details on access requirements, see Section V.S.1 of this Agreement, Network Composition.

                        m. A requirement that PCPs who serve Members under the age of twenty-one (21) report encounter data associated with EPSDT screens, using a format approved by the Department, to the Contractor within ninety (90) days from the date of service.

                        n. A requirement that the Contractor include in all capitated Provider Agreements a clause which requires that should the Provider terminate its agreement with the Contractor, for any reason, that the Provider provide services to the Members assigned to the Provider under the contract up to the end of the month in which the effective date of termination falls.

                        o. A requirement that the Contractor must not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the Provider's license or certification under applicable State law, solely on the basis of such license or certification. This paragraph must not be construed to prohibit an organization from including Providers only to the extent necessary to meet the needs of the organization's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.

                        p. A requirement that ensures each physician providing services to enrollees eligible for medical assistance under the State Plan to have a unique identifier in accordance with the system established under section 1173(b) of the Balanced Budget Act.

                        The Contractor must make all necessary revisions to its Provider Agreements to be in compliance with the requirements set forth in this section. Revisions may be completed as Provider Agreements



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                        become due for renewal provided that all Provider
                        Agreements are amended within one (1) year of the effective date of this Agreement with the exception of the encounter data requirements which must be amended immediately, if necessary, to ensure that all Providers are submitting encounter data to the Contractor within the timeframes specified in Section VIII.B.1 of this Agreement, Encounter Data and Subcapitation Data Reports.

                3.      CULTURAL COMPETENCE

                        Both the Contractor and Providers must demonstrate cultural competency and must understand that cultural differences between Provider and Member cannot be permitted to present barriers to accessing and receiving quality health care; must demonstrate the willingness and ability to make the necessary distinctions between traditional treatment methods and/or non-traditional treatment methods that are consistent with the Member's cultural background and which may be equally or more effective and appropriate for the particular Member; and demonstrate consistency in providing quality care across a variety of cultures. For example, language, religious beliefs, cultural norms, social-economic conditions, diet, etc., may make one treatment method more palatable to a Member of a particular culture than to another of a differing culture.

                4.      PRIMARY CARE PRACTITIONER (PCP) RESPONSIBILITIES

                        The Contractor must have written policies and procedures for assigning every Member to a PCP. The PCP must serve as the Member's initial and most important point of contact regarding health care needs. As such, PCP responsibilities include at a minimum:

                        a. Providing primary and preventive care and acting as the Member's advocate, providing, recommending and arranging for care.

                        b. Documenting all care rendered in a complete and accurate encounter record that meets or exceeds the DPW data specifications.

                        c. Maintaining continuity of each Member's health care.

                        d. Making referrals for specialty care and other Medically Necessary services, both in and out-of-plan.

                        e. Maintaining a current medical record for the Member, including documentation of all services provided to the



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                                Member by the PCP, as well as any specialty or
                                referral services.

                        f. Arranging for behavioral health services in accordance with Exhibit U of this Agreement, Behavioral Health Services.

                        The Contractor agrees to retain responsibility for monitoring PCP actions to ensure they comply with the provisions of this Agreement.

                5.      SPECIALISTS AS PCPS

                        A Member may qualify to select a specialist to act as PCP if s/he has a disease or condition that is life threatening, degenerative, or disabling.

                        The PH-MCO must adopt and maintain procedures by which an enrollee with a life-threatening, degenerative or disabling disease or condition shall, upon request, receive an evaluation and, if the Contractor's established standards are met, be permitted to receive:

                        - A standing referral to a specialist with clinical expertise in treating the disease or condition; or

                        - The designation of a specialist to provide and coordinate the enrollee's primary and specialty care.

                        The referral to or designation of a specialist must be pursuant to a treatment plan approved by the Contractor, in consultation with the PCP, the enrollee and, as appropriate, the specialist. When possible, the specialist must be a health care Provider participating in the Contractor's Network.

                        Information for MA Consumers must include a description of the procedures that a Member with a life-threatening, degenerative or disabling disease or condition shall follow and satisfy to be eligible for:

                        - A standing referral to a specialist with clinical expertise in treating the disease or condition; or

                        - The designation of a specialist to provide and coordinate the enrollee's primary and specialty care.

                        It is the responsibility of the Contractor to ensure adequate Network capacity of qualified specialists as PCPs. These physicians may be



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                        predetermined and listed in the directory but may also
                        be determined on an as needed basis. All determinations must comply with specifications set out by Act 68 regulations. The Contractor must establish and maintain its own credentialing and recredentialing policies and procedures to ensure compliance with these specifications.

                        The Contractor must ensure that Providers credentialed as specialists and as PCPs agree to meet all of the Contractor's standards for credentialing PCPs and specialists, including compliance with record keeping standards, the Department's access and availability standards and other QM/UM Program standards. The specialist as a PCP must agree to provide or arrange for all primary care, consistent with Contractor preventive care guidelines, including routine preventive care, and to provide those specialty medical services consistent with the Member's "special need" in accordance with the Contractor's standards and within the scope of the specialty training and clinical expertise. In order to accommodate the full spectrum of care, the specialist as a PCP also must have admitting privileges at a hospital in the Contractor's Network.

                6.      ANY WILLING PHARMACY

                        The Contractor must contract on an equal basis with any pharmacy qualified to participate in the MA FFS Program that is willing to comply with the Contractor's payment rates and terms and to adhere to quality standards established by the Contractor as required by 62 P.S. 449.

                7.      HOSPITAL RELATED PARTY

                        The Department requires that a hospital that is a Related Party to a Contractor shall be willing to negotiate in good faith with other contractors regarding the provision of services to MA Consumers. The Department reserves the right to terminate this Agreement with the Contractor if it determines that a hospital related to the Contractor has refused to negotiate in good faith with other contractors.

                8.      MAINSTREAMING

                        The Contractor must ensure that Network Providers do not intentionally segregate their Members in any way from other persons receiving services.



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

                        The Contractor must investigate complaints and take affirmative action so that Members are provided covered services without regard to race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual orientation, language, MA status, health status, disease or pre-existing condition, anticipated need for health care or physical or mental handicap, except where medically indicated. Example of prohibited practices include, but are not limited to, the following:

                        - Denying or not providing a Member any MA covered service or availability of a facility within the Contractor's Network. The Contractor must have explicit policies to provide access to complex interventions such as cardiopulmonary resuscitations, intensive care, transplantation and rehabilitation when medically indicated and must educate its Providers on these policies. Health care and treatment necessary to preserve life shall be provided to all persons who are not terminally ill or permanently unconscious, except where a competent Member objects to such care on his/her own behalf.

                        - Subjecting a Member to segregated, separate, or different treatment, including a different place or time from that provided to other Members, public or private patients, in any manner related to the receipt of any MA covered service, except where Medically Necessary.

                        - The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual orientation, income status, program membership, language, MA status, health status, disease or pre-existing condition, anticipated need for health care or physical or mental disability of the participants to be served.

                        If the Contractor knowingly executes an agreement with a Provider with the intent of allowing or permitting the Provider to implement barriers to care (i.e. the terms of the Provider Agreement are more restrictive than this Agreement), the Contractor shall be in breach of this Agreement.

                9.      NETWORK CHANGES

                        The Contractor must notify the Department promptly of any changes to the composition of its Provider Network that materially affects the Contractor's ability to make available all services covered by this Agreement in a timely manner. The Contractor also



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

                        must have procedures to address changes in its Network that negatively affect the ability of Members to access services. Material changes in Network composition that negatively affect Member access to services may be grounds for termination of this Agreement.

                        a. For PCP terminations, the Contractor must provide thirty (30) days advance written notice to Members assigned to the PCP and must provide for or assist with those assignments of the Member to another PCP. The Contractor must ensure the timely and complete transfer of medical records to the new PCP.

                        b. For hospital terminations, the Contractor must provide thirty (30) days advance notice to Members assigned to any PCPs or PCP groups that will be terminated as a result of the hospital termination. In addition, the Department may require notification to all Members of a hospital change.

                        c. The Department will work with the Contractor to identify those situations in which advance notification to Members of an ancillary Provider termination is necessary, with special consideration given to Members with Special Needs.

                        d. The advance notice requirement will not apply to terminations by the Contractor due to quality of care or other for cause reasons.

                10.     OTHER PROVIDER ENROLLMENT STANDARDS

                        The Contractor agrees to comply with the program standards regarding Provider enrollment that are set forth in this Agreement.

                        All Providers operating within the Contractor's Network who provide services to MA Consumers must be enrolled in the Commonwealth's MA Program and possess an active Medical Assistance Identification (MAID) number.

                        The Contractor must enroll a sufficient number of Providers qualified to conduct the specialty evaluations necessary for conducting alleged physical and/or sexual abuse investigations.

                        The Department encourages the use of Providers currently contracting with the County Children and Youth Agencies who have experience with the foster care population and who have been



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

                        providing services to children and youth MA Consumers for many years.

                11.     TWENTY-FOUR HOUR COVERAGE

                        It is the responsibility of the Contractor to have coverage available directly or through its PCPs either directly or through on-call arrangements with other qualified Providers for urgent or emergency care on a twenty-four (24) hour, seven (7) day-a-week basis. The Contractor shall not use answering services in lieu of the above PCP emergency coverage requirements without the knowledge of the Member. For Emergency or Urgent Medical Conditions, the Contractor must have written policies and procedures on how Members and Providers can make contact to receive instruction or prior authorization for treatment. If the PCP determines that emergency care is not required, 1) the PCP must see the Member in accordance with the timeframe specified in
                        Section V.S.12.a.ii, or 2) the member must be referred to an urgent care clinic which can see the Member in accordance with the timeframe specified in Section V.S.12.a.ii.

                12.     APPOINTMENT STANDARDS

                        The Contractor agrees to require the PCP, dentist, or specialist to conduct affirmative outreach whenever a Member misses an appointment and to document this in the medical record. Such an effort shall be deemed to be reasonable if it includes three (3) attempts to contact the Member. Such attempts may include, but are not be limited to: written attempts, telephone calls and home visits. At least one (1) such attempt must be written.

                        a.      GENERAL

                                PCP scheduling procedures must ensure that:

                                i. Emergency cases must be seen or referred to an emergency facility. If it is determined that Emergency Medical Condition care is not required, the Member must be seen by the PCP or referred to an open urgent care clinic.

                                ii. Urgent Medical Condition cases must be scheduled within twenty-four (24) hours.

                                iii. Routine appointments must be scheduled within ten (10) business days.



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

                                iv.     Health assessment/general physical
                                        examinations and first examinations must be scheduled within three (3) weeks of enrollment.

                                v.      The Contractor must provide the
                                        Department with its protocol for
                                        ensuring that a Member's average office
                                        waiting time is no more than twenty (20) minutes or at any time no more than up to one (1) hour when the physician encounters an unanticipated Urgent Medical Condition visit or is treating a Member with a difficult medical need. The Member will be informed of scheduling time frames through educational outreach efforts.

                                vi. The Contractor must monitor the adequacy of its appointment processes and reduce the unnecessary use of emergency room visits.

                        b.      PERSONS WITH HIV/AIDS

                                The Contractor must have adequate PCP scheduling procedures in place to ensure that an appointment with a PCP or specialist must be scheduled within seven (7) days from the effective date of enrollment for any person known to the Contractor to be HIV positive or diagnosed with AIDS (e.g. self-identification), unless the enrollee is already in active care with a PCP or specialist.

                        c.      SSI

                                The Contractor must make a reasonable effort to schedule an appointment with a PCP or specialist within forty-five (45) days of enrollment for any Member who is an SSI or SSI-related consumer unless the Member is already in active care with a PCP or specialist.

                        d.      SPECIALTY REFERRALS

                                For specialty referrals, the Contractor must be able to provide:

                                i. Emergency Medical Condition appointments immedi-ately upon referral.

                                ii.     Urgent Medical Condition care
                                        appointments within twenty-four (24)
                                        hours of referral.

                                iii.    Routine appointments within ten (10)
                                        business days of referral.

                        e.      PREGNANT WOMEN

                                Should the IEAP contractor or Member notify the Contractor that a new Member is pregnant or there is a pregnancy indication on the files transmitted to the Contractor by the Department, the Contractor must contact the Member within five (5) days of the effective date of enrollment to assist the woman in obtaining an appointment with an OB/GYN or Nurse Midwife. For maternity care, the Contractor must be able to provide initial prenatal care appointments for enrolled pregnant Members as follows:

                                i.      First trimester -- within ten (10)
                                        business days of the Member being
                                        identified as being pregnant.

                                ii.     Second trimester -- within five (5)
                                        business days of the Member being
                                        identified as being pregnant.

                                iii.    Third trimester -- within four (4)
                                        business days of the Member being
                                        identified as being pregnant.

                                iv.     High-risk pregnancies -- within
                                        twenty-four (24) hours of identification of high risk to the Contractor or maternity care provider, or immediately if an emergency exists.

                        f.      EPSDT

                                EPSDT screens for any new enrollee under the age of twenty-one (21) must be scheduled within forty-five (45) days from the effective date of enrollment unless the child is already under the care of a PCP and the child is current with screens and immunizations.

                        The Contractor must ensure that PCPs follow-up with those Members described in the above Section V.S.12 for any missed appointments. The PCP or specialist must send two (2) notices of missed appointments and make a follow-up telephone call to the Member for any missed appointments and the PCP or specialist must document these in the medical record.

               13.    POLICIES AND PROCEDURES FOR APPOINTMENT STANDARDS

                      The Contractor agrees to comply with the program standards regarding service accessibility standards that are set forth in Section V.S. of this Agreement, Provider Network/Services Access.

                      The Contractor must have written policies and procedures for disseminating its appointment standards to all Members through its Member handbook and through other means. In addition, the Contractor must have written policies and procedures to educate its Provider Network about appointment standard requirements. The Contractor must monitor compliance with appointment standards and shall have a corrective action plan when appointment standards are not met.

               14.    COMPLIANCE WITH ACCESS STANDARDS

                      a.     MANDATORY COMPLIANCE

                             The Contractor must comply with the access standards in accordance with Section V.S of this Agreement, Provider Network/Services Access. If the Contractor fails to meet any of the access standards by the dates specified by the Department, the Department may terminate this Agreement.

                      a.     REASONABLE EFFORTS AND ASSURANCES

                             The Contractor must make reasonable efforts to honor a Member's choice of Providers among Network Providers as long as:

                             i. The PH-MCO's agreement with the Network Provider covers the services required by the Member; and

                             ii. The Contractor has not determined that the Member's choice is clinically inappropriate.

                             The Contractor must provide the Department adequate assurances that the Contractor, with respect to the HealthChoices zone, has the capacity to serve the expected enrollment in the HealthChoices zone by providing assurances that the Contractor offers the full scope of covered services as set forth in this Agreement and access to preventive and primary care services and maintains a sufficient number, mix and geographic distribution of Providers and services in accordance with the standards set


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


                             forth in Section V.S of this Agreement, Provider Network/Services Access.

                      c.     CONTRACTOR'S CORRECTIVE ACTION

                             The Contractor must take all necessary steps to resolve, in a timely manner, its failure to comply with the access standards. Prior to a termination action or other sanction by the Department, the Contractor will be given the opportunity to institute a corrective action plan. The Contractor must submit a corrective action plan to the Department for approval within thirty (30) days of notification of such failure to comply, unless circumstances warrant and the Department demands a shorter response time. The Department's approval of the Contractor's corrective action plan will not be unreasonably withheld. The Department will make its best effort to respond to the Contractor within thirty (30) days from the submission date of the corrective action plan. If the Department rejects the corrective action plan, the Contractor shall be notified of the deficiencies of the corrective action plan. In such event, the Contractor shall submit a revised corrective action plan within fifteen (15) days of notification. If the Department does not receive an acceptable corrective action plan, the Department may impose sanctions against the Contractor, in accordance with Section VIII.I of this Agreement, Sanctions. Failure to implement the corrective action plan may result in the imposition of a sanction as provided in this Agreement.

        T.     QM AND UM PROGRAM REQUIREMENTS

               1.     OVERVIEW

                      The Contractor must comply with the Department's QM and UM program standards and requirements described in Exhibit M(1) of this Agreement, Quality Management and Utilization Management Program Requirements. The Department retains the right of advance written approval and to review on an ongoing basis all aspects of the Contractor QM and UM programs, including subsequent changes. The Contractor must comply with all QM and UM program reporting requirements and must submit data in formats to be determined by the Department.

               2.     GENERAL



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


                      The QM and UM programs must include a written program description and annual work plan with a timetable of all activities and performance improvement initiatives for the coming year. The Department, in collaboration with the Contractor, retains the right to determine and prioritize QM and UM activities and initiatives based on areas identified as being of importance to the Department and areas identified through its analysis of external quality review (EQR) findings, Health Plan Employer Data and Information Set (HEDIS) measures, and encounter data submitted by the Contractor. The Contractor must implement and abide by the program description and work plan or amended plan as approved by the Department. The QM and UM programs must:

                      a. Include methodologies that allow for statistically valid performance based monitoring of the QM and UM programs and include documentation that all QM and UM activities and initiatives undertaken by the plan are selected through clinical and financial analysis of encounter, Member demographic and other data.

                      b. Provide evidence of evaluation and re-measurement of the Contractor QM and UM activities and initiatives in order to determine sustained improvement or the need for further action.

                      c. Address development, implementation, and performance measurement of disease management programs that are intended for selected conditions among targeted populations in order to improve outcomes through the quality of care provided while effectively managing utilization.

               3.     ADDITIONAL UTILIZATION MANAGEMENT PROGRAM REQUIREMENTS

                      The Contractor agrees to provide twenty-four (24) hour staff availability to authorize weekend services, including but not limited to: home health care, pharmacy, DME, and medical supplies. The Contractor must have written policies and procedures that address how Members and Providers can make contact with the plan to receive instruction or prior authorization, as necessary.

                      The Contractor must ensure that all utilization review decisions are made using the HealthChoices definition of Medically Necessary. In addition, the Contractor must take steps to ensure that determinations made by individual clinical reviewers on whether or not requested care and services are Medically Necessary are consistent with determinations for care and services that would be found to be Medically Necessary consistent with the HealthChoices definition of Medically Necessary.

                      The Contractor must develop polices and procedures that allow for prospective, concurrent, and retrospective determination of Medically Necessary, which are based on the HealthChoices Program's definition of Medically Necessary and meet HealthChoices Program's timeframes for the processing of requests, for elective, urgent and Emergency Services as outlined in Exhibit H of this Agreement, Prior Authorization Guidelines.

                      In addition, the Contractor must submit utilization review criteria and policies/procedures that contain utilization review criteria used to determine medical necessity to the Department for evaluation under the Utilization Review Criteria Assessment Process (URCAP).

               4.     HEALTHPLAN EMPLOYER DATA INFORMATION SET (HEDIS)

                      The Contractor must submit data to the Department by June 15th of the current year. The calendar year is the standard measurement year for HEDIS data. HEDIS measures are specified for one of three data collection methodologies: administrative, hybrid or survey. The administrative methodology requires that contractors identify the denominator and numerator using transaction data or other administrative databases. The denominator includes all eligible Members.

                      The Contractor will report a rate based on all Members who meet the criteria who are found through administrative data to have received the service identified in the numerator data.

                      The hybrid methodology requires that the Contractor identify the denominator and the numerator through both administrative and medical record data. The denominator consists of a systematic sample of Members drawn from the measure's eligible population.

                      The Contractor will report a rate based on those Members in the sample who are found through either administrative or medical record data to have received the service identified in the numerator. The Contractor may not report a measure using the hybrid method when the numerator is derived solely from administrative data.

               5.     EXTERNAL QUALITY REVIEW (EQR)

                      The Contractor agrees to cooperate fully with any external evaluations and assessments of its performance authorized by the


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


                      Department under this Agreement. Independent assessments will include, but not be limited to, any independent evaluation required or allowed by federal or state statute or regulation. See Exhibit M(2) of this Agreement, External Quality Review.

                      The Contractor agrees to cooperate fully with external clinical record reviews that assess the Contractor's quality of care, access to care, and timeliness of care i.e., any studies as determined by the Department.

                      The Contractor agrees to assist in the identification and collection of any data or clinical records to be reviewed by the independent evaluation team members. In addition, the Contractor must provide to the External Quality Review Organization (EQRO) complete medical records in the timeframe allowed by the EQRO.

                      The Contractor must ensure that data, clinical records and workspace located at the Contractor's work site are available to the independent review team and to the Department, upon request.

                      The Contractor must demonstrate how the results of the EQR are incorporated into the overall Quality and Utilization Management Programs.

               6.     QM/UM PROGRAM REPORTING REQUIREMENTS

                      The Contractor agrees to:

                      a. Provide the Department with uniform QM, UM, and Member satisfaction/complaint data, in a format to be determined by the Department, on a regular basis;

                      b. Collaborate with the Department in carrying out data validation steps;

                      c. Maintain and make available to the Department, upon request, studies, reports, protocols, standards, worksheets, minutes or other such documentation as may be appropriate; and

                      d. Submit reports based on the most current version of HEDIS measures.

                      The Contractor agrees to comply with all QM and UM program reporting requirements and time frames outlined in Exhibit M(1) or this Agreement, Quality Management and Utilization Management

                      Program Requirements. The Department will, on a periodic basis, review the required reports and make changes to the information/data and/or formats requested based on the changing needs of the HealthChoices Program. The Contractor must comply with all requested changes to the report information and formats as deemed necessary by the Department. Copies of current QM and UM reporting requirements can be found in the HealthChoices Proposers' Library.

               7. COLLABORATION BETWEEN CONTRACTOR QM AND UM DEPARTMENTS AND SPECIAL NEEDS UNITS

                      The Contractor must provide evidence of ongoing collaboration and coordination between its QM and UM Departments and its SNU regarding quality initiatives, case management and/or disease management activities directed toward or involving care of Special Needs populations. Collaboration must include, but not be limited to, quality improvement studies; UM referrals; discharge planning/case management, identification of and outreach to MA Consumers with Special Needs and Special Needs populations.

               8. DELEGATED QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT FUNCTIONS

                      The Contractor must demonstrate that it retains accountability for all QM and UM programs functions, including those that are delegated to other entities. The Contractor must make available to the Department, any records, documents, and data detailing its oversight of delegated QM and UM program functions. In addition, the Contractor must ensure that delegated entities make available to the Department, any records, documents, and data detailing the delegated QM and UM program functions undertaken by the entity of behalf of the Contractor.

               9. CONSUMER INVOLVEMENT IN THE QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT PROGRAMS

                      The Contractor agrees to participate and cooperate in the work and review of the Department's formal advisory body through participation in the Medical Assistance Advisory Committee (MAAC) and its subcommittees.

               10.    CONFIDENTIALITY

                      The Contractor must have written policies and procedures for maintaining the confidentiality of data that addresses medical

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                      records, Member information and Provider information and
                      is in compliance with the provisions set forth in Section 2131 of the Insurance Company Law of 1921, as amended, 40 P.S. 991.2131 and 55 Pa. Code 105.

                      The Contractor must ensure that Provider offices/sites have implemented mechanisms that guard against unauthorized or inadvertent disclosure of confidential information to persons outside the Contractor.

                      All clinical data related to HealthChoices Members is the property of the Department. Release of data by the Contractor to third parties, except for the purpose of individual care and coordination among Providers as consented to by Members, requires the Department's advance written approval.

               11.    DEPARTMENT OVERSIGHT

                      The Contractor and its subcontractor(s) agree to make available to the Department upon request, data, clinical and other records and reports for review of quality of care, access and utilization issues including but not limited to EQRO, HEDIS, Encounter Data Validation, and other related activities.

                      The Contractor must submit a plan, as determined by the Department, and within time frames established by the Department, to resolve any performance or quality of care deficiencies identified by the Department's ongoing monitoring activities and any independent assessments or evaluations requested by the Department.

                      The Contractor must obtain advance written approval from the Department before releasing or sharing data, correspondence and/or improvements from the Department regarding the Contractor's internal QM and UM programs with any of the other HealthChoices PH-MCOs or any external entity.

                      The Contractor must obtain advance written approval from the Department before participating in or providing letters of support for QM or UM data studies and/or any data related external research projects related to HealthChoices with any entity.

SECTION VI:  PROGRAM OUTCOMES AND DELIVERABLES

        All deliverables must receive advance written approval by the Department prior to the operational date of the Initial Term of the Contract unless otherwise specified by the Department. Deliverables include, but are not limited to: operational policies and procedures, required materials, letters of agreement, provider agreements, reimbursement methodology and rates, coordination agreements, reports, tracking systems, required files, QM/UM documents (See Exhibit M(3) of this Agreement, Quality Management/Utilitzation Management Deliverables), and referral systems.

        The Department may conduct on-site Readiness Reviews as needed to document the Contractor's compliance with this Agreement. Upon request by the Department, as part of the Readiness Review, the Contractor must provide detailed written descriptions of how the Contractor is complying with Agreement requirements and standards. The Department retains the right to continue development of Readiness Review elements, program standards and forms prior to scheduling the actual on-site Readiness Review visits.

SECTION VII:  FINANCIAL REQUIREMENTS

        A.     FINANCIAL STANDARDS

               1.     RISK PROTECTION REINSURANCE FOR HIGH COST CASES

                      The Contractor must have a risk protection arrangement during the term of this Agreement. This risk protection arrangement must include reinsurance that covers, at a minimum, eighty (80) percent of Inpatient costs incurred by one (1) Member in one (1) year in excess of $150,000. The Department may alter or waive the reinsurance requirement if the Contractor proposes an alternative risk protection arrangement that the Department determines is acceptable.

                      The Contractor may not change or discontinue the risk protection arrangement without advance written approval from the Department, which approval shall not be unreasonably withheld. The Contractor must notify the Department thirty (30) days prior to any change in the risk protection arrangement. The Department reserves the right to review such risk protection arrangements and require changes based on the Department's assessment of the Contractor's overall financial condition.

                      The reinsurance threshold requirement shall be $75,000, instead of $150,000, if any of the following criteria is met:

                      a. The Contractor has been operational (providing medical benefits to any type of consumer) for less than three (3) years; or,

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                      b.     The Contractor's Statutory Accounting Principles
                             (SAP) basis equity is less than 4.2 percent of MA premiums earned during the most recent calendar year for which the due date has passed for submission of the unaudited annual reports filed by the Contractor with the Insurance Department (DOI); or,

                      c. The Contractor did not earn cumulative net surplus over the previous three (3) years.

               2.     EQUITY REQUIREMENTS AND INSOLVENCY PROTECTION

                      The Contractor must meet, during the term of this Agreement, the equity requirements set forth below. The Contractor shall comply with all financial requirements included in this Agreement in addition to those of the Pennsylvania Departments of Health and Insurance. The Department reserves the right to review such equity and financial requirements and require changes based on the Department's assessment of the Contractor's overall financial condition.

                      The Contractor must maintain SAP-basis equity equal to the highest of the amounts determined by the following "Three
                      (3) Part Test":

                       -   $1.5 million.

                       - 4.2% of MA premiums earned during the most recent four (4) calendar quarters.

                       - 4.2% of MA premiums earned during the current quarter multiplied by three (3).

                      The amount of the requirement for equity for any PH-MCO that did not provide medical benefits to MA Consumers in the zone through a HC contract in 2001 shall be phased in as follows:

                      -------------------------------------------------------------------------
                      Equity as of the last day of the       50% of the amount determined by
                      first contract calendar quarter.       the Three (3) Part Test, but not
                                                             less than $1.5 million.
                      -------------------------------------------------------------------------
                      Equity as of the last day of the       66% of the amount determined by
                      second contract calendar quarter.      the Three (3) Part Test, but not
                                                             less than $1.5 million.
                      -------------------------------------------------------------------------
                      Equity as of the last day of the       80% of the amount determined by
                      third contract calendar quarter.       the Three (3) Part Test, but not
                                                             less than $1.5 million.

                      -------------------------------------------------------------------------
                      Equity as of the last day of the       100% of the amount determined by
                      fourth contract calendar quarter.      the Three (3) Part Test.
                      -------------------------------------------------------------------------

                      MA premiums are defined as all revenue received from the Commonwealth for any and all Managed Care Medical Assistance contracts.

                      For the purpose of this requirement, equity amounts, as of the last day of each calendar quarter shall be determined in accordance with statutory accounting principles as specified or accepted by DOI. The Department shall accept DOI determinations of equity amounts, and in the absence of such determination, shall rely on required financial statements filed by the Contractor with DOI to determine equity amounts.

                      The Contractor shall provide the Department with reports as specified in Section VIII.D of this Agreement, Financial Reports.

                      In addition to the Department's general sanction authority specified in Section VIII.I of this Agreement, Sanctions, if the Contractor fails to comply with the requirements of this Section, the Department may take any or all of the following actions:

                      -  Discuss fiscal plans with the Contractor's management.

                      - Require the Contractor to submit and implement a corrective action plan.

                      - Suspend some or all enrollment of MA Consumers into the Contractor's plan.

                      - Terminate this Agreement effective the last day of the calendar month after the Department notifies the Contractor of termination.

               3.     SECONDARY LIABILITY

                      The Contractor must have in place an acceptable plan to provide for payment to Providers by a secondary liable party after default in payment to Providers resulting from bankruptcy or insolvency. The secondary liability must ensure payment for all services performed by providers through the last day for which the Department paid a capitation premium to the Contractor. The requirements may be met by submission of one or more of the following arrangements:

                      a.     Insolvency insurance.

                      b. An irrevocable, unconditional, and automatically renewable letter of credit for the benefit of the Department which is in place for the entire term of this Agreement.

                      c. A guarantee from an entity acceptable to the Department, with sufficient financial strength and creditworthiness to assume the payment obligations of the Contractor in the event of a default in payment resulting from bankruptcy or insolvency.

                      d. Other arrangements satisfactory to the Department, that are sufficient to insure payment to Providers in the event of default in payment resulting from bankruptcy or insolvency.

                      The Department must approve all arrangements for secondary liability. Such approval shall include approval of the financial strength of the secondary liable parties and approval of all legal forms for secondary liability.

               4.     LIMITATION OF LIABILITY

                      In accordance with 42 C.F.R. 434.20, the Contractor must assure that MA Consumers shall not be liable for the Contractor's debts if the Contractor becomes insolvent.

               5.     MEDICAL COST ACCRUALS

                      As part of its accounting and budgeting function, the Contractor must establish and maintain an actuarially sound process for estimating and tracking Incurred But Not Paid (IBNP) amounts. The Contractor must reserve funds by major categories of service to cover IBNP amounts. As part of its reserving methodology, the Contractor must conduct annual reviews to assess its reserving methodology and make adjustments, as necessary.

               6.     CLAIMS PROCESSING AND MIS

                      The Contractor must have a Claims processing system and MIS sufficient to support the Provider payment and data reporting requirements specified in Section VIII of this Agreement, Reporting Requirements. See also Exhibit MM of this Agreement, Management Information System and System Performance Review Standards, for MIS and Systems Performance Review (SPR) standards. The Contractor shall be prepared to document its ability to expand Claims processing or MIS capacity should either or both be exceeded through the enrollment of program Members.

               7. DSH/GME PAYMENT FOR DISPROPORTIONATE SHARE HOSPITALS (DSH) / GRADUATE MEDICAL EDUCATION (GME)

                      The Department shall make direct payments of DSH/GME to hospitals. DSH and GME amounts shall not be included in fee-for-service cost equivalent projections or in capitation payments paid by the Department to the Contractor.

               8.     MEMBER LIABILITY

                      The Contractor is prohibited from holding the Member liable for the following:

                      a. Debts of the Contractor in the event of the Contractor's insolvency.

                      b. Services provided to the Member in the event of the Contractor failing to receive payment from the Department for such services.

                      c. Services provided to the Member in the event of a health care Provider with a contractual, referral or other arrangement with the Contractor failing to receive payment from the Department or the Contractor for such services.

                      d. Payments to a Provider that furnishes covered services under a contractual, referral or other arrangement with the Contractor in excess of the amount that would be owed by the Member if the Contractor had directly provided the services.

        B.     COMMONWEALTH CAPITATION PAYMENTS

               1.     PAYMENTS FOR IN-PLAN SERVICES

                      The obligation of the Department to make payments shall be limited to capitation payments, maternity care payments, and any other payments provided by this Agreement.

                      a.     CAPITATION PAYMENTS

                             i. The Contractor shall receive capitated payments for In-Plan Services as defined in
                                    Section VII.B.1 of this

                                    Agreement, Payment for In-Plan Services.
                                    Capitation rates maternity care rates, and Risk Pool Allocation Amounts (RPAAs), applicable to the agreement year beginning January 1, 2002, are set forth in Appendix 3 of this Agreement, Capitated Rates. This agreement year, for capitation purposes, begins January 1, 2002, and extends 12 months to December 31, 2002. The contract period of October 1, 2001 - December 31, 2001 is for Readiness Review and for pre-operational preparedness. No payment will be made for this period of time under this contract.

                                    For the agreement year beginning January 1, 2003, and for each subsequent agreement year, the Department will provide an initial schedule of capitation rates, maternity care rates, and RPAAs, not later than July 1 of the previous year. The Department will provide the Contractor with information on methodology and data used to develop the initial schedule of rates. The Department will provide the Contractor with the opportunity of a meeting, in which the Department will consider questions from the Contractor on development of the initial schedule of rates. The Department will provide the Contractor with a final schedule of capitation rates; maternity care rates, and RPAAs, by September 30 of the year prior to the effective date of the rates. If the Contractor does not notify the Department of its acceptance of the final schedule of rates by October 15 of the same year, and if the Contractor has not already provided notice of its intent to terminate the Agreement, the Department will, at its sole discretion, decide on a schedule of rates for the subsequent agreement year that will consist of one of the following:

                                    (1)     The final schedule of capitation
                                            rates, maternity care rates and
                                            RPAAs, applicable to the subsequent
                                            agreement year, previously provided
                                            by the Department; or

                                    (2)     The schedule of capitation rates,
                                            maternity care rates and RPAAs
                                            applicable to the prior agreement
                                            year.

                             ii.    The Department shall make a pre-paid
                                    capitation payment, referenced in Section
                                    VII.B.1.a above, for each Member whose
                                    enrollment on the first day of the month is indicated on the Department's CIS on the first day of the month. If the Contractor is responsible to provide benefits to a MA Consumer who does not appear on CIS on the first day of the month, the Department shall initiate a capitation payment on the first day of the first subsequent month on which said enrollment appears on CIS. The Department will compute capitation payments using per diem rates. The Department will make a monthly payment to the PH-MCO for each MA Consumer enrolled in the PH-MCO, for the first day in the month the MA Consumer is enrolled in the PH-MCO and for each subsequent day through, and including the last day of the month.

                             iii. The Department shall make each monthly capitation payment by the fifteenth (15th) of the month. The Department shall seek to make arrangements for payment by wire transfer or electronic funds transfer. If such arrangements are not in place, payment shall be made by U.S. Mail.

                             iv. The Department shall not make a capitation payment for a Recipient Month if it notifies the Contractor before the first of the month that the individual's MA eligibility or PH-MCO enrollment ends prior to the first of the month.

                             v. This Agreement provides for rates for SSI consumers who have Medicare Part A benefits that are distinct from rates for SSI
                                    consumers who do not have Medicare Part A benefits. If the Department's Third Party Liability (TPL) file is updated to indicate Medicare Part A coverage within four (4) months prior to the current month for a MA Consumer at an SSI Without Medicare rate, the Department shall adjust the payment to reflect the rating group appropriate to the MA Consumer, provided the TPL file indicates Medicare Part A coverage as of the first day of coverage by the Contractor for this MA Consumer during the month for which payment was made. If the Department's TPL file is updated to adjust or delete indication of Medicare Part A coverage within four (4) months of a payment to the Contractor for a MA

                                    Consumer at an SSI with Medicare or Healthy
                                    Horizons rate, the Department shall adjust the payment to reflect the rating group appropriate to the MA Consumer, provided the TPL file does not indicate Medicare Part A coverage as of the first day of coverage by the Contractor for this MA Consumer during the month for which payment was made. The Department shall provide information to the Contractor on this type of payment adjustment on an electronic file. The Contractor shall utilize this information to adjust its payments to Providers and instruct its Providers to bill Medicare.

                             vi. The Department will recover capitation payments made for Members who were later determined to be ineligible for managed care for up to twelve (12) months after the service month for which payment was made. The Department will recover capitation payments made for deceased recipients for up to eighteen (18) months after the service month for which payment was made. See Exhibit BB of this Agreement, PH-MCO Recipient Coverage Document.

                             vii. If a HCFA determination that a PH-MCO has committed a violation described in paragraph (a) of 42 C.F.R. Chapter IV Subsection 434.67 (Sanctions against HMOs with risk comprehensive contracts) is affirmed on review of paragraph (d) (Informal reconsideration), or is not timely contested by the PH-MCO under paragraph (c) (Notice of Sanction), HCFA, based upon this recommendation of the agency, may deny payment for new enrollees of the PH-MCO under Section 1903 (m)(5)(B)(ii) of the Act. Under Subsections 434.22 and 434.42, HCFA's denial of payment for new enrollees automatically results in a denial of agency payments to the PH-MCO for the same enrollees. A new enrollee is an enrollee that applies for enrollment after the effective date in paragraph (f)(1) of 42 C.F.R. Section 434.67.

               2.     MATERNITY CARE PAYMENT

                      For each live birth, the Department shall make a one-time maternity care payment to the Contractor with whom the mother is enrolled on the date of birth; however, if the mother is admitted to a hospital and a change in the PH-MCO coverage occurs during the hospital admission, the PH-MCO responsible for the hospital stay at the time of birth shall receive the maternity care payment. The amount of the maternity care payment for the agreement year beginning January 1, 2002, is shown in Appendix 3 of this Agreement, Capitated Rates. The payment is a global fee to cover all maternity expenses, including prenatal care, delivery fees and post-partum care for the mother and all services mandated by Act 85 of 1996 ("The Health Security Act").

                      If required by the Department, the Contractor must submit invoices or data files to the Department to receive maternity care payments, consistent with specifications determined by the Department.

               3.     PROGRAM CHANGES

                      Amendments, revisions, or additions to the State Medicaid Plan or to state or federal regulations, laws, guidelines, or policies shall, insofar as they affect the scope or nature of benefits available to eligible persons, amend the Contractor's obligations as specified herein, unless the Department notifies the Contractor otherwise. The Department shall inform the Contractor of any changes, amendments, revisions, or additions to the State Medicaid Plan or changes in the Department's regulations, guidelines, or policies in a timely manner.

                      The Department shall adjust rates, as necessary, to maintain the actuarial soundness of the rates to reflect the impact on costs of program changes. If the Department makes an adjustment to the rates, as provided by this paragraph, the Department will provide information to the Contractor on the methodology used to determine the amount of the rate adjustment.

        C.     HIV/AIDS RISK POOL

               The Department shall withhold the portion of each capitation payment that is designated as a RPAA on each rate schedule. RPAA funds withheld shall be allocated to an HIV/AIDS Risk Pool and distributed to PH-MCOs in accordance with Exhibit VV of this Agreement, HIV/AIDS Risk Pool.

        D.     CLAIMS PROCESSING STANDARDS, MONTHLY REPORT AND PENALTIES

               1.     TIMELINESS STANDARDS

                      The Contractor will adjudicate Provider Claims consistent with the requirements below. These requirements apply collectively to

                      Claims processed by the Contractor and any subcontractor. Subcapitation payments are excluded from these requirements.

                      The adjudication timeliness standards follow for each of three (3) categories of Claims:

                      a. CLAIMS RECEIVED FROM A HOSPITAL FOR INPATIENT ADMISSIONS ("INPATIENT")

                             90.0% of Clean Claims must be adjudicated within thirty (30) days of receipt.

                             100.0% of Clean Claims must be adjudicated within forty-five (45) days of receipt.

                             100.0% of all Claims must be adjudicated within ninety (90) days of receipt.

                      b.     DRUG CLAIMS

                             90.0% of Clean Claims must be adjudicated within thirty (30) days of receipt.

                             100.0% of Clean Claims must be adjudicated within forty-five (45) days of receipt.

                             100.0% of all Claims must be adjudicated within ninety (90) days of receipt.

                      c.     ALL CLAIMS OTHER THAN INPATIENT AND DRUG:

                             90.0% of Clean Claims must be adjudicated within thirty (30) days of receipt.

                             100.0% of Clean Claims must be adjudicated within forty-five (45) days of receipt.

                             100.0% of all Claims must be adjudicated within ninety (90) days of receipt.

                      The adjudication timeliness standards do not apply to Claims submitted by Providers under investigation for fraud or abuse from the date of service to the date of adjudication of the Claims. Providers can be under investigation by a governmental agency or the Contractor; however, if under investigation by the Contractor, the Department must have immediate written notification of the investigation.

                      Every Claim entered into the Contractor's computer information system that is not a Rejected Claim must be adjudicated. The Contractor must maintain an electronic file of rejected Claims, inclusive of a reason or reason code for rejection.

                      The amount of time required to adjudicate a paid Claim is computed by comparing the date the Claim was received with the check date or the transmission date of an electronic payment. The check date is the date printed on the check. The amount of time required to adjudicate a denied Claim is computed by comparing the date the Claim was received with the date the denial notice was created or the transmission date of an electronic denial notice. For an amended Claim, the date the Contractor received the request to adjust the payment from the Provider must be recorded and counted as the date the Claim was received. Amended Claims do not include Provider Appeals.

                      Checks must be mailed not later than three (3) working days from the check date. The check date is the date printed on the check.

                      The Contractor must record, on every Claim processed, the date the Claim was received. A date of receipt imbedded in a Claim reference number is acceptable for this purpose. This date must be carried on Claims records in the Claims processing computer system. Each hardcopy Claim received by the Contractor, or the electronic image thereof, must be date-stamped with the date of receipt no later than the first work day after the date of receipt. The Contractor must add a date of receipt to each Claim received in the form of an electronic record or file within one work day of receipt.

                      If responsibility to receive Claims is subcontracted, the date of initial receipt by the subcontractor determines the date of receipt applicable to these requirements.

               2.     SANCTIONS

                      The Department will utilize the monthly report that is due on the fifth (5th) calendar day of the fifth (5th) subsequent month after the Claim is received to determine Claims processing penalties. For example, the Department shall utilize the monthly report that is due July 5, 2002, to determine Claims processing penalties for Claims received in January 2002. The Department shall utilize the monthly report that is due August 5, 2002, to determine Claims processing penalties for Claims received in February 2002. The Department shall utilize the monthly report that is due September 5, 2002, to determine Claims received in March 2002, and so on.

                      All Claims received during the month, for which a penalty is being computed, that remain unadjudicated at the time the sanction is being determined, shall be considered a Clean Claim.

                      If a Commonwealth audit, or an audit required or paid for by the Commonwealth, determines Claims processing timeliness data that are different than data submitted by the Contractor, or if the Contractor has not submitted required Claims processing data, the Department shall use the audit results to determine the penalty amount.

                      The penalties included in the charts below shall apply separately to:

                      a.     Inpatient Claims.

                      b.     Claims other than inpatient and drug.

                      The penalties provided by this Section apply to all Claims included in each of the two (2) Claim categories specified above, including Claims processed by any subcontractor.

                      The Contractor will be considered in compliance with the requirement for adjudication of 100.0% of all inpatient Claims if 99.5% of all inpatient Claims are adjudicated within ninety (90) days of receipt. The Contractor will be considered in compliance with the requirement of adjudication of 100.0% of all Claims other than inpatient or drug if 99.5% of all Claims other than inpatient or drug are adjudicated within ninety (90) days of receipt.

                      Penalties in the charts below shall be reduced by one-third if the Contractor has 25,000-50,000 MA Consumers. Penalties in the charts below shall be reduced by two-thirds if the Contractor has less than 25,000 MA Consumers.

                      CLAIMS ADJUDICATION MONTHLY PENALTY CHART

                      This chart is used to compute any applicable penalty for failure to adjudicate inpatient Claims timely. This chart is also used to compute any applicable penalty for failure to adjudicate Claims other than inpatient or drug.

                             --------------------------------------------------
                             Percentage of Clean Claims           Penalty
                             --------------------------------------------------

                             --------------------------------------------------
                             Adjudicated in 30 Days
                             88.0 - 89.9                          $1,000
                             --------------------------------------------------
                             80.0 - 87.9                          $5,000
                             --------------------------------------------------
                             70.0 - 79.9                          $10,000
                             --------------------------------------------------
                             60.0 - 69.9                          $30,000
                             --------------------------------------------------
                             50.0 - 59.9                          $50,000
                             --------------------------------------------------
                             40.0 - 49.9                          $70,000
                             --------------------------------------------------
                             30.0 - 39.9                          $90,000
                             --------------------------------------------------
                             Less than 30.0                       $100,000
                             --------------------------------------------------
                             Percentage of Clean Claims
                             Adjudicated in 45 Days               Penalty
                             --------------------------------------------------
                             98.0 - 99.9                          $1,000
                             --------------------------------------------------
                             90.0 - 97.9                          $5,000
                             --------------------------------------------------
                             80.0 - 89.9                          $10,000
                             --------------------------------------------------
                             70.0 - 79.9                          $30,000
                             --------------------------------------------------
                             60.0 - 69.9                          $50,000
                             --------------------------------------------------
                             50.0 - 59.9                          $70,000
                             --------------------------------------------------
                             40.0 - 49.9                          $90,000
                             --------------------------------------------------
                             Less than 40.0                       $100,000
                             --------------------------------------------------
                             Percentage of All Claims             Penalty
                             Adjudicated in 90 Days
                             --------------------------------------------------
                             98.0 - 99.9                          $1,000
                             --------------------------------------------------
                             90.0 - 97.9                          $5,000
                             --------------------------------------------------
                             80.0 - 89.9                          $10,000
                             --------------------------------------------------
                             70.0 - 79.9                          $30,000
                             --------------------------------------------------
                             60.0 - 69.9                          $50,000
                             --------------------------------------------------
                             50.0 - 59.9                          $70,000
                             --------------------------------------------------
                             40.0 - 49.9                          $90,000
                             --------------------------------------------------
                             Less than 40.0                       $100,000
                             --------------------------------------------------

               3.     PHYSICIAN INCENTIVE ARRANGEMENTS

                      a. Federal financial participation is only available for payments to Medicaid MCOs that are in compliance with the Physician Incentive Plan (PIP) requirements included under 42 C.F.R. 417.479.

                      b. 42 C.F.R. 417.479(a) permits MCOs to operate PIPs only if: 1) no specific payment is made directly or indirectly to a physician or physician group as an inducement to reduce or limit Medically Necessary services furnished to an enrollee; and
                             2) the disclosure, computation of Substantial Financial Risk, Stop-Loss Protection, and enrollee survey requirements of this section are met.

                      c. MCOs must provide information specified in the regulations to the Department and HCFA, upon request. In addition, MCOs must provide the information on their physician incentive plans to any Medicaid client, upon request. MCOs that have PIPs placing a physician or physician group at Substantial Financial Risk for the cost of services the physician or physician group does not furnish must assure that the physician or physician group has adequate Stop-Loss Protection. MCOs that have PIPs placing a physician or physician group at Substantial Financial Risk for the cost of service the physician or physician group does not furnish must also conduct surveys of enrollees and disenrollees addressing their satisfaction with the quality of services and their degree of access to the services.

                      d. MCOs must provide the following disclosure information concerning its PIPs to the Department prior to approval of the contract:

                             - whether referral services are included in the PIP plan,

                             - the type of incentive arrangement used, i.e. withhold bonus, capitation,

                             - a determination of the percent of payment under the contract that is based on the use of referral services to determine if Substantial Financial Risk exists,

                             - panel size, and if patients are pooled, pooling method used to determine if Substantial Financial Risk exists,

                             - assurance that the physician or physician group has adequate stop-loss protection and the type of coverage, if this requirement applies.

                             Where enrollee/disenrollee survey requirements exist, MCOs must provide the survey results. In addition, all MCOs must subsequently provide the above disclosure information annually to the Department.

                      e. These PIP regulations apply to all MCOs and any of their subcontracting arrangements that utilize a PIP in their payment arrangements with individual physicians or physician groups. PIP regulations require that physicians and physician groups be protected from risk beyond the stop-loss threshold.

             4.     RETROACTIVE ELIGIBILITY PERIOD

                      The Contractor shall not be responsible for any payments owed to Providers for services that were rendered prior to the effective date of a Member's enrollment into the PH-MCO.

               5.     IN-NETWORK SERVICES

                      The Contractor shall be responsible for making timely payment for Medically Necessary, covered services rendered by Network Providers when:

                      a. Services were rendered to treat a medical emergency;

                      b. Services were rendered under the terms of the Contractor's agreement with the Provider;

                      c.     Services were prior authorized; or

                      d. It is determined by the Department, after a hearing, that the services should have been authorized.

                      The Contractor will not be financially liable for services rendered to treat a non-emergency condition in a hospital emergency room (except to the extent required elsewhere by law), unless the services were prior authorized or otherwise conformed to the terms of the Contractor's agreement with the Provider.

               6.     PAYMENTS FOR OUT-OF-NETWORK PROVIDERS

                      The Contractor will be responsible for making timely payments to Out-of-Network Providers for Medically Necessary, covered services when:

                      a. Services were rendered to treat a medical emergency;

                      b.     Services were prior authorized;

                      c. It is determined by the Department, after a hearing, that the services should have been authorized; or

                      d. A child enrolled in its plan is placed in emergency substitute care and the county placement agency cannot identify the child nor verify MA coverage. See Exhibit O of this Agreement, Description of Special Services.

                      The Contractor shall not be financially liable for services rendered to treat a non-emergency condition in a hospital emergency room (except to the extent required elsewhere in law), unless the services were prior authorized.

                      The Contractor must assume financial responsibility, in accordance with applicable law, for emergency room services and urgently needed services as defined in 42 C.F.R. Section 417.401 that are obtained by its Members from Providers and suppliers outside the Contractor's Provider Network even in the absence of the Contractor's prior approval.

               7.     PAYMENTS TO FQHCS AND RURAL HEALTH CENTERS (RHCS)

                      The Contractor agrees to negotiate and pay rates to FQHCs and RHCs comparable to other Providers who provide comparable services in the Contractor's Provider Network.

                      The Contractor may require that an FQHC and RHC comply with case management procedures that apply to other entities that provide similar benefits or services.

               8.     LIABILITY DURING AN ACTIVE GRIEVANCE OR APPEAL

                      The Contractor shall not be liable to pay Claims to Providers if the validity of the Claim is being challenged by the Contractor through a Grievance or appeal, unless the Contractor is obligated to pay the Claim or a portion of the Claim through its agreement with the Provider.

               9.     FINANCIAL RESPONSIBILITY FOR DUAL ELIGIBLES

                      The Contractor must pay Medicare deductibles and coinsurance amounts relating to any Medicare-covered service for qualified Medicare beneficiaries in accordance with Section 4714 of the Balanced Budget Act of 1997.

                      If no contracted PH-MCO rate exists or if the Provider of the service is an Out-of-Network Provider, the Contractor must pay deductibles and coinsurance up to the applicable MA fee schedule for the service.

                      For Medicare services that are not covered by either MA or the PH-MCO, the Contractor must pay cost-sharing to the extent that the payment made under Medicare for the service and the payment



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                      made by the PH-MCO do not exceed eighty percent (80%) of
                      the Medicare-approved amount.

                      The Contractor, its subcontractors and Providers are prohibited from balance billing Members for Medicare deductibles or coinsurance. The Contractor must ensure that a Member who is eligible for both Medicaid and Medicare benefits has the right to access a Medicare product or service from the Medicare Provider of his/her choice. The Contractor is responsible to pay any Medicare coinsurance and deductible amount, whether or not the Medicare provider is included in the Contractor's Provider Network and whether or not the Medicare provider has complied with the authorization requirements of the Contractor.

               10.    THIRD PARTY LIABILITY (TPL)

                      The Contractor must comply with the third party liability procedures defined by Section 1902(a)(25) of the Social Security Act, 42 U.S.C.A. 1396(a)(25) and implemented by the Department. Under this Agreement, the third party liability responsibilities of the Department will be allocated between the Department and the Contractor.

                      a.     COST AVOIDANCE ACTIVITIES

                             i.     The Contractor will have primary
                                    responsibility for cost avoidance through the Coordination of Benefits (COB) relative to federal and private health insurance-type resources including, but not limited to, Medicare, private health insurance, Employees Retirement Income Security Act of 1974 (ERISA), 29 U.S.C.A. 1396a(a)(25)
                                    plans, and workers compensation. The
                                    Contractor must attempt to avoid initial payment of Claims, whenever possible, where federal or private health insurance-type resources are available. All cost-avoided funds must be reported to the Commonwealth via encounter data submissions and financial report 8A-D. The use of the COB flag, Medicare fields, and the Other Insurance Paid (OIP) field shall indicate that TPL has been pursued and the amount which has been cost-avoided. The Contractor shall not be held responsible for any TPL errors in the Department's Eligibility Verification System
                                    (EVS) or the Department's TPL file.


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


                             ii. The Contractor agrees to pay, and to require that its subcontractors pay, all Clean Claims for prenatal or preventive pediatric care (including EPSDT services to children), and services to children having medical coverage under a Title IV-D child support order to the extent the Contractor is notified by the Department of such support orders or to the extent the Contractor becomes aware of such orders, and then seek reimbursement from liable third parties. The Contractor recognizes that cost avoidance of these Claims is prohibited with the exception of hospital delivery Claims, which may be cost-avoided.

                             iii.   The Contractor may not deny or delay
                                    approval of otherwise covered treatment or services based upon third party liability considerations. The Contractor may neither unreasonably delay payment nor deny payment of Claims unless the probable existence of third party liability is established at the time the Claim is filed.

                      b.     POST-PAYMENT RECOVERIES

                             i.     Post-payment recoveries are categorized by
                                    (a) health-related insurance resources and
                                    (b) other resources. Health-related
                                    insurance resources are ERISA health benefit plans, Blue Cross/Blue Shield subscriber contracts, Medicare, private health insurance, workers compensation, and health insurance contracts.

                             ii. The Department's TPL Section retains the sole and exclusive right to investigate, pursue, collect, and retain all "Other Resources" as defined in Section II of this Agreement, Definitions. Any correspondence or inquiry forwarded to the Contractor (by an attorney, provider of service, insurance carrier, etc.) relating to a personal injury accident or trauma-related medical service, or which in any way indicates that there is, or may be, legal involvement regarding the MA Consumer and the services which were provided, must be immediately forwarded to the Department's TPL Section. The Contractor may neither unreasonably delay payment nor deny payment of Claims because they involved an injury stemming from an accident such as a motor vehicle accident,




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                                    where the services are otherwise covered.
                                    Those funds recovered by the Commonwealth under the scope of these "Other Resources" shall be retained by the Commonwealth.

                             iii. Due to potential time constraints involving cases subject to litigation, the Department must ensure that it identifies these cases and establishes its Claim before a settlement has been negotiated. Should the Department fail to identify and establish a Claim prior to settlement due to the Contractor's untimely submission of notice of legal involvement where the Contractor has received such notice, the amount of the Department's actual loss of recovery shall be assessed against the Contractor. The Department's actual loss of recovery shall not include the attorney's fees or other costs, which would not have been retained by the Department.

                             iv. The Contractor has the sole and exclusive right to pursue, collect and retain all health-related insurance resources for a period of nine (9) months from the date of service or six (6) months after the date of payment, whichever is later. The Department's TPL Section may pursue, collect, and retain recoveries of all health-related insurance cases which are outstanding after the earlier of nine (9) months from the date of service or six (6) months after the date of payment. However, in those cases subject to this paragraph where payment is being pursued by the Contractor but, for whatever reason, has not been collected by the earlier of nine (9) months from the date of service or six (6) months after the date of payment, the Contractor shall notify the Department if action to recover has been initiated by the Contractor. In such cases, the Contractor shall retain exclusive responsibility for the cases while they are being actively pursued.

                             v. Should the Department lose recovery rights to any Claim due to late or untimely filing of a Claim with the liable third party, and the untimeliness in billing that specific Claim is directly related to untimely submission of encounter data or additional records under special request, or inappropriate denial of Claims for accidents or emergency care in casualty



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                                    related situations. The amount of the
                                    unrecoverable Claim shall be assessed
                                    against the Contractor.

                             vi. Encounter data that is not submitted to the Department in accordance with the data requirements and/or timeframes identified in this Agreement can possibly result in a loss of revenue to the Department. Strict compliance with these requirements and timeframes shall therefore be enforced by the Department and could result in the assessment of sanctions against the Contractor.

                             vii. As part of its authority under paragraph iv. above, the Contractor is responsible for pursuing, collecting, and retaining recoveries of health-related insurance resources where the liable party has improperly denied payment based upon either lack of a Medically Necessary determination or lack of coverage. The Contractor is encouraged to develop and implement cost-effective procedures to identify and pursue cases which are susceptible to collection through either legal action or traditional subrogation and collection procedures.

               11.    HEALTH INSURANCE PREMIUM PAYMENT (HIPP) PROGRAM

                      The HIPP Program pays for employment-related health insurance for MA Consumers when it is determined to be cost effective. The cost effectiveness determination involves the review of group health insurance benefits offered by employers to their employees to determine if the anticipated expenditures in MA payments are likely to be greater than the cost of paying the premiums under a group plan for those services.

                      The Department shall not purchase Medigap policies for equally eligible MA Consumers in the zone.

               12.    REQUESTS FOR ADDITIONAL DATA

                      The Contractor must provide, at the Department's request, such information not included in the encounter data submissions that may be necessary for the administration of TPL activity. The Contractor shall use its best efforts to provide this information within fifteen (15) calendar days of the Department's request. There are certain urgent requests involving cases for minors that require information within forty-eight (48) hours. Such information may




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                      include, but is not limited to, individual medical records for the express purpose of determining TPL for the services rendered. Confidentiality of the information shall be maintained as required by federal and state regulations.

               13.    ACCESSIBILITY TO TPL DATA

                      The Department shall provide the Contractor with access to data maintained on the TPL file.

               14.    DAMAGE LIABILITY

                      Liability for damages is identified in Section VII.D.10 of this Agreement, Third Party Liability, due to the large dollar value of many Claims which are potentially recoverable by the Department's TPL Section.

               15.    ESTATE RECOVERY

                      Section 1412 of the Public Welfare Code, 62 P.S. 1412, requires the Department to recover MA costs paid on behalf of certain deceased individuals. Individuals age fifty-five (55) and older who were receiving MA benefits for any of the following services are affected:

                      a.     Public or private Nursing Facility services;

                      b.     Residential care at home or in a community setting;
                             or

                      c. Any hospital care and prescription drug services provided while receiving Nursing Facility services or residential care at home or in a community setting.

                      The applicable MA costs are recovered from the assets of the individual's probate estate. The Department's TPL
                      Section is solely responsible for administering the Estate Recovery Program.

               16.    AUDITS

                      The Contractor is responsible to comply with audit requirements as specified in Exhibit WW of this Agreement, HealthChoices Audit Clause.

               17.    RESTITUTION



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                      The Contractor shall make full and prompt restitution to
                      the Department, as directed by the Department, for any payments received in excess of amounts due to the Contractor under this Agreement whether such overpayment is discovered by the Contractor, the Department, or other third party.

SECTION VIII:  REPORTING REQUIREMENTS

        A.     GENERAL

               The Contractor must comply with state and federal reporting requirements that are set forth in this section and throughout this Agreement.

        B.     SYSTEMS REPORTS

               The Contractor must submit electronic files and data as specified by the Department. To the extent possible, the Department shall provide reasonable advance notice of such reports. These reports include, but are not limited to, the following (Refer to Exhibit CC of this Agreement, Data Support for PH-MCOs):

               1.     ENCOUNTER DATA AND SUBCAPITATION DATA REPORTS

                      The Contractor must record for internal use and submit to the Department a separate record each time a Member has an encounter with a Provider. A service rendered under this Agreement is considered an encounter regardless of whether or not it has an associated Claim. Every record that is provided is considered to be an encounter and will require the Contractor to submit a separate encounter data record for each service received by a Member. The Provider's MAID number must be used when submitting required encounter data.

                      The Contractor must maintain appropriate systems and mechanisms to obtain all necessary data from its health care Providers to ensure its ability to comply with the encounter data reporting requirements. The failure of a health care Provider to provide the Contractor with necessary encounter data shall not excuse the Contractor's noncompliance with this requirement.

                      Effective on a date to be determined by the Department, the Contractor must submit separate subcapitation records for each advance payment made to a Contractor responsible for all or part of a Member's medical care. If the payment is a capitation payment, a separate record is required to report the amount paid on behalf of each Member. Prior to the effective date of this requirement, the



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                      Contractor must provide a periodic report with summary
                      information on subcapitation payments, consistent with the content, format and due date requirements specified by the Department.

                      The Contractor will be given a minimum of sixty (60) days notification of any new edits or changes that DPW intends to implement regarding encounter data.

                      a.     DATA FORMAT

                             The Contractor must submit encounter and subcapitation data electronically over POSNet using file transfer protocol (FTP). Subcapitation data reporting currently being submitted via paper reports will, at a future date, be required to be transmitted electronically.

                             Encounter data files must be provided in ASCII text format using the appropriate format for the five different record types.

                      a.     TIMING OF DATA SUBMITTAL

                             Claims must be submitted by Providers to the Contractor within one hundred eighty (180) days after the date of service. It is acceptable for the Contractor to include a requirement for more prompt submissions of Claims or encounter records in Provider Agreements. Claims adjudicated by a third party vendor must be provided to the Contractor by the end of the month following the month of adjudication.

                             An encounter must be submitted and found acceptable by the Department on or before the last calendar day of the third month after the encounter's Contractor payment/adjudication calendar month in which the Contractor paid/adjudicated the encounter. References to "accepted by the Department" refer to encounter records sent to DPW by the Contractor that have passed all Department edits; records that fail any Department edits are returned to the Contractor and must be corrected, resubmitted to the Department, and pass all edits before they are accepted by the Department.

                             One "initial" file and one "correction" file may be submitted each weekday. If a file is received at the DPW mainframe computer before 6 p.m. (Eastern
                             Time), it will be processed



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


                             that weekday. If a file is received at the DPW mainframe computer after 6 p.m. (Eastern Time), it will be processed on the next weekday. Files received at the DPW mainframe computer after 6 p.m. on Friday are not processed until the following Monday.

                             Acceptable subcapitation data must be submitted to the Department within thirty (30) days after the end of the month of the subcapitation payment data.

                      c.     DATA COMPLETENESS

                             The Contractor shall monitor the completeness and accuracy of the encounter data from all Providers and shall initiate corrective action, as necessary.

                      d.     FINANCIAL PENALTIES

                             The Contractor is required to provide complete, accurate, and timely encounter data to the Department, and to maintain complete medical service history data. The Department may withhold a portion of the monthly capitation payment as reimbursement for financial penalties assessed. Financial penalties shall be calculated monthly.

                             Assessment of financial penalties is based on the identification of penalty occurrences. Encounter Data Penalty occurrences/assessments of financial penalties are outlined in Exhibit XX of this Agreement, Encounter and Subcapitation Data Penalty Occurrences.

                      e.     DATA VALIDATION

                             The Contractor agrees to assist the Department in its validation of encounter data by making available medical records and a sample of its Claims data. The validation may be completed by Department staff and/or independent, external review organizations.

                      f.     SECONDARY RELEASE OF ENCOUNTER DATA

                             All encounter data recorded to document services rendered to MA Consumers under this Agreement are the property of the Department. Access to these data is provided to the Contractor and its agents for the sole purpose of operating the HealthChoices Program under this Agreement. The



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                             Contractor and its agents are prohibited from
                             releasing any data resulting from this Agreement to any third party without the advance written approval of the Department. This prohibition does not apply to internal quality improvement or disease management activities undertaken by the Contractor or its agents in the routine operation of a managed care plan.

               2.     FEDERALIZING GA DATA REPORTING

                      The Contractor shall be required to submit a properly formatted monthly file to the Department regarding payments applicable to state-only general assistance (GA) consumers. The file shall include data on hospital Claims paid by the Contractor during the reporting month. The files shall include data for three (3) types of hospital services that are paid on a capitated basis, as listed below:

                      -  Admissions to acute care hospitals

                      -  Admissions to rehabilitation hospitals

                      -  Outpatient hospital services, defined by the Department

                      The following types of information shall be included in each record on the file:

                      -  Contractor

                      -  Provider

                      -  Consumer

                      -  Claim

                      -  Additional data elements as required.

                      Failure to comply with this requirement shall result in a penalty equal to three (3) times the amount that applies to other reporting requirements.

                      Additional Federalizing GA Data Reporting requirements can be found in Exhibit CC of this Agreement, Data Support for PH-MCOs.

               3.     THIRD PARTY RESOURCE IDENTIFICATION



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                      Third party resources identified by the Contractor, which
                      do not appear on the Department's TPL database, must be supplied to the Department's TPL Section by the Contractor on a monthly basis. The method of reporting shall be electronic submission or hardcopy document, whichever is deemed most convenient and efficient by the Contractor for its individual use. For electronic submissions, the Contractor must follow the required report format, data elements, and tape specifications supplied by the Department. For hardcopy submissions, the Contractor must use an exact replica of the TPL resource referral form supplied by the Department.

        C.     OPERATIONS REPORTS

               The Contractor is required to submit such reports as specified by the Department to enable the Department to monitor the Contractor's internal operations and service delivery. These reports include, but are not limited to, the following:

               1.     CONTINUOUS QUALITY IMPROVEMENT

                      The Contractor agrees to provide the Department with uniform data on services, QM, UM and Member satisfaction/complaint data on a regular basis. All quality reports must be submitted according to specifications defined by the Department. The Contractor also agrees to cooperate with the Department in carrying out data validation steps.

               2.     FEDERAL WAIVER REPORTING REQUIREMENTS

                      As a condition of approval of the Waiver for the operation of HealthChoices in Pennsylvania, the Health Care Financing Administration has imposed specific reporting requirements related to the AIDS Home and Community Based Waiver and Special Needs population, particularly related to Special Needs services provided to children. The Contractor must provide the information necessary to meet these reporting requirements. To the extent possible, the Department will provide reasonable advance notice of such reports.

               3.     COMPLAINT, GRIEVANCE AND DPW FAIR HEARING DATA

                      The Contractor agrees to requirements governing the submission of Complaint, Grievance and DPW Fair Hearing process data found at Section VIII.C.3 of this Agreement, Complaint, Grievance and DPW Fair Hearing Data.




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


                      The Contractor agrees to submit a quarterly Complaint, Grievance and DPW Fair Hearing process report no later than forty-five (45) days from the end of the quarter that conforms to the Department's and DOH's specifications and includes at a minimum:

                      - Total informal Complaints and Member informal Complaint rate by medical nature of Complaint (quality of care, days to appointment, specialist referral, request for interpreter, denial of ER Claim, etc.); and by non-medical nature of Complaint (PH-MCO office staff, office waiting time, etc.).

                      - Total Grievances and Grievance rate using the indicators in the bullet above.

                      - Total Provider appeals by nature of Grievance (quality of care, denial of referral request, denial of Claim, lack of timely payment, etc.) and resolution.

                      The Contractor agrees to report its Provider appeal data and utilization management outcomes to the Department utilizing the standardized report form specified by the Department.

               4.     EPSDT REPORTS

                      The Contractor must submit EPSDT reports in the time and manner prescribed by the Department. The Contractor shall be responsible for maintaining appropriate systems and mechanisms to obtain all necessary encounter data from its health care Providers to ensure its ability to comply with the EPSDT reporting requirements. The failure of a health care Provider to provide the Contractor with necessary EPSDT encounter data shall not excuse the Contractor's compliance with this requirement.

                      The Contractor must submit reports providing all data regarding children in substitute care (e.g., the number of children enrolled in substitute care who have received comprehensive EPSDT screens, the number who have received blood level assessments, etc.).

               5.     HEALTHY BEGINNINGS PLUS REPORTING

                      The Contractor must report certain Healthy Beginnings Plus
                      (HBP) statistics to the Department. HBP reporting periods are January 1 through June 30, and July 1 through December
                      31. The Contractor must submit a semi-annual report to the Department within sixty (60) days from the end of the six-month service period. See Exhibit YY of this Agreement, MCO Obstetrical Reporting Form.




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


               6.     MEMBER HOTLINE ACTIVITIES REPORT

                      The Contractor's Member services function shall: provide reports/analyses of hotline activity in a format and frequency to be established by the Department.

               7.     FRAUD AND ABUSE

                      The Contractor must submit to the Department quarterly and annual statistical reports which relate to its Fraud and Abuse detection and sanctioning activities, as well as an annual update in the aggregate.

               8.     PROVIDER NETWORK

                      The Contractor must report the composition of its Provider Network to the Department and receive advance written approval from the Department prior to the end of the Readiness Review. Updates to the Provider file must be provided to the Department monthly. A list of Network composition requirements are found in Section V.S.1 of this Agreement, Network Composition. The file layout for the provider file can be found in the HealthChoices Proposers' Library.

               9.     PROVIDER DISPUTE RESOLUTION SYSTEM

                      The Contractor must submit to the Department copies of the completed Provider Dispute Resolution System Quarterly and Annual Reports relating to Provider specific disputes and resolutions.

               10.    REPORTS SUBMISSION SCHEDULE

                      Reports as defined by the Department must be submitted according to the following schedule unless the Department specifies a different due date:

                      QUARTERLY REPORTS:

                             Quarter Ending                      Report Due
                             March 31                            May 15
                             June 30                             August 15
                             September 30                        November 15
                             December 31                         February 15



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


                      ANNUAL REPORTS:

                             Annual Reports are to be submitted ninety (90) days after the end of the calendar year.

               11.    HEDIS INCLUDING CAHPS

                      The Contractor must submit annual reports based on the Medicaid HEDIS outcome measures, as outlined in the most current version of the Medicaid HEDIS applicable to the reporting year. See Exhibit M(4) of this Agreement, HEDIS. The Consumer Assessment of Health Plan Satisfaction (CAHPS) 2.0H surveys (Adult and Child) are part of the HEDIS required by the Department. Those HEDIS measures related to behavioral health issues are not the responsibility of the Contractor. In addition, the Contractor's voluntary population is not included in these reports since the HealthChoices Program does not encompass the voluntary plans.

               12.    SERB

                      The Contractor's Quarterly Utilization Report (or similar type document containing the same information) must be completed and submitted to the Contracting Officer and the Bureau of Contract Administration and Business Development within ten (10) business days at the end of each quarter the contract is in force. If there was no activity, the form must also be completed, stating "No activity in this quarter."

        D.     FINANCIAL REPORTS

               The Contractor agrees to submit such reports as specified by the Department to assist the Department in assessing the Contractor's financial viability and to ensure compliance with this Agreement.

               The Department shall distribute financial data reporting requirements to the Contractor. The Contractor will furnish all financial reports timely and accurately, with content in the format prescribed by the Department.

        E.     EQUITY

               Not later than May 25, August 25, and November 25 of each agreement year, the Contractor shall provide the Department with:

               - A copy of quarterly reports filed with DOI, for the quarter ending the last day of the second previous month.



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               -  A statement that its equity is in compliance with the equity requirements or is not in compliance with the equity requirements.

               - If equity is not in compliance with the equity requirements, the Contractor shall supply a report that provides an analysis of its fiscal health and steps that management plans to take, if any, to improve fiscal health.

               Not later than March 10 of each agreement year, the Contractor shall provide the Department with:

               -  A copy of unaudited annual reports filed with DOI.

               - A statement that its equity is in compliance with the equity requirements or is not in compliance with the equity requirements.

               - If equity is not in compliance with the equity requirements, the Contractor shall supply a report that provides an analysis of its fiscal health and steps that management plans to take, if any, to improve fiscal health.

        F.     CLAIMS PROCESSING REPORTS

               The Contractor shall provide the Department with monthly Claims processing reports with content and in a format specified by DPW. The reports are due on the fifth (5th) calendar day of the second subsequent month.

               Failure to submit a Claims processing report timely that is accurate and fully compliant with the reporting requirements shall result in the following penalties: $200 per day for the first ten (10) calendar days from the date that the report is due and $1,000 per day for each calendar day thereafter.

        G.     PRESENTATION OF FINDINGS

               The Contractor must obtain advance written approval from the Department before publishing or making formal public presentations of statistical or analytical material based on its HealthChoices membership.

        H.     REFERENCE INFORMATION

               The Department will make files available to the Contractor on a routine basis that allow the Contractor to effectively meet its obligation to provide services and record information consistent with this Agreement. See



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               Exhibit CC of this Agreement, Data Support for PH-MCOs, for information on the data files the Department will provide to the Contractor.

        I.     SANCTIONS

               1. The Department may impose sanctions for non-compliance with the requirements under this Agreement in addition to any penalties described in Exhibit D of this Agreement, Standard Contract Terms and Conditions for Services and in Exhibit E of this Agreement, DPW Addendum to Standard Contract Terms and Conditions. The sanctions which can be imposed shall depend on the nature and severity of the breach, which the Department, in its reasonable discretion, shall determine as follows:

                      a. Imposing civil monetary penalties of a minimum of $1,000.00 per day for non-compliance;

                      b. Requiring the submission of a corrective action plan;

                      c.     Limiting enrollment of new MA Consumers;

                      d.     Suspension of payments;

                      e. Temporary management subject to applicable federal or state law; and/or

                      f.     Termination of the Agreement.

               2. Where this Agreement provides for a specific sanction for a defined infraction, the Department may, at its discretion, apply the specific sanction provided for the non-compliance or apply any of the general sanctions set forth in Section VIII.I of this Agreement, Sanctions. Specific sanctions contained in this Agreement include the following:

                      a. Claims Processing: Sanctions related to Claims processing are provided in Section VIII.I of this Agreement, Sanctions.

                      b. Report or File, exclusive of Audit Reports: If the Contractor fails to provide any report or file that is specified by this Agreement by the applicable due date, or if the Contractor provides any report or file specified by this Agreement that does not meet established criteria, a subsequent payment to the Contractor may be reduced by the Department. The reduction shall equal the number of days that elapse between the due date and the day that the Department




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                            receives a report or file that meets established
                            criteria, multiplied by the average
                            Per-Member-Per-Month capitation rate that applies to the first month of the agreement year. If the Contractor provides a report or file on or before the due date, and if the Department notifies the Contractor after the 15th calendar day after the due date that the report or file does not meet established criteria, no reduction in payment shall apply to the sixteenth (16th) day after the due date through the date that the Department notifies the Contractor.

                      c. Federalizing GA Data Reporting: The penalty for failure to comply with the Federalizing GA Data Reporting requirement is defined in Section VIII.B.2 of this Agreement, Federalizing GA Data Reporting.

                      d. Encounter Data Reporting: The penalty for late reporting of encounter data is set forth in Section VIII.B of this Agreement, Systems Reports, and
                            Exhibit XX of this Agreement, Encounter and
                            Subcapitation Data Penalty Occurrences.

                      e. Marketing: The sanctions for engaging in unapproved marketing practices are set forth in Section V.F.3 of this Agreement, Contractor Outreach Activities.

                      f. Access Standard: The sanction for non-compliance with the access standard is set forth in Section V.S.14 of this Agreement, Compliance with Access Standards.

                      g. Subcontractor Prior Approval: The Contractor's failure to obtain advance written approval of a subcontract will result in the application a penalty of one (1) month's capitation rate for a categorically needy adult female TANF consumer for each day that the subcontractor was in effect without the Department's approval.

        J.     NON-DUPLICATION OF FINANCIAL PENALTIES

               If the Department assesses a financial penalty pursuant to one of the provisions of Section VIII.I of this Agreement, Sanctions, it shall not impose a financial sanction pursuant to Section VIII.I with respect to the same infraction.

SECTION IX:  REPRESENTATIONS AND WARRANTIES OF THE CONTRACTOR



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        A.     ACCURACY OF PROPOSAL

               The Contractor represents and warrants that the representations made to the Department in the Proposal are true and correct. The Contractor further represents and warrants that all of the information submitted to the Department in or with the Proposal is accurate and complete in all material respects. The Contractor agrees that such representations shall be continuing ones, and that it is the Contractor's obligation to notify the Department within ten (10) business days, of any material fact, event, or condition which arises or is discovered subsequent to the date of the Contractor's submission of the Proposal, which affects the truth, accuracy, or completeness of such representations.

        B.     DISCLOSURE OF INTERESTS

               The Contractor must disclose to the Department, in writing, the name of any person or entity having a direct or indirect ownership or control interest of five percent (5%) or more in the Contractor. The Contractor must inform the Department, in writing, of any change in or addition to the ownership or control of the Contractor. Such disclosure shall be made within thirty
               (30) days of any change or addition. The Contractor acknowledges and agrees that any failure to comply with this provision in any material respect, or making of any misrepresentation which would cause the Contractor's application to be precluded from participation in the MA Program, shall entitle the Department to recover all payments made to the Contractor subsequent to the date of the misrepresentation.

        C.     DISCLOSURE OF CHANGE IN CIRCUMSTANCES

               The Contractor agrees to report to the Department, as well as the Departments of Health and Insurance, within ten (10) business days of the Contractor's notice of same, any change in circumstances that may have a material adverse affect upon Contractor's or Contractor's parent(s)' financial or operational conditions. Such reporting shall be triggered by and include, by way of example and without limitation, the following events, any of which shall be presumed to be material and adverse:

               1.     Suspension or debarment of Contractor, Contractor's parent
                      (s), or any Affiliate or Related Party of either, by any state or the federal government;

               2. The Contractor may not knowingly have a person act as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor's equity who has been debarred from participating in procurement activities under federal regulations.



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               3.     Notice of suspension or debarment or notice of an intent
                      to suspend/debar issued by any state or the federal government to Contractor, Contractor's parent(s), or any Affiliate or Related Party of either; and

               4. Any new or previously undisclosed lawsuits or investigations by any federal or state agency involving Contractor, Contractor's parent(s), or any affiliate or related party of either, which would have a material impact upon the Contractor's financial condition or ability to perform under this Agreement.

        D.     SERB COMMITMENT

               Contractor's SERB commitment as set forth in Appendix 5 of this Agreement, Contractor SERB Commitment, is hereby incorporated as a contractual obligation during the term of this Agreement. The Contractor shall make every reasonable effort to utilize SERB services. The Contractor shall submit quarterly reports to the Department outlining SERB utilization.

               All contracts containing SERB participation must also include a provision requiring the Contractor to meet and maintain those commitments made to SERBs at the time of submittal or contract negotiation, unless a change in the commitment is approved by the contracting Commonwealth agency upon recommendation by the Bureau of Contract Administration and Business Development (BCABD). All contracts containing SERB participation must include a provision requiring SERB subcontractors and SERBs in a joint venture to incur at least fifty percent (50%) of the cost of the subcontract or SERB portion of the joint venture, not including materials.

               Commitments to Minority Business Enterprise (MBE) and Women's Business Enterprise (WBE) firms made at the time of bidding must be maintained throughout the term of the contract. Any proposed change must be submitted to BCABD which will make a recommendation as to a course of action to the contracting officer.

               If a contract is assigned to another contractor, the new contractor must maintain the SERB participation of the original contract.

SECTION X:  DURATION OF AGREEMENT AND RENEWAL

        A.     INITIAL TERM



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               This Agreement shall have an initial term of five (5) years and three (3) months, commencing on October 1, 2001, the "Initial Term", unless sooner terminated in accordance with Section XI of this Agreement, Termination and Default; provided that no court order, administrative decision, or action by any other instrumentality of the United States Government or the Commonwealth of Pennsylvania is outstanding which prevents commencement of this Agreement.

        B.     RENEWAL

               The Department shall have the option to renew this Agreement for an additional three (3) year period after the expiration of the Initial Term. The Department shall give written notice to the Contractor one hundred twenty (120) days prior to the expiration of the Initial Term as to whether it wishes to renew this Agreement. If the Department exercises its option to renew this Agreement, rate discussions shall commence promptly after notice of the same.

               Upon expiration of the Initial Term, the Agreement currently in effect will continue to be effective for a period of one hundred and twenty (120) days if the Contractor and the Department agree to a renewal term, but cannot reach resolution of renewal contract terms, or if the parties have not proceeded to terminate the Agreement in accordance with Section XI of this Agreement, Termination and Default.

SECTION XI:  TERMINATION AND DEFAULT

        A.     TERMINATION BY THE DEPARTMENT

               This Agreement may be terminated by the Department upon the happening of any of the following events and upon compliance with the notice provisions set forth below:

               1.     TERMINATION FOR CONVENIENCE UPON NOTICE

                      The Department may terminate this Agreement at any time for convenience upon giving one hundred twenty (120) days advance written notice to the Contractor. The effective date of the termination shall be the last day of the month in which the one hundred twentieth (120th) day falls.

               2.     TERMINATION FOR CAUSE

                      The Department may terminate this Agreement for cause upon forty-five (45) days written notice, which notice shall set forth the grounds for termination and, with the exception of termination under



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                      Section XI.A.2.b below, shall provide the Contractor with
                      forty-five (45) days in which to implement corrective action and cure the deficiency. If corrective action is not implemented to the satisfaction of the Department within the forty-five (45) day cure period, the termination shall be effective at the expiration of the forty-five (45) day cure period. "Cause" shall mean the following for the purposes of termination under this
                      Agreement:

                      a. The Contractor defaults in the performance of any material duties or obligations hereunder or is in material breach of any provision of this Agreement; or

                      b. The Contractor commits an act of theft or Fraud against the Department, any state agency, or the Federal Government; or

                      c. An adverse material change in circumstances as described in Section IX.C of this Agreement, Disclosure of Change in Circumstances.

               3.     TERMINATION DUE TO UNAVAILABILITY OF FUNDS/APPROVALS

                      The Department may terminate this Agreement immediately upon the happening of any of the following events:

                      a. Notification by the United States Department of Health and Human Services of the withdrawal of federal financial participation in all or part of the cost hereof for covered services/contracts; or

                      b. Notification that there shall be an unavailability of funds available for the HealthChoices Program; or

                      c. Notification that the federal approvals necessary to operate the HealthChoices Program shall not be retained; or

                      d. Notification by the Pennsylvania Insurance Department or Health Department that the authority under which the Contractor operates is subject to suspension or revocation proceedings or sanctions, has been suspended, limited, or curtailed to any extent, or has been revoked, or has expired and shall not be renewed.

        B.     TERMINATION BY THE CONTRACTOR



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               The Contractor may terminate this Agreement at any time upon giving one hundred twenty (120) days advance written notice to the Department. The effective date of the termination shall be the last day of the month in which the one hundred twentieth (120th)day falls.

        C.     RESPONSIBILITIES OF THE CONTRACTOR UPON TERMINATION

               1.     CONTINUING OBLIGATIONS

                      Termination or expiration of this Agreement shall not discharge the obligations of the Contractor with respect to services or items furnished prior to termination, including retention of records and verification of overpayments or underpayments. Termination or expiration shall not discharge the Department's payment obligations to the Contractor or the Contractor's payment obligations to its subcontractors.

               2.     NOTICE TO MEMBERS

                      In the event that this Agreement is terminated pursuant to Sections XIII.A or XIII.B above, or expires without a new contract in place, the Contractor shall notify all Members of such termination or such expiration at least forty-five
                      (45) days in advance of the effective date of termination, if practical. The Contractor shall be responsible for coordinating the continuation of care for Members who are undergoing treatment for an acute condition.

               3.     SUBMISSION OF INVOICES

                      Upon termination, the Contractor shall submit to the Department all outstanding invoices for allowable services rendered prior to the date of termination in the form stipulated by the Department. Such invoices shall be submitted promptly but in no event later than forty-five
                      (45) days from the effective date of termination. Invoices submitted later than forty-five (45) days from the effective date of termination shall not be payable.

               4.     FAILURE TO PERFORM

                      If the Department terminates a contract due to failure to perform, the Department may add that PH-MCO's responsibility to the responsibilities of one (1) or more different PH-MCOs who are also operating within the context of the HealthChoices Program in the zone, subject to consent by the PH-MCO which would gain that responsibility. The Department will develop a transition plan should




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                      it choose to terminate or not extend a contract with one
                      (1) or more PH-MCOs operating the HealthChoices Program in the zone.

                      During the final quarter of this Agreement, the Contractor will work cooperatively with, and supply program information to, any subsequent contractors. Both the program information and the working relationship among the PH-MCOs will be defined by the Department.

                      Upon termination or expiration of this Agreement, the Contractor must:

                      a. Provide the Department with all information deemed necessary by the Department within thirty (30) days of the request;

                      b. Be financially responsible for MA Claims with dates of service through the day of termination, except as provided in c. below, including those submitted within established time limits after the day of termination;

                      c. Be financially responsible for hospitalized patients through the date of discharge or thirty-one (31) days after termination or expiration of this Agreement, whichever is earlier;

                      d. Be financially responsible for services rendered through 11:59 p.m. on the day of termination, except as provided in c. above, for which payment is denied by the Contractor and subsequently approved upon appeal by the Provider;

                      e. Be financially responsible for MA Consumer appeals of adverse decisions rendered by the Contractor concerning treatment of services requested prior to termination which are subsequently overturned at a DPW Fair Hearing or Grievance proceeding; and

                      f. Arrange for the orderly transfer of patient care and patient records to those Providers who will be assuming care for the Member. For those Members in a course of treatment for which a change of providers could be harmful, the Contractor must continue to provide services on a FFS basis until that treatment is concluded or appropriate transfer of care can be arranged.

        D.     TRANSITION AT EXPIRATION AND/OR TERMINATION OF AGREEMENT




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               A transition period shall begin prior to the last day the
               Contractor awarded this Agreement is responsible for operating under this Agreement, if no new contract is in place. During the transition period, the Contractor shall work cooperatively with any subsequent contractor and the Department. Both the program information and the working relationship between the two contractors shall be defined by the Department. The length of the transition period shall be no less than three (3) months and no more than six (6) months in duration.

               All costs relating to the transfer of materials and responsibilities will be paid by the Contractor as a normal part of doing business with the Department.

               The Contractor shall be responsible for the provision of necessary information to the new contractor and/or the Department during the transition period to ensure a smooth transition of responsibility. The Department shall define the information required during this period and time frames for submission, and may solicit input from the PH-MCOs involved.

SECTION XII:  RECORDS

        A.     FINANCIAL RECORDS RETENTION

               1. The Contractor shall maintain and shall cause its subcontractors to maintain all books, records, and other evidence pertaining to revenues, expenditures, and other financial activity pursuant to this Agreement in accordance with the standards and procedures specified in
                      Section V.O.5 of this Agreement, Records Retention.

               2. The Contractor agrees to submit to the Department or to the Secretary of Health and Human Services or their designees, within thirty-five (35) days of a request, information related to the Contractor's business transactions which are related to the provision of services for the HealthChoices Program pursuant to this Agreement which shall include full and complete information regarding:

                      a. The Contractor's ownership of any subcontractor with whom the Contractor has had business transactions totaling more than $25,000 during the twelve (12) month period ending on the date of the request; and

                      b. Any significant business transactions between the Contractor and any wholly-owned supplier or between the



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                            Contractor and any subcontractor during the five (5)
                            year period ending on the date of the request.

               3. The Contractor agrees to include the requirements set forth in Section XIII in this Agreement, Subcontractual Relationships, in all contracts it enters with subcontractors under the HealthChoices Program, and to ensure that all persons and/or entities with whom it so contracts agree to comply with said provisions.

        B.     OPERATIONAL DATA REPORTS

               The Contractor shall maintain and shall cause its subcontractors to maintain all source records for data reports in accordance with the procedures specified in Section V.O.5 of this Agreement, Records Retention.

        C.     MEDICAL RECORDS RETENTION

               The Contractor shall maintain and shall cause its subcontractors to maintain all medical records in accordance with the procedures outlined in Section V.O.5 of this Agreement, Records Retention.

               The Contractor must provide MA Consumers medical records to the Department or its contractor(s) within fifteen (15) business days of the Department's request.

        D.     REVIEW OF RECORDS

               1. The Contractor shall make all records relating to the HealthChoices Program, including but not limited to, the records referenced in this Section, available for audit, review, or evaluation by the Department, or federal agencies. Such records shall be made available on site at the Contractor's chosen location, subject to the Department's approval, during normal business hours or through the mail. The Department shall, to the extent required by law, maintain as confidential any confidential information provided by the Contractor.

               2. In the event that the Department, or federal agencies request access to records after the expiration or termination of this Agreement or at such time that the records no longer are required by the terms of this Agreement to be maintained at the Contractor's location, but in any case, before the expiration of the period for which the Contractor is required to retain such records, the Contractor, at its own expense, shall send copies of the requested



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                      records to the requesting entity within thirty (30) days
                      of such request.

SECTION XIII:  SUBCONTRACTUAL RELATIONSHIPS

        A.     COMPLIANCE WITH PROGRAM STANDARDS

               As part of its contracting or subcontracting, with the exception of Provider Agreements which are outlined in Section V.S.2 of this Agreement, Provider Agreements, the Contractor agrees that it shall comply with the procedures set forth in Section V.O.3 of this Agreement, Contracts and Subcontracts.

               The written information that must be provided to the Department prior to the awarding of any contract or Subcontract must provide disclosure of ownership interests of five percent (5%) or more in any entity or subcontractor.

               All contracts and Subcontracts must be in writing and must contain all items set forth in this Agreement and Exhibit AAA, Internal Operations Contract Monitoring Guidelines.

               The Contractor shall require its subcontractors to provide written notification of a denial, partial approval, reduction, or termination of service or coverage, or a change in the level of care, using the standard form notice outlined in Exhibit M(1) of this Agreement, Quality Management and Utilization Management Program Requirements.

               In addition, all contracts or Subcontracts that cover the provision of medical services to the Contractor's Members must include the following provisions:

               1. A requirement for cooperation for the submission of all encounter data for all services provided within the timeframes required in Section VIII of this Agreement, Reporting Requirements, no matter whether reimbursement for these services is made by the Contractor either directly or indirectly through capitation.

               2. Language which ensures compliance with all applicable federal and state laws.

               3. Language which prohibits gag clauses which would limit the subcontractor from disclosure of Medically Necessary or appropriate health care information or alternative therapies to Members, other health care professionals, or to the Department.



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


               4. A requirement that ensures that the Department has ready access to any and all documents and records of transactions pertaining to the provision of services to MA Consumers.

               5.     The definition of Medically Necessary as outlined in
                      Section II of this Agreement, Definitions and Acronyms.

               6. The Contractor must ensure, if applicable, that its Subcontracts adhere to the standards for Network composition and adequacy.

               7. Should the Contractor use a subcontracted utilization review entity, the Contractor must ensure that its subcontractors process each request for benefits in accordance with Section V.B.1 of this Agreement, General Prior Authorization Requirements.

               8. Should the Contractor subcontract with an entity to provide any information systems services, the Subcontract must include provisions for a transition plan in the event that the Contractor terminates the Subcontract or enters into a Subcontract with a different entity. This transition plan must include information on how the data shall be converted and made available to the new subcontractor. The data must include all historical Claims and service data.

               The Contractor must make all necessary revisions to its contracts and Subcontracts to be in compliance with the requirements set forth in Section XIII.A of this Agreement, Compliance with Program Standards. Revisions may be completed as contracts and Subcontracts become due for renewal provided that all contracts and Subcontracts are amended within one (1) year of execution of this Agreement with the exception of the encounter data requirements, which must be amended immediately, if necessary, to ensure that all subcontractors are submitting encounter data to the Contractor within the timeframes specified in Section VIII.B of this Agreement, Systems Reports.

        B.     CONSISTENCY WITH POLICY STATEMENTS

               The Contractor agrees that its agreements with all Providers shall be consistent, as may be applicable, with the policy statements governing HMO Contracting with Integrated Delivery Systems issued by the Pennsylvania Department of Health on April 6, 1996 and those issued by the Pennsylvania Department of Insurance on April 6, 1996. (26 Pa. Bulletin 1629, et seq. [04/06/96]).

SECTION XIV:  CONFIDENTIALITY



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        A.     The Contractor shall comply with all applicable federal and state laws regarding the confidentiality of medical records. The Contractor shall also cause each of its subcontractors to comply with all applicable federal and state laws regarding the confidentiality of medical records. The Contractor shall comply with Exhibit M(1) of this Agreement, Quality Management and Utilization Management Program Requirements, regarding maintaining confidentiality of data. The federal and state laws with regard to confidentiality of medical records include, but are not limited to: Mental Health Procedures Act, 50 P.S. 7101 et seq.; Confidentiality of HIV-Related Information Act, 35 P.S. 7601 et seq.; and the Pennsylvania Drug and Alcohol Abuse
               Contract Act, 71 P.S. 1690.101 et seq., 42 U.S.C. 1396a(a)(7);
               62 P.S. 404(a); 55 Pa. Code 105.1 et seq.; and 42 C.F.R.
               431.300.

        B. The Contractor shall be liable for any state or federal fines, financial penalties, or damages levied upon the Department for a breach of confidentiality due to the negligent or intentional conduct of the Contractor in relation to the Contractor's systems, staff, or other area of responsibility.

        C. The Contractor agrees to return all data and material obtained in connection with this Agreement and the implementation thereof, including confidential data and material, at the Department's request. No material can be used by the Contractor for any purpose after the expiration or termination of this Agreement. The Contractor also agrees to transfer all such information to a subsequent contractor at the direction of the Department.

        D. The Contractor considers its financial reports and information, marketing plans, provider rates, trade secrets, information or materials relating to the Contractor's software, databases or technology, and information or materials licensed from, or otherwise subject to contractual nondisclosure rights of third parties, which would be harmful to the Contractor's competitive position to be confidential information. This information shall not be disclosed by the Department to other parties except as required by law or except as may be determined by the Department to be related to the administration and operation of the HealthChoices Program. The Department will notify the Contractor when it determines that disclosure of information is necessary for the administration of the HC Program. The Contractor will be given the opportunity to respond to such a determination prior to the disclosure of the information.

        E. The Contractor is entitled to receive all information relating to the health status of its Members in accordance with applicable confidentiality laws.

SECTION XV:  INDEMNIFICATION AND INSURANCE



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        A.     INDEMNIFICATION

               1. The Contractor shall indemnify and hold the Department and the Commonwealth of Pennsylvania, their respective employees, agents, and representatives free and harmless against any and all liabilities, losses, settlements, Claims, demands, and expenses of any kind (including, but not limited to, attorneys' fees) which may result or arise out of any dispute of any kind by and between the Contractor and its subcontractors with Members, agents, clients, or any defamation, malpractice, fraud, negligence, or intentional misconduct caused or alleged to have been caused by the Contractor or its agents, subcontractors, employees, or representatives in the performance or omission of any act or responsibility assumed by the Contractor pursuant to this Agreement.

               2. The Contractor shall indemnify and hold harmless the Department and the Commonwealth of Pennsylvania from any audit disallowance imposed by the federal government resulting from the Contractor's failure to follow state or federal rules, regulations, or procedures unless prior authorization was given by the Department. The Department shall provide timely notice of any disallowance to the Contractor and allow the Contractor an opportunity to participate in the disallowance appeal process and any subsequent judicial review to the extent permitted by law. Any payment required under this provision shall be due from the Contractor upon notice from the Department. The indemnification provision hereunder shall not extend to disallowances which result from a determination by the federal government that the terms of this Agreement are not in accordance with federal law. The obligations under this paragraph shall survive any termination or cancellation of this Agreement.

        B.     INSURANCE

               The Contractor shall maintain for itself, each of its employees, agents, and representatives, general liability and all other types of insurance in such amounts as reasonably required by the Department and all applicable laws. In addition, the Contractor shall require that each of the health care professionals with which the Contractor contracts maintains professional malpractice and all other types of insurance in such amounts as required by all applicable laws. The Contractor shall provide to the Department, upon the Department's request, certificates evidencing such insurance coverage.

SECTION XVI:  DISPUTES


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        A.     In the event that a dispute arises between the parties relating to any matter regarding this Agreement, the Contractor shall send written notice of an initial level dispute to the Contracting Officer for this Agreement, who shall make a determination in writing of his/her interpretation and shall send the same to the Contractor within thirty (30) days of the Contractor's written request for same. That interpretation shall be final, conclusive, and binding on the Contractor, and unreviewable in all respects unless the Contractor within twenty
               (20) days of its receipt of said interpretation, delivers a written appeal to the Secretary of Public Welfare. Unless the Contractor consents to extend the time for disposition by the Secretary, the decision of the Secretary shall be released within thirty (30) days of the Contractor's written appeal and shall be final, conclusive, and binding, and the Contractor shall thereafter with good faith and diligence, render such performance in compliance with the Secretary's determination; subject to the provisions of Section XVIII.B below. Notice of initial level dispute shall be sent to:

                                    Ms. Christine M. Bowser
                                    Director, Bureau of Managed Care Operations
                                    P.O. Box 2675
                                    Harrisburg, Pennsylvania 17105-2675

        B. All Claims against the Department relating to any matter regarding this Agreement may be filed by the Contractor in the Board of Claims pursuant to 72 P.S. 4651-1 et seq., but only after first complying with Section XVI.A above. Resolution of disputes under this provision must occur prior to any final payment of a disputed amount to the Contractor.

SECTION XVII:  FORCE MAJEURE

               In the event of a major disaster or epidemic as declared by the Governor of the Commonwealth of Pennsylvania or an act of any military or civil authority, outage of communications, power, or other utility, the Contractor shall cause its employees and all Providers to render all services provided for in the RFP and herein as is practical within the limits of Providers' facilities and available staff. The Contractor, however, shall not be liable nor deemed to be in default for any Provider's failure to provide services or for any delay in the provision of services when such a failure or delay is the direct or proximate result of the depletion of staff or facilities by the major disaster or epidemic, or act of any military or civil authority, outage of communications, power, or other utility; provided, however, in the event that the provision of services is substantially interrupted, the Department shall have the right to terminate this Agreement upon ten (10) days written notice to the Contractor.


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SECTION XVIII:  GENERAL

        A.     SUSPENSION FROM OTHER PROGRAMS

               In the event that the Contractor learns that a Health Care Professional with whom the Contractor contracts is suspended or terminated from participation in the MA Program of another state or from the Medicare Program, the Contractor shall promptly notify the Department, in writing, of such suspension or termination.

               No payment shall be made to any Health Care Professional for any services rendered by a health care practitioner during the period the Contractor knew, or should have known, such practitioner was suspended or terminated from the Medical Assistance Program of this or another state, or the Medicare Program.

        B.     RIGHTS OF THE DEPARTMENT AND THE CONTRACTOR

               The rights and remedies of the Department provided herein shall not be exclusive and are in addition to any rights and remedies provided by law.

               Except as otherwise stated in Section XVI of this Agreement, Disputes, the rights and remedies of the Contractor provided herein shall not be exclusive and are in addition to any rights and remedies provided by law.

        C.     WAIVER

               No waiver by either party of a breach or default of this Agreement shall be considered as a waiver of any other or subsequent breach or default.

        D.     INVALID PROVISIONS

               Any provision of this Agreement which is in violation of any state or federal law or regulation shall be deemed amended to conform with such law or regulation, pursuant to the terms of this Agreement, except that if such change would materially and substantially alter the obligations of the parties under this Agreement, any such provision shall be renegotiated by the parties. The invalidity or unenforceability of any terms or provisions hereof shall in no way affect the validity or enforceability of any other terms or provisions hereof.

        E.     GOVERNING LAW

               This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.




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     F.     EXPANSION OF THE ZONE

               The Department reserves the right to expand the required geographic coverage area of the zone to include additional counties under this Agreement. Expansion of the zone will be solely at the discretion of the Department.

        G.     NOTICE

               Any notice, request, demand, or other communication required or permitted hereunder, with the exception of initial level disputes submitted to the Contracting Officer pursuant to Section XVI of this Agreement, Disputes, shall be given in writing by certified mail, communication charges prepaid, to the party to be notified. All communications shall be deemed given and received upon delivery or attempted delivery to the address specified herein, as from time to time amended. The addresses for the parties for the purposes of such communication are:

               To the Department:

                      Department of Public Welfare
                      Office of Medical Assistance Programs
                      Director, Bureau of Managed Care Operations
                      Box 2675
                      Harrisburg State Hospital
                      Harrisburg, Pennsylvania 17110

               With a Copy to:

                      Department of Public Welfare
                      Office of Legal Counsel
                      3rd Floor West,  Health and Welfare Building
                      Forster and 7th Street
                      Harrisburg, Pennsylvania 17120
                      Attention: Chief Counsel

               To the Contractor - See Appendix 4 of this Agreement, Contractor Information, for name and address.

        H.     COUNTERPARTS

               This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, and all of which, when taken together shall constitute but one and the same instrument.





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        I.     HEADINGS

               The section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Agreement.

        J.     ASSIGNMENT

               Neither this Agreement nor any of the parties' rights hereunder shall be assignable by either party hereto without the advance written approval of the other party hereto, which approval shall not be unreasonably withheld.

        K.     NO THIRD PARTY BENEFICIARIES

               This Agreement does not, nor is it intended to, create any rights, benefits, or interest to any third party, person, or organization.

        L.     NEWS RELEASES

               News releases pertaining to the HealthChoices Program may not be made without advance written approval by the Department, and then only in conjunction with the Issuing Office.

        M.     ENTIRE AGREEMENT: MODIFICATION

               This Agreement constitutes the entire understanding of the parties hereto and supersedes any and all written or oral agreements, representations, or understandings. No modifications, discharges, amendments, or alterations shall be effective unless evidenced by an instrument in writing signed by both parties. Furthermore, neither this Agreement nor any modifications, discharges, amendments or alterations thereof shall be considered executed by or binding upon the Department or the Commonwealth of Pennsylvania unless and until signed by a duly authorized officer of the Department or Commonwealth of Pennsylvania.





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